As filed with the Securities and Exchange Commission on January 17, 2025

Registration No. XXX3-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

____________________

IRON HORSE ACQUISITIONS CORP. II
(Exact name of registrant as specified in its charter)

____________________

Delaware	6770	33-2152065
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Iron Horse Acquisitions Corp. II
851 Broken Sound Parkway Nw Boca Raton, FL 33487
Telephone: (310) 290-5383
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

____________________

Jose Antonio Bengochea, Chief Executive Officer
851 Broken Sound Parkway Nw Boca Raton, FL 33487
Telephone: (310) 290-5383
(Name, address, including zip code, and telephone number, including area code, of agent for service)

____________________

Copies to:

Mitchell S. Nussbaum, Esq. Alex Weniger-Araujo, Esq. Loeb & Loeb LLP 345 Park Avenue New York NY 10154 (212) 407-4000	Joseph Lucosky, Esq. Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Woodbridge, NJ 08830 (732) 395-4400

____________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED JANUARY 17, 2025

PRELIMINARY PROSPECTUS

$250,000,000

Iron Horse Acquisitions Corp. II

25,000,000 Units

Iron Horse Acquisitions Corp. II (the “Company”) is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities, which we refer to as a “target business.” Our efforts to identify a prospective target business will not be limited to a particular industry or geographic region although we intend to initially focus on target companies within the media and entertainment industry with a primary focus on the United States, and in particular on identifying attractive targets among content studios and film production, family entertainment, animation, music, gaming, e-sports, talent management, and talent-facing brands and businesses. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. If we are unable to consummate an initial business combination within 24 months from the closing of this offering, we will redeem 100% of the public shares for a pro rata portion of the trust account, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us for our tax obligations, except not trust funds will be used to pay excise taxes (less up to $100,000 for our liquidation expenses), divided by the number of then outstanding public shares, subject to applicable law and as further described herein.

This is an initial public offering of our securities. We are offering 25,000,000 units. Each unit that we are offering has a price of $10.00 and consists of one share of common stock, $0.0001 par value per share (the “common stock”), one half warrant and one right. Each right entitles the holder thereof to receive one-eighth of a share of common stock upon the consummation of an initial business combination, as described in more detail in this prospectus. No fractional shares will be issued upon conversion of the rights. As a result, you must have eight rights to receive one share of common stock at the closing of the initial business combination. Each full warrant entitles the holder to purchase one share of common stock at a price of $11.50 per share.

Each full Warrant shall entitle the holder thereof to purchase up to one share of the common stock at a price of $11.50 per share of Common Stock, commencing on the later of: (i) one (1) year after the date that the registration statement for the Offering (the “Registration Statement”) is declared effective by the SEC (the “Effective Date”) and (ii) the consummation by the Company of a Business Combination (as defined below), and terminating on the five-year anniversary of the completion of the Business Combination. We have granted the underwriters a 45-day option to purchase up to an additional 3,750,000 units to cover over-allotments, if any.

The Company will deposit $250,000,000 (or $287,500,000 if the over-allotment option is exercised in full) or $10.00 per unit sold to the public in this offering, in a U.S.-based trust account with Continental Stock Transfer & Trust Company acting as trustee pursuant to an agreement to be signed on the date of this prospectus. This amount will come from the net proceeds of this offering and the proceeds we will receive from the sale of the private warrants. Prior to the Company consummating a business combination transaction or the Company liquidating, the Company shall be authorized to use up to 10% of the interest earned on the funds held in the trust account to pay for the Company’s operational expenses.

Our sponsor, Bengochea SPAC Sponsors II LLC (“Sponsor”) and others, have committed that it and/or its designees will purchase from us an aggregate of 4,580,000 warrants or “private warrants” (or 4,805,000 if the over-allotment option is exercised in full), at $1.00 per warrant for a total purchase price of $4,580,000 in a private placement that will occur simultaneously with the consummation of this offering. It has also agreed that if the over-allotment option is exercised by the underwriters in full or in part, it and/or its designees will purchase from us additional private warrants on a pro rata basis (up to a maximum of an additional 225,000 private warrants or 4,805,000 private warrants) at a price of $1.00 per private warrant or $225,000 (or $4,805,000 if the over-allotment option is exercised in full) so that at least $10.00 per share sold to the public in this offering is held in trust. Of these 4,580,000 private warrants (or 4,805,000 if the over-allotment option is exercised in full), the Sponsor shall purchase [*] and [*] shall purchase [_________] warrants. These private warrants will be purchased in a private placement that will occur simultaneously with the purchase of units at the time of the IPO, and the additional 225,000 private warrants at the time of the exercise of the over-allotment option. The private warrants are identical to the warrants included in the units sold in this offering.

Of the 4,580,000 private warrants purchased by the Sponsor (or 4,805,000 private warrants if underwriters’ over-allotment option is exercised in full), the non-managing sponsor investors shall be allocated through their membership interests in the sponsor [*] private warrants, which would result in them owning *% of the private warrants, with our officers and directors owning the remainder. [*] institutional investors (none of which are affiliated with any member of our management, our sponsor or any other investor), which we refer to as the “non-managing sponsor investors” throughout this prospectus, have expressed an interest to indirectly purchase, through the purchase of non-managing sponsor membership interests, an aggregate of [**] private warrants at a price of $1.00 per warrant ($[**] in the aggregate) in the private placement that will close simultaneously with the closing of this offering. Subject to each non-managing sponsor investor purchasing, through the sponsor, the private warrants allocated to it in connection with the closing of this offering, the sponsor will issue membership interests at a nominal purchase price to the non-managing sponsor investors reflecting interests in an aggregate of [***] founder shares held by the sponsor. As a result, the number of private warrants purchased by the non-managing sponsor investors through the sponsor, if any, will proportionally reduce the number of private warrants that would otherwise be purchased by the managing member of the sponsor through the sponsor.

The non-managing sponsor investors have expressed to us an interest in purchasing up to an aggregate of approximately _________________ units in this offering at the offering price (assuming the exercise in full of the underwriter’s over-allotment option). These non-managing sponsor investors could have the potential to realize enhanced economic returns from their investment as compared to other investors purchasing units in the offering to the extent they have purchased founder shares, which they purchased at a price of $0.002 per share (described more fully below). None of the non-managing sponsor investors has expressed to us an interest in purchasing more than 9.9% of the units to be sold in this offering. There can be no assurance that the non-managing sponsor investors will acquire any units, either directly or indirectly, in this offering, or as to the amount of the units the non-managing sponsor investors will retain, if any, prior to or upon the consummation of our initial business combination. Because these expressions of interest are not binding agreements or commitments to purchase, non-managing sponsor investors may determine to purchase a different number of units in this offering, or none at all. In addition, the underwriter has full discretion to allocate the units to investors and may determine to sell a different number of units to the non-managing sponsor investors, including above 9.9% or none at all. See Risk Factor “Potential participation in this offering by our non-managing sponsor investors could reduce the public float for our securities. [In addition, if we don’t have at least 300/400 round lot investors, such limited number of public investors could impact our listing eligibility to meet the initial listing requirements for Nasdaq Capital Markets. See Risk Factor “Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions”.]

[If the sponsor non-managing members purchase all of the units for which they have expressed to us an interest in purchasing or otherwise hold a substantial number of our units, then the sponsor non-managing members will potentially have different interests than our other public shareholders in approving our initial business combination and otherwise exercising their rights as public shareholders because of their indirect ownership of founder shares and private placement units as further discussed in this prospectus. For a discussion of certain additional arrangements with the non-managing sponsor investors, see “Summary — The Offering — Expressions of Interest.” [In the event that the non-managing sponsor investors purchase such units (either in this offering or after) and vote them in favor of our initial business combination, no affirmative votes from other public shareholders would be required to approve our initial business combination. However, because the non-managing sponsor investors are not obligated to continue owning any public shares following the closing and are not obligated to vote any public shares in favor of our initial business combination, we cannot assure you that any of these non-managing sponsor investors will be public shareholders at the time our shareholders vote on our initial business combination, and, if they are public shareholders, we cannot assure you as to how such non-managing sponsor investors will vote on any business combination.]

The interests of the members of the sponsor are denominated in two classes of membership interest units: (i) class A membership units representing interests in the founder shares and (ii) class B membership units that will represent an interest in the private warrants. All members of the sponsor, including the managing member of the sponsor, and any sponsor non-managing member that may join the sponsor concurrently with this offering will hold both classes of membership units representing their proportional interest in the founder shares and private warrants, respectively. Pursuant to an agreement of all members of the sponsor, the management and control of the sponsor is vested exclusively with the managing member, without any voting, veto, consent or other participation rights by any non-managing members regardless of their unit ownership. All matters submitted to a vote by the managing member will require the affirmative vote of the class A membership units held only by the managing member, without regard to any membership interests held by any non-managing members. As a result, sponsor non-managing members will have no right to control the sponsor, or participate in any decision regarding the disposal of any security held by the sponsor, or otherwise.

The underwriter will receive the same upfront discounts and commissions and deferred underwriting commissions on units purchased by the non-managing sponsor investors, if any, as it will on the other units sold to the public in this offering. In addition, none of the non-managing sponsor investors has any obligation to vote any of their public shares in favor of our initial business combination. For a discussion of certain additional arrangements with the non-managing sponsor investors, see “Summary — The Offering — Expressions of Interest.”

Our sponsor currently owns an aggregate of 12,321,429 shares of common stock (which were purchased for an aggregate purchase price of $25,000 (or approximately $0.002 per share), up to 1,607,143 of which will be surrendered to us for no consideration after the closing of this offering depending on the extent to which the underwriters’ over-allotment option is exercised, of which 2,800,000 will be allocated to anchor investors. The nominal purchase price paid by our sponsor for the founder shares may significantly dilute the implied value of your public shares in the event we consummate an initial business combination, and our sponsor is likely to make a substantial profit on its investment in us in the event we consummate an initial business combination, even if the business combination causes the trading price of our ordinary shares to decline materially. See the section titled “Dilution” on page 57 for more information. See Risk Factor — “Our initial shareholders paid an aggregate of $25,000, or approximately $0.002 per founder share and, accordingly, you will experience immediate and substantial dilution from the purchase of our Class A ordinary shares” and “The nominal purchase price paid by our sponsor for the founder shares may result in significant dilution to the implied value of your public shares upon the consummation of our initial business combination, and our sponsor is likely to make a substantial profit on its investment in us in the event we consummate an initial business combination, even if the business combination causes the trading price of our ordinary shares to materially decline”.

The following table illustrates our net tangible book value per share at the specified redemption levels:

As of November 30, 2024
Offering Price of $10.00	25% of Maximum Redemption		50% of Maximum Redemption		75% of Maximum Redemption		Maximum Redemption
NTBV	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price
Assuming Full Exercise of Over-Allotment Option
$6.49	5.81	3.08	4.82	4.07	3.21	5.68	0.14	8.75
Assuming No Exercise of Over-Allotment Option
$6.49	5.81	3.08	4.82	4.07	3.21	5.68	0.14	8.75

See the Section entitled “Dilution” of this prospectus for additional information.

Members of our management team will directly or indirectly own our shares of common stock, or other instruments, such as units, shares or rights, linked to our shares of common stock, following this offering and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination. Additionally, each of our officers and directors presently has, and any of them in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities. Similarly, the non-managing sponsor investors presently have, and any of them in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities that may pose potential conflicts of interest with such non-managing sponsor investors in approving the business combination, which also may impact their decisions in otherwise exercising their rights as public shareholders because of their indirect ownership of founder shares and private placement units. See “Summary — The Offering — Conflicts of interest”, “Management — Conflicts of Interest”, “Proposed Business — Sourcing of Potential Business Combination Targets” and “Management — Conflicts of Interest”.

Commencing on the date on which our securities are listed on Nasdaq, we will pay our sponsor an aggregate of $50,000 per month to our sponsor to cover, among other things, costs of office space and shared personnel support, certain PR, administrative, support and other services, and potential compensation payable to officers of, and consultants to, the sponsor (including, but not limited to, individuals who are officers of both our sponsor and the Company, such as up to $45,000 per month to our Chief Executive Officer) for assistance with our search for a target business. Upon consummation of this offering, we will repay up to $300,000 in loans made to us by our sponsor to cover offering-related and organizational expenses. In the event that following this offering we obtain working capital loans from our sponsor to finance transaction costs related to our initial business combination, up to $300,000 of such loans may be convertible into private placement units of the post-business combination entity at a price of $1.00 per private warrant at the option of our sponsor which may have a dilutive effect on, and could reduce the value of the shares of common stock. Because our sponsor and any non-managing sponsor investors acquired the founder shares at a nominal price, our public shareholders will incur immediate and substantial dilution upon the closing of this offering. We will also reimburse our sponsor, directors or officers, or our or any of their respective affiliates for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination. See “Prospectus Summary — Our Sponsor” for more information.

We have until the date that is 24 months from the closing of this offering or until such earlier liquidation date as our board of directors may approve, to consummate our initial business combination.

There is presently no public market for our units, shares of common stock, warrants or rights.

We have applied to have our units listed on the Nasdaq Global Market, or NASDAQ, under the symbol “______” on or promptly after the date of this prospectus. The common stock, warrants and rights comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless D. Boral Capital, LLC, the representative of the underwriters, informs us of its decision to allow earlier separate trading, subject to our filing a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. We cannot guarantee that our securities will be approved for listing. Once the securities comprising the units begin separate trading, the common stock, warrants and rights will be traded on NASDAQ under the symbols “______,” “_____W,” and “______R,” respectively.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act and will therefore be subject to reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 29 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price	$10.00	$250,000,000
Underwriting discounts and commissions(1)	$0.06	$1,500,000
Proceeds, before expenses, to us	$9.94	$248,500,000

____________

(1)      Includes $0.06 per unit, or $1,500,000 (or $1,725,000 if the over-allotment option is exercised in full) in the aggregate payable to D. Boral Capital.

Upon consummation of the offering, $10.00 per unit sold to the public in this offering (whether or not the underwriters’ over-allotment option has been exercised in full or in part) will be deposited into a U.S.-based trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee. Except as described in this prospectus, these funds will not be released to us until the earlier of the completion of a business combination and our redemption of our public shares.

The underwriters are offering the units on a firm commitment basis. The underwriters expect to deliver the units to purchasers on or about            , 2025, subject to customary closing conditions.

Book-Running Manager

D. Boral Capital

________________, 2025

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted.

IRON HORSE ACQUISITIONS CORP. II

i

PROSPECTUS SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing. References in this prospectus to “we,” “us” or “our company” refer to Iron Horse Acquisitions Corp. II References in this prospectus to our “public shares” are to shares of our common stock sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market) and references to “public stockholders” refer to the holders of our public shares, including our officers and directors to the extent they purchase public shares, provided that their status as “public stockholders” shall only exist with respect to such public shares. References in this prospectus to our “management” or our “management team” refer to our officers and directors and references to our “initial stockholders” are to our sole stockholder prior to this offering (excluding D. Boral Capital), Bengochea SPAC Sponsors II LLC. The term “equity-linked securities” refers to any debt or equity securities issued in a transaction, including but not limited to a private placement of equity or debt, that are convertible, exercisable or exchangeable for shares of common stock. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

General

We are a blank check company incorporated as a Delaware corporation whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with us.

Our efforts to identify a prospective initial business combination target will not be limited to a particular industry, sector or geographic region. While we may pursue an initial business combination opportunity in any industry or sector, we intend to capitalize on the ability of our management team’s established global relationships and operating experience particularly in media and entertainment. As such, we intend to search globally for target companies with a focus on the media & entertainment (“M&E”) industry, with a focus on music, animation, artificial intelligence (“AI”), and more. To date, our efforts have been limited to organizational activities as well as activities related to this offering. None of our officers, directors, promoters or other affiliates has engaged in any substantive discussions on our behalf with representatives of other companies regarding the possibility of a potential business combination with us.

Overview

The members of our management team, including Jose A. Bengochea, our Chief Executive Officer (“CEO”) and Chairman, and William Caragol, our Chief Financial Officer (“CFO”), as well as our directors and strategic advisors have extensive experience with special purpose acquisition companies and consummating business combinations, including in the M&E industry.

Prior Special Purpose Acquisition Company Experience.

Prior SPAC Experience

Iron Horse Acquisition Corp.    (Nasdaq: “IROH” and referred to herein as “Iron Horse I”) Mr. Bengochea, our CEO, founded Iron Horse Acquisitions Corp., a special purpose acquisition company (“SPAC”) formed for substantially similar purposes as our Company. Several members of our management team and advisors served as an officer or director of Iron Horse I, a special purpose acquisition company. Mr. Bengochea, our CEO served as the CEO and a director of Iron Horse I, and Mr. Caragol, our CFO, served as both CFO and COO of Iron Horse I. Mr. Hertz, Mr. Turner and Mr. Morris, our financial advisors, all serve as the independent directors on the board of directors of Iron Horse I. Iron Horse I closed its IPO on December 29, 2023 after its registration statement was declared effective on December 27, 2023. In September, 2024, Iron Horse I entered into a business combination agreement (the “Business Combination Agreement”), dated as of September 27, 2024, with Rosey Sea Holdings Limited, a company incorporated and existing under the laws of the British Virgin Islands (“Seller”) and the owner of 100% of the issued and outstanding capital stock of Zhong Guo Liang Tou Group Limited, a company incorporated and existing under the laws of the British Virgin Islands (the “Target”).The share price of IROH as listed on January [*], 2025 was $___. Iron Horse I has until June 29, 2025 to complete its business combination unless such time is extended by a vote of its stockholders at a special meeting convened to extend the time to complete a business combination.

Iron Horse I was founded on the premise that there were growing global opportunities in the M&E industry, as well as in the tangential consumer products industry with close ties to M&E that could unlock additional value. The attractiveness of the M&E space has only grown since the Iron Horse I IPO. For instance, global M&E industry revenues beat several projections by growing to $2.8 trillion in 2023 and are expected to reach $3.4 trillion by 2028 according to a 2024 report by PricewaterhouseCoopers. A clear driver of change in this space has been the advent of AI and proliferation of AI-based technologies as the industries’ pandemic-related woes have largely been erased, allowing for increase in entertainment bundling on entertainment streaming, gaming and virtual experiences, as well as a growing revival of real-life, event-driven, and in-person M&E experiences.

As a result, our management team believes a number of strong and growing M&E businesses are now in a position to benefit from capital and industry expertise to achieve their full growth potential and harness the opportunities unlocked by these recent changes.

Our Sponsor

Our sponsor is a Delaware limited liability company, which was formed to invest in us. Although our sponsor is permitted to undertake any activities permitted under the Delaware Limited Liability Company Act and other applicable law, our sponsor’s business is focused on investing in our company. The managing member of the sponsor is Mr. Bengochea, our Chief Executive Officer. Mr. Bengochea controls the management of our sponsor, including the exercise of voting and investment discretion over the securities of our company held by our sponsor. Of the 4,580,000 private warrants, [*] warrants will be purchased by the sponsor in the private placement, and the non-managing sponsor investors have been allocated through their membership interests in the sponsor [*] private warrants, or *% of the private warrants, with our officers and directors owning the remainder.

See “Summary — The Offering — Private placement units.”

The following table sets forth the payments to be received by our sponsor and its affiliates from us prior to or in connection with the completion of our initial business combination and the securities issued and to be issued by us to our sponsor or its affiliates:

Entity/Individual	Amount of Compensation to be Received or Securities Issued or to be Issued	Consideration Paid or to be Paid
Bengochea SPAC Sponsors II LLC	$50,000 per month, commencing on the first date on which our securities are listed on the Nasdaq

An aggregate of $50,000 per month to our sponsor to cover, among other things, costs of office space and shared personnel support, certain PR, administrative, support and other services, and potential compensation payable to officers of, and consultants to, the sponsor (including, but not limited to, individuals who are officers of both our sponsor and the Company, such as up to $45,000 per month to our Chief Executive Officer) for assistance with our search for a target business.

	12,321,429(1) shares of common stock	$25,000

Entity/Individual	Amount of Compensation to be Received or Securities Issued or to be Issued	Consideration Paid or to be Paid
	[4,580,000](2) Private warrants to be purchased simultaneously with the closing of this offering(1)(2)	$4,580,000
	Up to $300,000	Repayment of loans made to us to cover offering related and organizational expenses
	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination	Expenses incurred in connection with identifying, investigating and completing an initial business combination

____________

(1)      Assumes the full forfeiture of 1,607,143 founder shares and no exercise of the underwriters’ over-allotment option.

[(2)    The sponsor non-managing members have expressed an interest to purchase sponsor non-managing membership interests reflecting interests in an aggregate of [*] of the 350,000 private warrants to be purchased by our sponsor (whether or not the over-allotment option is exercised), at a price of $1.00 per interest ( $4,580,000 in the aggregate) in a private placement that will close simultaneously with the closing of this offering. Of the 4,580,000 private warrants, [*] units will be purchase by the sponsor, of which the non-managing sponsor investors shall be allocated through their membership interests in the sponsor, [*] private warrants, which would result in them owning *% of the private warrants, with our officers and directors owning the remainder.]

The low price that our sponsor, executive officers and directors (directly or indirectly) paid for the founder shares creates an incentive whereby our officers and directors could potentially make a substantial profit even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders. If we are unable to complete our initial business combination within the completion window, or by such earlier liquidation date as our board of directors may approve, the founder shares, private shares and private placement units will be worthless, except to the extent they receive liquidating distributions from assets outside the trust account.

Because our sponsor acquired the founder shares at a nominal price, our public stockholders will incur immediate and substantial dilution upon the closing of this offering, assuming no value is ascribed to the private warrants. See the sections titled “Risk Factors — Risks Relating to our Securities — The nominal purchase price paid by our sponsor for the founder shares may result in significant dilution to the implied value of your public shares upon the consummation of our initial business combination, and our sponsor is likely to make a substantial profit on its investment in us in the event we consummate an initial business combination, even if the business combination causes the trading price of our ordinary shares to materially decline.” and “Dilution.”

The nominal purchase price paid by our sponsor for the founder shares may significantly dilute the implied value of your public shares in the event we consummate an initial business combination, and our sponsor and other initial stockholders are likely to make a substantial profit on their investment in us in the event we consummate an initial business combination, even if the business combination causes the trading price of our shares of common stock to decline materially. The following table sets forth information with respect to our initial stockholders and the public stockholders:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage
Initial Stockholders(1)	10,714,286	30%	$25,000	0.01%	$0.002
Public Stockholders	25,000,000	70%	250,000,000	99.99%	$10.00
	35,714,286	100.0%	$250,025,000	100.00%

____________

(1)      Assumes the full forfeiture of 1,607,143 founder shares and no exercise of the underwriters’ over-allotment option.

Business Strategy

Our team has demonstrated an extensive global track record of successful acquisitions, value creation, and value enhancement, both in and outside the M&E industry, most recently demonstrated by our previous Management Team’s previous SPAC Iron Horse I.

We believe our team’s track record encompasses successful experiences through negotiating deals across numerous industries, working directly with operators and navigating companies through acquisition transactions (as both acquiror and acquiree), expanding product ranges for existing businesses, and providing strategic guidance to develop revenue and commercial opportunities.

Management Team

Our management team has a long history of value creation in the private and public markets, with a strong track record of creating value for stockholders including through acquiring and operating successful businesses within our target sectors. Several members of our team have unique networks and relationships and extensive experience sourcing and executing transactions that will enhance our ability to identify, negotiate and complete a successful business combination and accelerate the growth trajectory and profitability of the acquired business post-business combination.

We believe that we are well positioned to identify attractive acquisition opportunities, in particular because our team expects to utilize their access to industry contacts and proprietary deal flow to generate business combination opportunities. We believe that our team’s networks in particular will broaden our access to potential transaction opportunities outside typical competitive deal sourcing intermediaries. Our team is well-connected in our target sectors and, as such, we have the opportunity to be potential targets’ preferred partner for opportunities that they might think are appropriate for a SPAC acquisition, beginning with members of the Iron Horse I team returning with their experience in SPAC deals and in public markets.

Jose Antonio Bengochea is our Chief Executive Officer and Chairman of the Board. Mr. Bengochea has served as the Chief Executive Officer and a director of Iron Horse I since November 2021, and has served as the managing member of Bengochea SPAC Sponsor I LLC, the sponsor of Iron Horse I since November 2021. Mr. Bengochea is the Founder and Chief Executive Officer of Bengochea Capital LLC (“Bengochea Capital”), an investment firm founded in 2020 to pursue frontier asset classes and, through Mr. Bengochea’s network of connections to various M&E industry executives and celebrities, to examine global opportunities in media and entertainment. Bengochea Capital has been a registered media entity with the Recording Academy for the 2023 Grammy Awards; is currently a registered media entity with the Recording Academy for the upcoming 2024 Grammy Awards; has been present at the Cannes Film Festival, among other prestigious events; and has access to several animation, family, and IP potential deal-flow, with a growing number of business touchpoints across Asia. Prior to founding Bengochea Capital, Mr. Bengochea was a part of Sony’s Global Business Development team in Los Angeles and, prior to that, served as a corporate attorney at the law firm of Jenner & Block in New York City. Mr. Bengochea holds an A.B. summa cum laude from Harvard University, where he designed his own degree, entitled Comparative Imperial History, and graduated with a secondary specialization in Archaeology. Mr. Bengochea also holds a J.D. degree from Harvard Law School and an M.B.A. from Harvard Business School.

William Caragol is our Chief Financial Officer and a director of the Company. Mr. Caragol has served as the Chief Financial Officer and Chief Operating Officer of Iron Horse I since December 2023. Mr. Caragol has over thirty years of experience working with growth stage companies. In 2018, he founded and is the Managing Director of Quidem LLC, a corporate strategic and financial advisory firm. Since July 2021 he has been the Chief Financial Officer of Mainz Biomed N.V. (NASDAQ: MYNZ), a molecular genetics diagnostic company specializing in the early detection of cancer. Since 2015, Mr. Caragol has been Chairman of the Board of Thermomedics, Inc., a privately held medical diagnostic equipment company. Since July 2021, Mr. Caragol has served on the Board of Directors of Worksport Ltd. (NASDAQ: WKSP), a growth stage technology company, and sits on the Audit Committee, Compensation Committee and the Corporate Governance Committee. Since July 2023, Mr. Caragol has served on the Board of Directors of Janover, Inc. (NASDAQ: JNVR), a PrB2B fintech marketplace company, and sits on the Audit Committee, Compensation Committee and the Corporate Governance Committee. From 2021 to 2023, Mr. Caragol served on the Board of Directors and was Chairman of the Audit Committee of Greenbox POS (NASDAQ: GBOX) a financial technology company leveraging proprietary blockchain security to build customized payment solutions. Mr. Caragol earned a B.S. in business administration and accounting from Washington & Lee University and is a member of the American Institute of Certified Public Accountants.

Management is joined by four new members to serve on the board of directors, including Tarron Hecox, Melissa Escobar, and Dr. Constantino Mendieta.

Tarron Hecox will serve as our lead independent director of the Company. Mr. Hecox has ample public markets and operational experience. Since 2019, he has held various commercial roles at AGCO Corporation (NYSE: AGCO), a Fortune 500 company. Previously, Mr. Hecox worked with the Howard G. Buffett Foundation, William Blair & Company, and Parnassus Investments, and he also formerly co-founded Spartan Capital L.L.C. in 2017, a private fund formed to pursue technology opportunities. Mr. Hecox is also well versed in SPACs and entertainment through the private fund he co-founded in 2014, Limitless Strategies, LLC, which focuses on creating value through public and private investments in media, entertainment, and AI. Mr. Hecox received his MBA from Harvard Business School in 2016; an undergraduate degree with highest distinction from the University of Nebraska-Lincoln, where he studied economics, finance, and accounting; a masters from the University of Nebraska-Lincoln; and has held a CPA designation.

Ms. Melissa de Assis Escobar will serve as an independent director of the Company. Ms. Escobar is an especially prominent global figure in entertainment, having been recognized as a pioneer in the development of Hispanic content and global talent. She co-founded Latin World Entertainment alongside actress Sofia Vergara and Luis Balaguer in 1994, and together leads Latin World Entertainment’s growth into a multicultural entertainment leader specializing in series, documentaries, films, and brand marketing, with an audience of over 900 million global followers through its network. Under Ms. Escobar’s leadership, Latin World Entertainment has won critical acclaim, having produced works such as Griselda for Netflix and Maradona: Sueño Bendito for Amazon Prime. In all, she has over 30 years of entertainment experience, having worked with top-tier companies such as Telemundo, Univision, Amazon, Netflix, YouTube/Google, Disney Buenavista, ABC and HBO Latino. Her team has marketed over 1,000 major Hollywood studio films to Hispanics, and promoted premier Spanish-language music tours for the largest live entertainment companies in the USA.

Dr. Constantino Mendieta will serve as an independent director of the Company. Dr. Mendieta is renown surgeon, having appeared on NBC, CNN, as well as on several programs for his advancements in the surgical community, and the founder Mendieta Family Holdings LLC, a family office focusing in part on investments in media & entertainment assets, SPACs, and emerging technologies. Dr. Mendieta is an avid global technology and entertainment investor as well as a leading, Board Certified plastic and reconstructive surgeon. Dr. Mendieta founded the 4Beauty Aesthetic Institute in 2002 and serves as founder and lead surgeon. Dr. Mendieta has appeared on NBC, CNN, as well as on several programs for his advancements in the surgical community, and the Consumer Research Council in America has named Dr. Mendieta one of America’s Top Surgeons five years in a row. In 2018, Dr. Mendieta also founded his family office, Mendieta Family Holdings LLC, which, in part, focuses on investments in media & entertainment assets, SPACs, and emerging technologies. He is also the doctor to several high-profile musicians, models, and celebrities. Dr. Mendieta holds a B.S. in Psychology from Creighton University, MD from Creighton University. Dr. Mendieta has Fellowship of Plastic Surgery from the Royal College Of Surgeon, Edinburgh, Scotland, performed plastic and reconstructive surgery at the University of Miami/Jackson Memorial Hospital, Fellowship in Aesthetic Surgery and Clinical Fellow from Harvard Medical School.

In addition, all three independent directors from Iron Horse I are returning as Strategic Advisors.

Ken Hertz will serve as a strategic advisor to the Company, and has been serving since December 2023 as an Iron Horse I independent director and Chairman of Iron Horse I’s Executive Committee. Mr. Hertz is currently a director for JUST GOODS and has served as a Senior Partner in the Los Angeles law firm of Hertz Lichtenstein Young & Polk LLP since 2007. Mr. Hertz and his partners specialize in representing talent, senior executives, entrepreneurs, agencies, and brands in entertainment, fashion, sports, media, and technology industries. Prior to forming the firm, Mr. Hertz had been a partner in Hansen Jacobson & Teller, since 1989. Before that, he was global head of music — business and legal affairs — for The Walt Disney Company. He is also a principal in memBrain — an entertainment marketing and strategy consulting firm that advises a number of C-Suite executives on their company’s entertainment related marketing strategies. memBrain has worked with Intel, McDonald’s, Hasbro, MillerCoors, Li & Fung and Logitech. Mr. Hertz has also been an active early-stage venture investor and advisor since 1997 and is a frequent speaker and commentator on the subjects of entertainment, marketing and convergence. He is often quoted in the New York Times, Los Angeles Times, and Wall Street Journal, has appeared on CNBC’s monthly newsmagazine “Business Nation,”

has been an instructor at UCLA’s Anderson Graduate School of Management, Marshall School of Business, Stanford Business School, and an adjunct professor of law at USC. He graduated UCLA with a J.D. in 1984 and U.C. Berkeley in 1981 with a B.S.

Brian Turner will serve as a strategic advisor to the Company. Mr. Turner has been serving since December 2023 as the Chairman of the board of directors of Iron Horse I and was formerly Chair of the Board of Microvision, Inc. (NASDAQ: MVIS), a public company in the lidar space. He has served on numerous public and private companies boards of directors as well. Mr. Turner was the Chief Financial Officer of Coinstar Inc. from 2003 until June 2009. Prior to Coinstar, from 2001 to 2003, he served as Senior Vice President of Operations, Chief Financial Officer, and Treasurer of Real Networks, Inc., a digital media and technology company. Prior to Real Networks, from 1999 to 2001, Mr. Turner was employed by Bsquare Corp., a software company, where he initially served as Senior Vice President of Operations, Chief Financial Officer, and Secretary, before being promoted to President and Chief Operating Officer. From 1995 to 1999, Mr. Turner was Chief Financial Officer and Vice President of Administration of Radisys Corp., an embedded software company. Mr. Turner’s experience also includes 13 years at PricewaterhouseCoopers LLP where he held several positions including Director of Corporate Finance. Mr. Turner was formerly Chairman of the Board of Microvision, Inc. (NASDAQ: MVIS), a public company in the lidar space, and is now Chair of the Audit Committee for MVIS. Mr. Turner has also been a director for several private companies. Mr. Turner holds a Bachelors of Business Administration in Accounting and a Bachelors of Arts in Political Science from the University of Washington.

Scott Morris, will serve as a strategic advisor to the Company. Mr. Morris was an Iron Horse I independent director and has been Chairman of Avista (NYSE: AVA) since 2008. Mr. Morris started his career at AVA in 1981. From 2008 to 2019, he served as the Company’s Chief Executive Officer and served as Avista’s President from 2008 to 2018. Prior to that, Mr. Morris was also the company’s Chief Operating Officer. His experiences include management positions in multiple industries, including construction, customer service, and utilities. He is a graduate of Gonzaga University and received his master’s degree from Gonzaga University in organizational leadership. He also attended the Stanford Business School Financial Management Program and the Kidder Peabody School of Financial Management. Mr. Morris serves on the boards of McKinstry Inc. and California Water Service. He is also on the Board of Trustees of Gonzaga University. He has served on a number of Spokane nonprofit and economic development Boards.

The past performance of our management team is not a guarantee that we will be able to identify a suitable candidate for our initial business combination or of success with respect to any business combination we may consummate. Our management team may have had acquisitions or investments that were not successful. You should not rely on the historical record of our management’s performance as indicative of our future performance.

Commitment to Diversity

As a first generation American and native Spanish speaker, Mr. Bengochea is a passionate advocate of greater diversity in entertainment, media, and in the public markets, and is honored to serve once again as one of the only Hispanic executives on the public markets. Ms. Escobar is also proud to serve as one of the only Hispanic directors on the public markets, herself being originally from Colombia and having dedicated much of her career to promoting Hispanic talent, such as Sofia Vergara, and empowering Hispanic voices through entertainment. Dr. Mendieta, one of our Independent Directors, is also a first-generation Hispanic immigrant.

Acquisition Strategy

Our team intends to leverage its skills, expertise and networks within the team’s international hubs, particularly within the media, entertainment, and AI industries, to identify attractive target companies and provide guidance on the benefits of being a publicly-traded entity, including broader access to capital, increased liquidity for potential acquisitions, expanded branding opportunities in the marketplace, reputational and consumer confidence gains, and on the process of transitioning from a private company to a public registrant. We also expect to be able to source potential targets from our team’s contacts within private equity, with celebrities, with M&E investors, and with various industry leaders. Upon completion of this offering, each of our team members will communicate our acquisition criteria to their respective networks and immediately begin screening opportunities.

Consistent with this strategy, we have identified parameters and criteria that we think are important and relevant in evaluating prospective target businesses. We intend to apply these parameters in evaluating prospects, although we may ultimately decide to execute our initial business combination with a company that may not match all of our initial parameters:

•        Growth Prospects:    We intend to seek companies with high growth trajectories that are driven by competitive advantages that can be accelerated or magnified through a partnership with us and access to the public markets.

•        Earnings Potential:    We intend to acquire one or more businesses that have multiple and diverse potential drivers of revenue and earnings growth and that have the potential to generate strong and stable free cash flow.

•        M&E Focus:    We intend to prioritize entities within our team’s core spheres of expertise and from among our team’s networks, such as family entertainment, animation, gaming, music, and businesses which we believe have benefited from the global pandemic and subsequent evolution of media and AI.

•        Public Advantages:    We intend to seek target companies that are public market ready and whose leadership teams have the vision to take advantage of and appreciate the benefits of becoming a publicly-traded entity.

•        Evolving Circumstance:    We intend to seek companies which are capitalizing on industry shifts and trends created by various factors such as the COVID-19 pandemic, the migration toward new global consumption patterns, and the proliferation of AI-based technologies.

•        Valuations:    We consider ourselves to be rigorous, disciplined and valuation-centric investors, with a keen understanding of market value and successful track record. We intend to seek companies with a respectable market share and growth potential in the segments in which they operate.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines, as well as other considerations, factors and criteria deemed relevant by our management in effecting our initial business combination consistent with our business objectives. In evaluating a prospective target business, we expect to conduct a due diligence review which may encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspections of facilities, as well as reviewing financial and other information which will be made available to us.

We are not prohibited from pursuing a business combination with a company that is affiliated with our sponsor, officers or directors. In the event that we seek to complete a business combination with a business that is affiliated with our sponsor, officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that our business combination is fair to our stockholders from a financial point of view. In the event that we seek such a business combination, the independent members of our Board of Directors would be required to approve the transaction.

Effecting a Business Combination

We will either (1) seek stockholder approval of our initial business combination at a meeting called for such purpose at which stockholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination or don’t vote at all, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), or (2) provide our stockholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described herein and in our amended and restated certificate of incorporation. The decision as to whether we will seek stockholder approval of our proposed business combination or allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. If we decide to allow stockholders to sell their shares to us in a tender offer, we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. If we seek stockholder approval, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the initial business combination. We have no specified maximum percentage threshold for conversions in our amended and restated certificate of incorporation and even those public stockholders who vote in favor of our initial business combination have the right to convert their public shares. As a result, this may make it easier for us to consummate our initial business combination.

The Company will deposit $250,000,000 (or $287,500,000 if the over-allotment option is exercised in full) or $10.00 per unit sold to the public in this offering, in a U.S.-based trust account with Continental Stock Transfer & Trust Company acting as trustee pursuant to an agreement to be signed on the date of this prospectus. This amount will come from the net proceeds of this offering and the proceeds we will receive from the sale of the private warrants. Prior to the Company consummating a business combination transaction or the Company liquidating, the Company shall be authorized to use up to 10% of the interest earned on the funds held in the trust account to pay for the Company’s operational expenses.

We will have up to 24 months from the closing of this offering to consummate an initial business combination. If we are unable to consummate an initial business combination within such time period, we will redeem 100% of our outstanding public shares for a pro rata portion of the funds held in the trust account, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us for the payment of taxes, but not excise tax, as described herein (and less up to $100,000 of interest which can be used for liquidation expenses and less 10% of the interest earned on the funds held in the trust account to pay for the Company’s operational expenses), divided by the number of then outstanding public shares, subject to applicable law and as further described herein, and then seek to dissolve and liquidate. We expect the pro rata redemption price to be approximately $10.00 per share of common stock (regardless of whether or not the underwriters exercise their over-allotment option), without taking into account any interest earned on such funds or any increase as a result of our extending the time to consummate a business combination as described herein. However, we cannot assure you that we will in fact be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public stockholders.

NASDAQ listing rules require that our initial business combination must occur with one or more target businesses that together have a fair market value of at least 80% of the assets held in the trust account at the time of the agreement to enter into the initial business combination (excluding taxes payable). The fair market value of the target or targets will be determined by our Board of Directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and/or book value). Although our Board of Directors will rely on generally accepted standards, our Board of Directors will have discretion to select the standards employed. In addition, the application of the standards generally involves a substantial degree of judgment. Accordingly, investors will be relying on the business judgment of the Board of Directors in evaluating the fair market value of the target or targets. The proxy solicitation materials or tender offer documents used by us in connection with any proposed transaction will provide public stockholders with our analysis of the fair market value of the target business, as well as the basis for our determinations. If our board is not able independently to determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions, with respect to the satisfaction of such criteria. Notwithstanding the foregoing, if we are not then listed on NASDAQ for whatever reason, we would no longer be required to meet the foregoing 80% fair market value test.

We currently anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination where we merge directly with the target business or a newly formed subsidiary or where we acquire less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders or for other reasons, but we intend to only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we could acquire a 100% controlling interest in the target; however, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% fair market value test.

Potential Conflicts

Members of our management team will directly or indirectly own shares of our common stock, or other instruments, such as units, warrants and rights, linked to our common stock, following this offering and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

Our officers and directors have agreed to present to us all target business opportunities that have a fair market value of at least 80% of the assets held in the trust account, subject to any fiduciary or contractual obligations they may have. As more fully discussed in “Management — Conflicts of Interest,” if any of our officers or directors becomes aware of an initial business combination opportunity that might be attractive to any entity to which he has fiduciary or contractual obligations, he may be required to present such initial business combination opportunity to such entity prior to presenting such initial business combination opportunity to us. For more information on the relevant pre-existing fiduciary duties or contractual obligations of our management team, see the section titled “Management — Conflicts of Interest.”

Sourcing of Potential Business Combination Targets

We believe our management team’s significant operating and transaction experience and relationships will provide us with a substantial number of potential initial business combination targets. Over the course of their careers, the members of our management team have developed a broad network of contacts and corporate relationships around the world in the M&E industry. We believe that the network of contacts and relationships of our management team will provide us important sources of investment opportunities.

Members of our management team and our independent directors will directly or indirectly own founder shares and/or private warrants following this offering and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. The low price that our sponsor, executive officers and directors (directly or indirectly) paid for the founder shares creates an incentive whereby our officers and directors could potentially make a substantial profit even if we select an acquisition target that subsequently declines in value and is unprofitable for public stockholders. If we are unable to complete our initial business combination within 24 months from the closing of this offering, or by such earlier liquidation date as our board of directors may approve, the founder shares and private placement units may expire worthless, except to the extent they receive liquidating distributions from assets outside the trust account, which could create an incentive for our sponsor, executive officers and directors to complete a transaction even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination.

In addition, our sponsor and our officers and directors may sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. As a result, our sponsor, officers and directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other special purpose acquisition company with which they may become involved. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination target. However, based on the fact that there may be substantial overlap between any such companies, businesses or investments that would be a suitable business combination for us, and because we may consummate a business combination with a target in a broad array of industries, we do not believe that any such potential conflicts would materially affect our ability to complete our initial business combination.

Private Placements

In November 2024, we issued an aggregate of 12,321,429 shares of our common stock, which we refer to throughout this prospectus as the “Founders Shares,” for an aggregate purchase price of $25,000, or approximately $0.002 per share, to our initial stockholders (i.e., Bengochea SPAC Sponsors II LLC, our Sponsor).

The Founders Shares held by our initial stockholders include an aggregate of up to 1,607,143 shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that our initial stockholders will continue to own approximately 20% of our issued and outstanding shares of common stock after this offering (assuming they do not purchase any units in this offering).

In addition, our sponsor, Bengochea SPAC Sponsors II LLC and others, have agreed that it will purchase from us an aggregate of 4,580,000 private warrants at a price of $1.00 per private warrant, for an aggregate purchase price of $4,580,000 in a private placement that will occur simultaneously with the closing of this offering. Our sponsor has also agreed that if the over-allotment option is exercised by the underwriters in full or in part, they and/or their designees will purchase from us an additional number of private warrants (up to a maximum of 225,000 additional private warrants at $1.00 per private warrant in order to maintain in the trust account at least $10.00 per unit sold to the public in this offering, without taking into account any interest earned on such funds or any increase as a result of our extending the time to consummate a business combination as described herein. These additional private warrants will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. The private warrants are identical to the warrants included in the units sold in this offering. The proceeds from the private placement of the private warrants will be added to the proceeds of this offering and placed in a U.S.-based trust account with Continental Stock Transfer & Trust Company acting as trustee. If we do not complete an initial business combination within 24 months from the closing of this offering, the proceeds from the sale of the private warrants will be included in the liquidating distribution to our public stockholders and the private warrants will be worthless.

Additional Financing

We have not selected any specific business combination target but intend to target businesses with enterprise values that are greater than what we could acquire with the net proceeds of this offering and the sale of the private warrants. As a result, if the cash portion of the purchase price exceeds the amount available from the trust account, net of amounts needed to satisfy any redemption by public stockholders, we may be required to seek additional financing to complete such proposed initial business combination. Such additional financing may be in the form of PIPE transactions or convertible debt transactions. These financing transactions would be designed to ensure a return on investment to the investor in exchange for assisting the company in completing the business combination or providing sufficient liquidity to the post-combination company. The price of the shares of common stock we issue may therefore be less, and potentially significantly less, than the market price for our shares at such time. Any such issuances of equity securities could dilute the interests of our existing shareholders. These financing transactions may be significantly dilutive to the post-combination company, and represent the type of financing risk that is not associated with traditional initial public offerings. We cannot assure you that financing will be available to us on acceptable terms, if at all. None of our initial stockholders, directors or officers or their affiliates are obligated to provide any such financing to us. To the extent that additional financing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. If we raise additional funds through equity or convertible debt issuances, our public stockholders may suffer significant dilution and these securities could have rights that rank senior to our public shares of common stock. If we raise additional funds through the incurrence of indebtedness, such indebtedness would have rights that are senior to our equity securities and could contain covenants that restrict our operations. Further, as described above, due to the anti-dilution rights of our founder shares, our public stockholders may incur material additional dilution.

We may obtain financing prior to the closing of our initial business combination to fund our working capital needs and transaction costs in connection with our search for and completion of our initial business combination. There is no limitation on our ability to raise funds through the issuance of equity or equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to any forward purchase agreements, backstop or similar agreements we may enter into following the consummation of this offering or otherwise. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. In addition, following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

In addition, even if we do not need additional financing to complete our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our directors, officers or shareholders is required to provide any financing to us in connection with or after our initial business combination.

Corporate Information

Our executive offices are located at [NEW OFFICE] and our telephone number is (310) 290-5383

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter.

THE OFFERING

Securities offered

25,000,000 units (or 28,750,000 units if the underwriters’ over-allotment option is exercised in full), at $10.00 per unit, each unit consisting of one share of common stock, one-half warrant, and one right to one-eight (1/8) of one share of common stock.

Listing of our securities and proposed symbols

We anticipate that the units, and the shares of common stock, warrants and rights once they begin separate trading, will be listed on NASDAQ under the symbols “_______U,” “_______,” “_______W” and “_______R,” respectively

Trading commencement and separation of common stock, warrants and rights

The units will begin trading on or promptly after the date of this prospectus. The common stock, warrants and rights comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless D. Boral Capital informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release and filed a Current Report on Form 8-K announcing when such separate trading will begin.

Once the shares of common stock, warrants and rights commence separate trading, holders will have the option to continue to hold units or separate their units into the component pieces. Holders will need to have their brokers contact our transfer agent in order to separate the units into shares of common stock, warrants and rights.

In no event will the common stock, warrants and rights be traded separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K promptly after the closing of this offering, which is anticipated to take place three business days from the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option. We will also include the Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating if D. Boral Capital has allowed separate trading of the common stock, warrants and rights prior to the 52nd day after the date of this prospectus.

Units:

25,000,000 units (or 28,750,000 units if the underwriters’ over-allotment option is exercised in full) at $10.00 per unit, each unit consisting of one (1) share of common stock, one-half (1/2) warrant to purchase one (1) share of common stock at $11.50 per share, and one (1) right which entitles the holder to one-eight (1/8) share of common stock upon the closing of the business combination.

Number outstanding before this offering	0 units
Number outstanding after this offering	25,000,000 units (or 28,750,000 units if the underwriters’ over-allotment option is exercised in full)(2)

Shares of common stock:
Number outstanding before this offering	12,321,429(1)
Number to be outstanding after this offering and private placement	35,714,286(2)
Rights:
Number outstanding before this offering	0
Number of rights to be outstanding after this offering	3,125,000 rights(2)
Warrants
Public warrants:	12,500,000 public warrants (or 14,375,000 public warrants if the underwriters’ over-allotment option is exercised in full)
Private Warrants:	4,580,000 private warrants (or 4,805,000 private warrants if the underwriters’ over-allotment option is exercised in full)
Number outstanding before this offering	0 warrants
Number to be sold in private placement	4,580,000 private warrants(2)
Number to be outstanding after this offering and private placement	12,500,000 public warrants and 4,580,000 private warrants(2)
Exercisability

Each one-half (1/2) warrant offered in this offering must be combined with another one-half (1/2) warrant to be exercisable to purchase one (1) share of common stock. Only whole warrants are exercisable. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Each warrant is exercisable for one share of common stock at a price of $11.50 per share. Each full Warrant shall entitle the holder thereof to purchase up to one share of the common stock at a price of $11.50 per share of Common Stock, commencing on the later of: (i) one (1) year after the date that the registration statement for the Offering (the “Registration Statement”) is declared effective by the SEC (the “Effective Date”) and (ii) the consummation by the Company of a Business Combination (as defined below), and terminating on the five-year anniversary of the completion of the Business Combination. The warrants will expire at 5:00 p.m., New York City time, on the fifth anniversary of our completion of an initial business combination, or earlier upon redemption or liquidation of the trust account.

We have structured each unit to contain one-half of one warrant, with each whole warrant exercisable for one (1) share of common stock, as compared to units issued by some other similar special purpose acquisition companies which contain whole warrants exercisable for one share, in order to reduce the dilutive effect of the warrants upon completion of a business combination as compared to units that each contain a whole warrant to purchase one share, thus making us, we believe, a more attractive business combination partner for target businesses.

____________

(1)      Represents 12,321,429 Founder Shares, which includes an aggregate of up to 1,607,143 Founder Shares that are subject to forfeiture if the over-allotment option is not exercised by the underwriters in full.

(2)      Assumes the over-allotment option has not been exercised and an aggregate of 1,607,143 Founder Shares have been forfeited.

Exercise price

$11.50 per share, subject to adjustment as described herein. In addition, if (x) we issue additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by our Board of Directors, and in the case of any such issuance to our initial stockholders or their affiliates, without taking into account any Founders Shares held by them prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the volume weighted average trading price of our common stock during the 20 trading day period starting on the trading day prior to the day on which we consummate our initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Value or (ii) the price at which we issue the additional shares of common stock or equity-linked securities.

No warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the warrants is not effective within a specified period following the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act of 1933, as amended, or the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

Redemption

We may redeem the outstanding warrants in whole and not in part, at a price of $0.01 per warrant at any time after the warrants become exercisable, upon a minimum of 30 days’ prior written notice of redemption, if, and only if, the last sales price of our shares of common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within a 30 trading day period commencing at any time after the shares underlying the warrants have become exercisable and ending three business days before we send the notice of redemption; and if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants.

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the shares of common stock may fall below the $18.00 trigger price as well as the $11.50 warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the shares of common stock for the five trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

Terms of rights

Each holder of a right will receive one-eight (1/8) of one share of common stock upon consummation of our initial business combination. Except in cases where we are not the surviving company in a business combination, each holder of a public right will automatically receive one-eight (1/8) of one share of common stock upon consummation of our initial business combination. In the event we will not be the surviving company upon completion of our initial business combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-eight (1/8) of one share underlying each right upon consummation of the business combination.

We will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with applicable law. As a result, you must hold rights in multiples of 8 in order to receive shares for all of your rights upon closing of a business combination. If we are unable to complete an initial business combination within the required time period, and we redeem the public shares for the funds held in the trust account, holders of rights will not receive any of such funds for their rights and the rights will expire worthless.

Securities purchased, or being purchased, by insiders in connection with this offering

Our Sponsor initially purchased an aggregate of 12,321,429 Founders Shares for an aggregate purchase price of $25,000. The 12,321,429 Founders Shares held by our initial stockholders includes an aggregate of up to 1,607,143 shares of common stock subject to forfeiture to the extent that the over-allotment option is not exercised by the underwriters in full or in part. Our initial stockholders will be required to forfeit only a number of Founders Shares necessary to continue to maintain the approximately 20% ownership interest in our shares of common stock after giving effect to the offering and exercise, if any, of the underwriters’ over-allotment option (assuming they do not purchase any units in this offering). The Founders Shares are identical to the shares of common stock included in the units being sold in this offering. However, our Sponsor, initial stockholders and officers and directors have agreed (A) to vote any shares owned by them in favor of any proposed business combination, (B) not to convert any shares in connection with a stockholder vote to approve a proposed initial business combination or sell any shares to us in a tender offer in connection with a proposed initial business combination, and (C) that the Founders Shares will not participate in any liquidating distributions from our trust account upon winding up if a business combination is not consummated.

Our sponsor, Bengochea SPAC Sponsors II LLC, and/or its designees will purchase simultaneously with the consummation of this offering an aggregate of 4,580,000 private warrants at $1.00 per private warrant for a total purchase price of $4,580,000 pursuant to subscription agreements with us. Each warrant may be exercised to purchase one (1) share of common stock at $11.50 per share. It has also agreed that if the over-allotment option is exercised by the underwriters in full or in part, it will purchase from us, on a pro rata basis, an additional number of private warrants (up to a maximum of 225,000 additional private warrants) at a price of $1.00 per warrant in an amount necessary to maintain in the trust account $10.00 per unit sold to the public in this offering, without taking into account any interest earned on such funds or any increase as a result of our extending the time to consummate a business combination as described herein. These additional private warrants will be purchased in a private placement that will occur simultaneously with the purchase of Public Units resulting from the exercise of the over-allotment option. The private warrants are identical to the warrants sold in this offering.

As a result, if we sought stockholder approval of a proposed transaction we could need as little as 7,142,858 of our 25,000,000 public shares (or approximately 29% of our public shares) to be voted in favor of the transaction in order to have such transaction approved (assuming all shares are voted, the over-allotment option is not exercised, that the initial stockholders do not purchase any units in this offering or units or shares in the after-market). If only a minimum number of shares are voted to reach a quorum for the meeting, we do not need any public shares to be voted in favor of the transaction in order to have such transaction approved (assuming the over-allotment option is not exercised, that the initial stockholders do not purchase any units in this offering or units or shares in the after-market).

Restrictions on transfer of Founders Shares and private warrants

Our initial stockholders have agreed that the Founders Shares will be placed into an escrow account maintained in New York, New York by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, these shares will not be transferred, assigned, sold or released from escrow (subject to certain limited exceptions set forth below) for a period ending on the 180-day anniversary of the date of the consummation of our initial business combination, or earlier if, subsequent to our initial business combination, we consummate a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. The limited exceptions include transfers, assignments or sales (i) to our or our initial stockholders’ officers, directors, consultants or their affiliates, (ii) to an entity’s members upon its liquidation, (iii) to relatives and trusts for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) to us for no value for cancellation in connection with the consummation of our initial business combination, or (vii) in connection with the consummation of a business combination at prices no greater than the price at which the shares were originally purchased, in each case (except for clause (vi) or with our prior consent) where the transferee agrees to the terms of the escrow agreement and to be bound by these transfer restrictions.

The purchasers of the private warrants also agreed not to transfer, assign or sell any of the private warrants, including the underlying shares of common stock (except in connection with the same limited exceptions that the Founders Shares may be transferred as described above), until after the completion of our initial business combination.

Assuming no liquidation, merger, share exchange, reorganization or other similar transaction takes place, lock-ups on securities owned by our initial shareholder would expire as follows:

	Founder Shares	Private Warrants
	6 months after the completion of our initial business combination	30 days after the completion of our business combination
Expression of Interest:

The non-managing sponsor investors have expressed to us an interest in purchasing up to an aggregate of approximately [_____________] units in this offering at the offering price (assuming the exercise in full of the underwriter’s over-allotment option). None of the non-managing sponsor investors has expressed to us an interest in purchasing more than 9.9% of the units to be sold in this offering. There can be no assurance that the non-managing sponsor investors will acquire any units, either directly or indirectly, in this offering, or as to the amount of the units the non-managing sponsor investors will retain, if any, prior to or upon the consummation of our initial business combination. Because these expressions of interest are not binding agreements or commitments to purchase, non-managing sponsor investors may determine to purchase a different number of units in this offering, or none at all. In addition, the underwriter has full discretion to allocate the units to investors and may determine to sell a different number of units to the non-managing sponsor investors, or none at all. The underwriter will receive the same upfront discounts and commissions and deferred underwriting commissions on units purchased by the non-managing sponsor investors, if any, as it will on the other units sold to the public in this offering. In addition, none of the non-managing sponsor investors has any obligation to vote any of their public shares in favor of our initial business combination. In the event that the non-managing sponsor investors purchase such units (either in this offering or after) and vote them in favor of our initial business combination, no affirmative votes from other public shareholders would be required to approve our initial business combination. However, because the non-managing sponsor investors are not obligated to continue owning any public shares following the closing and are not obligated to vote any public shares in favor of our initial business combination, we cannot assure you that any of these non-managing sponsor investors will be public shareholders at the time our shareholders vote on our initial business combination, and, if they are public shareholders, we cannot assure you as to how such non managing sponsor investors will vote on any business combination.

The non-managing sponsor investors are not granted any stockholder or other rights in addition to those afforded to our other public stockholders, and will only be issued membership interests in the sponsor, with no right to control the sponsor or vote or dispose of any securities held by the sponsor, including the founder shares and the private placement units held by the sponsor. Further, the non-managing sponsor investors are not required to (i) hold any units, shares of common stock or public rights they may purchase in this offering or thereafter for any amount of time, (ii) vote any shares of common stock they may own at the applicable time in favor of our initial business combination or (iii) refrain from exercising their right to redeem their public shares at the time of our initial business combination. The non-managing sponsor investors will have the same rights to the funds held in the trust account with respect to the shares of common stock underlying the units they may purchase in this offering as the rights afforded to our other public stockholders.

However, if the non-managing sponsor investors purchase all of the units for which they have expressed to us an interest in purchasing or otherwise hold a substantial number of our units, then the non-managing sponsor investors will potentially have different interests than our other public stockholders in approving our initial business combination and otherwise exercising their rights as public stockholders because of their indirect ownership of founder shares as further discussed in this prospectus. Any trading decisions made by any of the foregoing entities will be made by them based on market conditions at the time of the proposed sale or redemption. The underwriter’s affiliates will not become non-managing sponsor investors or receive any economic or other interest in the sponsor.

Offering proceeds to be held in trust

We will deposit $250,000,000 (or $287,500,000 if the over-allotment option is exercised in full) or $10.00 per unit sold to the public in this offering, in a U.S.-based trust account with Continental Stock Transfer & Trust Company acting as trustee pursuant to an agreement to be signed on the date of this prospectus. This amount will come from the net proceeds of this offering and the proceeds we will receive from the sale of the private warrants. Except as set forth below, the proceeds held in the trust account will not be released until the earlier of the completion of an initial business combination and our redemption of 100% of the outstanding public shares if we have not completed a business combination in the required time period. Therefore, except as set forth below, unless and until an initial business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business.

Notwithstanding the foregoing, there can be released to us from the trust account any interest earned on the funds in the trust account: (1) 10% of the interest earned on the funds in the trust account may be used by the Company to pay the operating expenses of the Company; and (2) the Company with withdraw from the interest earned on the funds in the trust account such sums that we need to pay our income or other tax obligations (excluding any excise taxes or any other similar taxes that may be imposed on the company pursuant to any current, pending or future rules or laws, including without limitation any excise tax imposed under the Inflation Reduction Act of 2022 on any redemptions or stock buybacks by our company). With this exception, expenses incurred by us may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially estimated to be $2,200,000). Additionally, in order to meet our working capital needs following the consummation of this offering if the funds available to us are insufficient, our officers, directors, initial stockholders or their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, on a non-interest bearing basis, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the holder’s discretion, if there are excess proceeds, upon closing of this offering. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no other proceeds from our trust account would be used for such repayment. Prior to the closing of this offering, our sponsor has agreed to loan us up to $300,000 to be used for a portion of the expenses of this offering. As of November 30, 2024, we had not borrowed any amounts (of up to $300,000 available to us) under the promissory note with our sponsor, of which we have chosen $____________ to be repaid at closing of the initial public offering of the Company’s securities, leaving $___________ to be repayable either on (a) the date on which the SPAC consummates its initial business combination or, at the holder’s discretion, if funds allow, or (b) the date on which the Company concludes the initial public offering of its securities. This loan is non-interest bearing, unsecured and will be repaid with proceeds not held in the trust account.

None of the warrants may be exercised until 30 days after the consummation of a business combination and, thus, after the proceeds of the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.

Limited payments to insiders

There will be no fees, reimbursements or other cash payments paid to our officers, directors, initial stockholders or their affiliates for any services they render prior to, or in order to effectuate the consummation of, an initial business combination (regardless of the type of transaction that it is) other than the following payments, none of which will be made from the proceeds of this offering held in the trust account prior to the completion of our initial business combination:

•   Repayment of up to an aggregate of up to $300,000 in loans made to us by our sponsor to cover offering-related and organizational expenses;

•   payment of a total of $50,000 per month to our sponsor to cover, among other things, costs of office space and shared personnel support, certain PR, administrative, support and other services, and potential compensation payable to officers of, and consultants to, the sponsor (including, but not limited to, individuals who are officers of both our sponsor and the Company, such as up to $45,000 per month to our Chief Executive Officer) for assistance with our search for a target business.

•   reimbursement of out-of-pocket expenses incurred in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations;

•   repayment of non-interest-bearing loans which may be made by our sponsor or an affiliate of our sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination. Except as set forth above, the terms of such working capital loans by our sponsor or its affiliates, or our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.

Our audit committee will review and approve all reimbursements and payments made to our officers, directors, initial stockholders or our or their respective affiliates, with any interested director abstaining from such review and approval.

Stockholder approval of, or tender offer in connection with, initial business combination

In connection with any proposed initial business combination, we will either (1) seek stockholder approval of such initial business combination at a meeting called for such purpose at which stockholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination or don’t vote at all, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), or (2) provide our stockholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described herein and in our amended and restated certificate of incorporation. If we determine to engage in a tender offer, such tender offer will be structured so that each stockholder may tender all of his, her or its shares rather than some pro rata portion of his, her or its shares. The decision as to whether we will seek stockholder approval of a proposed business combination or will allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. If we determine to allow stockholders to sell their shares to us in a tender offer, we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. If we seek stockholder approval, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the initial business combination. We have no specified maximum percentage threshold for conversions in our amended and restated certificate of incorporation and even those public stockholders who vote in favor of our initial business combination have the right to convert their public shares. As a result, this may make it easier for us to consummate our initial business combination.

If we seek to consummate an initial business combination with a target business that imposes any type of working capital closing condition or requires us to have a minimum amount of funds available from the trust account upon consummation of such initial business combination, this may force us to seek third party financing which may not be available on terms acceptable to us or at all. As a result, we may not be able to consummate such initial business combination and we may not be able to locate another suitable target within the applicable time period, if at all.

Our initial stockholders and officers and directors and their affiliates have agreed (i) to vote any shares owned by them in favor of any proposed business combination, (ii) not to convert any shares in connection with a stockholder vote to approve a proposed initial business combination and (iii) not to sell any shares to us in a tender offer in connection with any proposed business combination.

None of our initial stockholders, officers, directors or their affiliates has indicated any intention to purchase units in this offering or any units or shares of common stock from persons in the open market or in private transactions. However, if we hold a meeting to approve a proposed business combination and a significant number of stockholders vote, or indicate an intention to vote, against a proposed business combination, our initial stockholders, officers, directors or their affiliates could make such purchases in the open market or in private transactions in order to reduce the number of shares being submitted for redemption in connection with such vote. Notwithstanding the foregoing, our officers, directors, initial stockholders and their affiliates will not make purchases of shares of common stock if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act, which are rules designed to prevent potential manipulation of a company’s stock.

Conversion rights

In connection with any stockholder meeting called to approve a proposed initial business combination, each public stockholder will have the right, regardless of whether he is voting for or against such proposed business combination or does not vote at all, to demand that we convert his shares into a pro rata share of the trust account.

We may require public stockholders, whether they are a record holder or hold their shares in “street name,” to either (i) physically tender their certificates to our transfer agent or (ii) deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, in each case prior to a date set forth in the tender offer documents or proxy materials sent in connection with the proposal to approve the business combination. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker a nominal amount and it would be up to the broker whether or not to pass this cost on to the converting holder.

Liquidation if no business combination	We will have up to 24 months from the closing of this offering to consummate an initial business combination.

If we are unable to complete an initial business combination by 24 months from the closing of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest not previously released to us (net of taxes payable and up to $100,000 of interest that may be released to us to pay liquidation expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board of Directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. We cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims. Although we are required to have all third parties (including any vendors or other entities we engage after this offering) and any prospective target businesses enter into agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. There is also no guarantee that the third parties would not challenge the enforceability of these waivers and bring claims against the trust account for monies owed them. Bengochea SPAC Sponsors II LLC, an entity affiliated with Jose A. Bengochea, our Chief Executive Officer, has agreed that it will be liable to ensure that the proceeds in the trust account are not reduced below $10.00 per share (or any increased amount as a result of our extending the time to consummate a business combination as described herein) by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. The agreement entered into by Bengochea SPAC Sponsors II LLC specifically provides for two exceptions to the indemnity given: Bengochea SPAC Sponsors II LLC will have no liability (1) as to any claimed amounts owed to a target business or vendor or other entity who has executed an agreement with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, or (2) as to any claims for indemnification by the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. MaloneBailey, LLP, our independent registered public accounting firm, and the underwriters of the offering, will not execute agreements with us waiving such claims to the monies held in the trust account. We have not independently verified whether Bengochea SPAC Sponsors II LLC has sufficient funds to satisfy its indemnity obligations, we have not asked it to reserve for such obligations and we do not believe it has any significant liquid assets. Accordingly, we believe it is unlikely that it will be able to satisfy its indemnification obligations if it is required to do so.

The holders of the Founders Shares will not participate in any redemption distribution from our trust account with respect to such shares.

If we are unable to consummate an initial business combination and we expend all of the net proceeds of this offering not deposited in the trust account, we expect that the initial per-share redemption price will be approximately $10.00 (which is equal to the anticipated aggregate amount then on deposit in the trust account excluding interest earned on the funds held in the trust account without taking into account any interest earned on such funds or any increase as a result of our extending the time to consummate a business combination as described herein). The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of our stockholders. In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. Therefore, the actual per-share redemption price may be less than $10.00 without taking into account any interest earned on such funds or any increase as a result of our extending the time to consummate a business combination as described herein.

We will pay the costs of any liquidation from the net proceeds from this offering and the private placement held out of trust and the up to $100,000 of interest income available to us from the trust account to pay for our liquidation expenses.

Conflicts of Interest:

As described in “Proposed Business — Sourcing of Potential Business Combination Targets” and “Management — Conflicts of Interest,” each of our officers and directors presently has, and any of them in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such other entity. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination. Our sponsor paid a nominal aggregate purchase price of $25,000 for the founder shares, or approximately $0.002 per share. Accordingly, our management team, which owns interests in our sponsor, may be more willing to pursue a business combination with a riskier or less-established target business than would be the case if our sponsor had paid the same per share price for the founder shares as our public stockholders paid for their public shares.

As described above, certain members of our management team will receive compensation upon consummation of our initial business combination, and accordingly, they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such compensation will not be received unless we consummate such business combination.

In the event our sponsor or members of our management team provide loans to us to finance transaction costs and/or incur expenses on our behalf in connection with an initial business combination, such persons may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such loans may not be repaid and/or such expenses may not be reimbursed unless we consummate such business combination.

Similarly, if we agree to pay our sponsor or a member of our management team a finder’s fee, advisory fee, consulting fee or success fee in order to effectuate the completion of our initial business combination, such persons may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as any such fee may not be paid unless we consummate such business combination.

Our sponsor, officers or directors may sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. As a result, our sponsor, officers and directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other special purpose acquisition company with which they may become involved. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination target. Based on the existing relationships of our sponsor, directors and officers, their level of financial investment in us and the potential loss of such investment if no business combination is consummated, the fact that we may consummate a business combination with a target in a broad array of industries, we believe there may be substantial overlap between companies that would be a suitable business combination for us and companies that would make an attractive target for their other businesses. Therefore we do not believe that any such potential conflicts would materially affect our ability to complete our initial business combination.

Our executive officers and our directors may have interests that differ from you in connection with the business combination, including the fact that they may lose their entire investment in us if our initial business combination is not completed, except to the extent they receive liquidating distributions from assets outside the trust account, and accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

Additionally, the personal and financial interests of our directors and executive officers may influence their motivation in timely identifying and pursuing an initial business combination or completing our initial business combination. The different timelines of competing business combinations could cause our directors and executive officers to prioritize a different business combination over finding a suitable acquisition target for our business combination. Consequently, our directors’ and executive officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest, which could negatively impact the timing for a business combination.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, directors or members of our management team; accordingly, such affiliated person(s) may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such affiliated person(s) would have interests different from our public stockholders and would likely not receive any financial benefit unless we consummated such business combination.

In addition to the above, our officers and directors are not required to commit any specified amount of time to our affairs, and, accordingly, may have conflicts of interest in allocating management time among various business activities, including selecting a business combination target and monitoring the related due diligence. See “Risk Factors — Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.”

Additionally, our sponsor and executive officers and directors have agreed to waive their redemption rights with respect to any founder shares and any public shares held by them in connection with the consummation of our initial business combination. Further, our sponsor and executive officers and directors have agreed to waive their redemption rights with respect to any founder shares held by them if we are unable to complete our initial business combination within 24 months from the closing of this offering or by such earlier liquidation date as our board of directors may approve. If we do not complete our initial business combination within such applicable time period, the proceeds of the sale of the private warrants held in the trust account will be used to fund the redemption of our public shares, and the private warrants may expire worthless. With certain limited exceptions, the founder shares will not be transferable, assignable or salable by our sponsor or its permitted transferees until 12 months after the completion of our initial business combination. With certain limited exceptions, the private warrants and the shares of common stock underlying the private warrants, will not be transferable, assignable or salable by our sponsor or its permitted transferees until 30 days after the completion of our initial business combination. Since our sponsor and executive officers and directors may directly or indirectly own ordinary shares and rights following this offering, our executive officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination because of their financial interest in completing an initial business combination within 24 months from the closing of this offering or by such earlier liquidation date as our board of directors may approve.

Summary of Risk Factors

An investment in our securities involves a high degree of risk. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may materially adversely affect our business, financial condition and operating results. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. Such risks include, but are not limited to:

•        We may not be able to complete our initial business combination within 24 months after the closing of this offering, in which case we would cease all operations except for the purpose of winding up, and we would redeem our public shares for a pro rata portion of the funds in the trust account, and we would liquidate. In such event, our rights and warrants would expire worthless.

•        Your only opportunity to affect the investment decision regarding a potential business combination may be limited to the exercise of your right to convert your shares to cash.

•        Our initial stockholders will control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

•        The ability of our public stockholders to exercise their conversion rights or sell their shares to us in a tender offer may not allow us to effectuate the most desirable business combination or optimize our capital structure.

•        We may require stockholders who wish to convert their shares in connection with a proposed business combination to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights.

•        We may issue additional shares of capital stock or debt securities to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

•        We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business.

•        We may not obtain a fairness opinion with respect to the target business that we seek to acquire and therefore you may be relying solely on the judgment of our Board of Directors in approving a proposed business combination.

•        Resources could be wasted in researching acquisitions that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

•        Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by public health concerns, rising interest rates, and other current or future events, including the status of debt and equity markets.

•        We may have a limited ability to assess the management of a prospective target business and, as a result, may affect our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company.

•        If we consummate a business combination with a target company with assets located outside of the United States, our results of operations and prospects could be subject to the economic, political, and legal policies, developments, and conditions in the country in which we operate. Further, exchange rate fluctuations and currency policies may cause our ability to succeed in the international markets to be diminished.

•        Our officers and directors presently have fiduciary or contractual obligations to other entities and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•        Our officers and directors may have interests in a potential business combination that are different than yours, which may create conflicts of interest.

•        The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry.

•        You will experience immediate and substantial dilution from the purchase of our common stock.

•        We may amend the terms of the warrants in a manner that may be adverse to holders of public warrants with the approval by a majority of the then outstanding warrants.

•        We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

•        There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

•        NASDAQ may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

•        If third parties bring claims against us, and if our directors decide not to enforce the indemnification obligations of Bengochea SPAC Sponsors II LLC, or if Bengochea SPAC Sponsors II LLC does not have the funds to indemnify us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.00 per share without taking into account any interest earned on such funds or any increase as a result of our extending the time to consummate a business combination as described herein.

•        Provisions in our amended and restated certificate of incorporation and bylaws and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

•        Our amended and restated certificate of incorporation will provide, subject to limited exceptions, that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.

•        Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

•        We have no operating history, and, accordingly, you have no basis on which to evaluate our ability to achieve our business objective.

•        If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.

•        We are an emerging growth company and smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

•        Cyber incidents or attacks directed at us could result in information theft, data corruption, operational disruption and/or financial loss.

•        This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, and accordingly only balance sheet data is presented.

	November 30, 2024
	Actual	As Adjusted(1)
Working capital (deficiency)	$(16,275)	2,004,525
Total assets	$15,000	252,223,725
Total liabilities	$16,275	219,200
Value of common stock subject to possible conversion/tender	$—	250,000,000
Stockholders’ (deficit) equity	$(1,275)	2,004,525

____________

(1)      The “as adjusted” information gives effect to the sale of the units we are offering and the sale of the private warrants including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale and the repayment of the accrued and other liabilities required to be repaid, and assumes no exercise of the underwriters’ over-allotment option in the aggregate of 1,607,143 Founders Shares that have been forfeited as a result thereof.

The “as adjusted” total assets amount includes $250,000,000 to be held in the trust account, plus $2,200,000 in cash to be held outside the trust account (after giving effect to estimated offering costs) less $23,725 of actual stockholders equity as of November 30, 2024.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the risks described below, which we believe represent the material risks related to the offering, together with the other information contained in this prospectus, before making a decision to invest in our units. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

Risks Relating to Searching for and Consummating a Business Combination

If we are unable to consummate a business combination, our public stockholders may be forced to wait more than 24 months before receiving distributions from the trust account, and our rights will expire worthless.

We have 24 months from the closing of this offering in which to complete a business combination. We have no obligation to return funds to investors prior to such date unless we consummate a business combination prior thereto and only then in cases where investors have sought to convert or sell their shares to us. Only after the expiration of this full time period will public security holders be entitled to distributions from the trust account if we are unable to complete a business combination. Accordingly, investors’ funds may be unavailable to them until after such date and to liquidate your investment, public security holders may be forced to sell their public shares or warrants, potentially at a loss.

Additionally, if we are unable to complete an initial business combination within the required timeframe and therefore are forced to dissolve and liquidate, the holders of our rights to receive one-eight (1/8) of one share of common stock upon consummation of our initial business combination will not receive any of such funds with respect to their rights, nor will they receive any distribution from our assets held outside of the trust account with respect to such rights, and their rights will expire worthless.

The requirement that we complete an initial business combination within 24 months from the closing of this offering may give potential target businesses leverage over us in negotiating a business combination.

We have 24 months from the closing of this offering to complete an initial business combination. Any potential target business with which we enter into negotiations concerning a business combination will be aware of this requirement. Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete a business combination with that particular target business, we may be unable to complete a business combination with any other target business. This risk will increase as we get closer to the time limit referenced above.

Our public stockholders may not be afforded an opportunity to vote on our proposed business combination.

We will either (1) seek stockholder approval of our initial business combination at a meeting called for such purpose at which public stockholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination or don’t vote at all, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), or (2) provide our public stockholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described elsewhere in this prospectus. Accordingly, it is possible that we will consummate our initial business combination even if holders of a majority of our public shares do not approve of the business combination we consummate. The decision as to whether we will seek stockholder approval of a proposed business combination or will allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. For instance, NASDAQ rules currently allow us to engage in a tender offer in lieu of a stockholder meeting but would still require us to obtain stockholder approval if we were seeking to issue more than 22% of our outstanding shares to a target business as consideration in any business combination. Therefore, if we were structuring a business combination that required us to issue more than 22% of our outstanding shares, we would seek stockholder approval of such business combination instead of conducting a tender offer.

Our initial stockholders will control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

Upon consummation of our offering, our initial stockholders will own approximately 20% of our issued and outstanding shares of common stock (assuming they do not purchase any units in this offering). None of our officers, directors, initial stockholders or their affiliates has indicated any intention to purchase units in this offering or any units or shares of common stock from persons in the open market or in private transactions. However, our officers, directors, initial stockholders or their affiliates could determine in the future to make such purchases in the open market or in private transactions, to the extent permitted by law, in order to reduce the number of stockholders seeking to tender their shares to us. In connection with any vote for a proposed business combination, our initial stockholders, as well as all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering as well as any shares of common stock acquired in this offering or in the aftermarket in favor of such proposed business combination. As a result, if we sought stockholder approval of a proposed transaction we could need as little as 7,142,858 of our 25,000,000 public shares (or approximately 29% of our public shares) to be voted in favor of the transaction in order to have such transaction approved (assuming all shares are voted, the over-allotment option is not exercised, that the initial stockholders do not purchase any units in this offering or units or shares in the after-market). If only a minimum number of shares are voted to reach a quorum for the meeting, we will not need any public shares to be voted in favor of the transaction in order to have such transaction approved (assuming the over-allotment option is not exercised, that the initial stockholders do not purchase any units in this offering or units or shares in the after-market).

Our Board of Directors is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office until at least the consummation of the business combination. Accordingly, you may not be able to exercise your voting rights under corporate law for up to 24 months. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our initial stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our initial stockholders will continue to exert control at least until the consummation of a business combination.

If we determine to change our acquisition criteria or guidelines, many of the disclosures contained in this prospectus would not be applicable and you would be investing in our company without any basis on which to evaluate the potential target business we may acquire.

We could seek to deviate from the acquisition criteria or guidelines disclosed in this prospectus although we have no current intention to do so. Accordingly, investors may be making an investment in our company without any basis on which to evaluate the potential target business we may acquire. Regardless of whether or not we deviate from the acquisition criteria or guidelines in connection with any proposed business combination, investors will always be given the opportunity to convert their shares or sell them to us in a tender offer in connection with any proposed business combination as described in this prospectus.

Review of any proposed business combination with a U.S. target by a U.S. government entity such as the Committee on Foreign Investment could delay or restrict our ability to complete our initial business combination.

Our sponsor, our officers, all but one of our directors, and a majority of the holders of the equity interests in our sponsor are U.S. persons, and we and our sponsor are organized under U.S. state law and have principal places of business in the United States. Accordingly, in our view, neither we nor our sponsor should be deemed to have substantial ties with a non-U.S. person at the time of this offering. However, it is possible that one or more U.S. regulatory authorities could take a different view, particularly if the composition of our sponsor’s equity base or the makeup of our management team changes between now and the time of our initial business combination. If any proposed business combination becomes subject to review by a U.S. regulatory authority, such as the Committee on Foreign Investment in the United States (CFIUS) or pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the review and approval process could delay our ability to consummate our initial business combination by the deadline set forth in our amended and restated certificate of incorporation and, accordingly, require us to liquidate.

Since we have not yet selected a particular industry or target business with which to complete a business combination, we are unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

While we may pursue an initial business combination target in any business, industry or geographic location, we intend to search globally for target companies within the M&E industry with a primary focus on the United States, and in particular on identifying attractive targets among content studios and film production, family entertainment, animation, music, gaming, e-sports, talent management, talent-facing brands and businesses. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business which we may ultimately acquire. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. If we complete a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

The ability of our stockholders to exercise their conversion rights or sell their shares to us in a tender offer may not allow us to effectuate the most desirable business combination or optimize our capital structure.

If our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise conversion rights or seek to sell their shares to us in a tender offer, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination. In the event that the acquisition involves the issuance of our stock as consideration, we may be required to issue a higher percentage of our stock to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us.

In connection with any vote to approve a business combination, we will offer each public stockholder the option to vote in favor of a proposed business combination and still seek conversion of his, her or its shares.

In connection with any vote to approve a business combination, we will offer each public stockholder (but not our initial stockholders, officers and directors) the right to have his, her or its shares of common stock converted to cash (subject to the limitations described elsewhere in this prospectus) regardless of whether such stockholder votes for or against such proposed business combination or does not vote at all. The ability to seek conversion while voting in favor of our proposed business combination may make it more likely that we will consummate a business combination.

We do not have a specified maximum conversion threshold. The absence of such a conversion threshold may make it easier for us to consummate a business combination even where a substantial number of public stockholders seek to convert their shares to cash in connection with the vote on the business combination.

We have no specified percentage threshold for conversion in our amended and restated certificate of incorporation. As a result, we may be able to consummate a business combination even though a substantial number of our public stockholders do not agree with the transaction and have converted their shares.

In connection with any stockholder meeting called to approve a proposed initial business combination, we may require stockholders who wish to convert their shares in connection with a proposed business combination to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising their rights.

In connection with any stockholder meeting called to approve a proposed initial business combination, each public stockholder will have the right, regardless of whether he is voting for or against such proposed business combination or does not vote at all, to demand that we convert his shares into a pro rata share of the trust account as of two business days prior to the consummation of the initial business combination. We may require public stockholders who wish to convert their shares in connection with a proposed business combination to either (i) tender their certificates to our transfer agent or (ii) deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holders’ option, in each case prior to a date set forth in the tender offer documents or proxy materials sent in connection with the proposal to approve the business combination. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. While we have been advised that it takes a short time to deliver shares through the DWAC System, we cannot assure you of this fact. Accordingly, if it takes longer than we anticipate for stockholders to deliver their shares, stockholders who wish to convert may be unable to meet the deadline for exercising their conversion rights and thus may be unable to convert their shares.

If, in connection with any stockholder meeting called to approve a proposed business combination, we require public stockholders who wish to convert their shares to comply with specific requirements for conversion, such converting stockholders may be unable to sell their securities when they wish to in the event that the proposed business combination is not approved.

If we require public stockholders who wish to convert their shares to comply with specific requirements for conversion and such proposed business combination is not consummated, we will promptly return such certificates to the tendering public stockholders. Accordingly, investors who attempted to convert their shares in such a circumstance will be unable to sell their securities after the failed acquisition until we have returned their securities to them. The market price for our shares of common stock may decline during this time and you may not be able to sell your securities when you wish to, even while other stockholders that did not seek conversion may be able to sell their securities.

Because of our structure, other companies may have a competitive advantage and we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from entities other than blank check companies having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, seeking stockholder approval or engaging in a tender offer in connection with any proposed business combination may delay the consummation of such a transaction. Additionally, our outstanding warrants, as well as the rights to one-eight (1/8) of one share of common stock upon consummation of our initial business combination included within our units, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of the foregoing may place us at a competitive disadvantage in successfully negotiating a business combination.

Because we must furnish our stockholders with target business financial statements prepared in accordance with U.S. generally accepted accounting principles or international financial reporting standards, we will not be able to complete a business combination with prospective target businesses unless their financial statements are prepared in accordance with U.S. generally accepted accounting principles or international financial reporting standards.

The federal proxy rules require that a proxy statement with respect to a vote on a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, or GAAP, or international financial reporting standards, or IFRS, depending on the circumstances, and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. We will include the same financial statement disclosure in connection with any tender offer documents we use, whether or not they are required under the tender offer rules. Additionally, to the extent we furnish our stockholders with financial statements prepared in accordance with IFRS, such financial statements will likely need to be audited in accordance with U.S. GAAP at the time of the consummation of the business combination. These financial statement requirements may limit the pool of potential target businesses we may acquire.

A provision of our warrant agreement may make it more difficult for use to consummate an initial business combination.

Under the terms of our warrants, if (x) we issue additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by our Board of Directors, and in the case of any such issuance to our initial stockholders or their affiliates, without taking into account any Founders Shares held by them prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the volume weighted average trading price of our shares of common stock during the 20 trading day period starting on the trading day prior to the day on which we consummate our initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the corresponding $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price. This warrant provision may make it more difficult for us to consummate an initial business combination with a target business.

We may issue shares of our capital stock or debt securities to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

As of the date of this prospectus, our amended and restated certificate of incorporation will authorize the issuance of up to 50,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Although we have no commitment as of the date of this offering, we may issue a substantial number of additional shares of common stock or shares of preferred stock, or a combination of common stock and preferred stock, to complete a business combination. The issuance of additional shares of common stock will not reduce the per-share conversion amount in the trust account. The issuance of additional shares of common stock or preferred stock:

•        may significantly reduce the equity interest of investors in this offering;

•        may subordinate the rights of holders of shares of common stock if we issue shares of preferred stock with rights senior to those afforded to our shares of common stock;

•        may cause a change in control if a substantial number of shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

•        may adversely affect prevailing market prices for our shares of common stock.

Similarly, if we issue debt securities, it could result in:

•        default and foreclosure on our assets if our operating revenues after a business combination are insufficient to repay our debt obligations;

•        acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•        our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•        our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.

If we incur indebtedness, our lenders will not have a claim on the cash in the trust account and such indebtedness will not decrease the per-share conversion amount in the trust account.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, because we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in search of a target business, or the obligation to convert into cash a significant number of shares from stockholders, we will be required to seek additional financing. Such financing may not be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

If the net proceeds of this offering not being held in trust are insufficient to allow us to operate for at least the next 24 months, we may be unable to complete a business combination.

Of the net proceeds of this offering, only approximately $2,200,000 will be available to us initially outside the trust account to fund our working capital requirements. We will also have access to certain interest earned on the funds held in the trust account for working capital purposes. We believe that, upon closing of this offering, such funds will be sufficient to allow us to operate for at least the next 24 months; however, we cannot assure you that our estimate is accurate. Accordingly, if we use all of the funds held outside of the trust account and all interest available to us, we may not have sufficient funds available with which to structure, negotiate or close an initial business combination. In such event, we would need to borrow funds from our initial stockholders, officers or directors or their affiliates to operate or may be forced to liquidate. Our initial stockholders, officers, directors and their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount that they deem reasonable in their sole discretion for our working capital needs. Each loan would be evidenced by a promissory note. The notes would be paid upon consummation of our initial business combination, without interest.

We may not obtain a fairness opinion with respect to the target business that we seek to acquire and therefore you may be relying solely on the judgment of our Board of Directors in approving a proposed business combination.

We will only be required to obtain a fairness opinion with respect to the target business that we seek to acquire if it is an entity that is affiliated with any of our initial stockholders, officers, directors or their affiliates. In all other instances, we will have no obligation to obtain an opinion. Accordingly, investors may be relying solely on the judgment of our Board of Directors in approving a proposed business combination.

Resources could be spent researching acquisitions that are not consummated, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

It is anticipated that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision is made not to complete a specific business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services.

It is likely we will consummate a business combination with a single target business, although we have the ability to simultaneously acquire several target businesses. By consummating a business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•        solely dependent upon the performance of a single business, or

•        dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.

Alternatively, if we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

Our search for an initial business combination, and any target business with which we ultimately consummate an initial business combination, may be materially adversely affected by significant current and future events, such as public health concerns, the war in Ukraine, rising interest rates, ongoing market turbulence and the status of debt and equity markets.

Public health concerns (pandemics or epidemics), terrorist attacks, natural disasters, acts of war (including the war in Ukraine), civil unrest, economic downturns or recessions and rising interest rates could adversely affect the economies and financial markets worldwide, and the business of any potential target business with which we consummate an initial business combination could be materially and adversely affected. Furthermore, we may be unable to complete an initial business combination if concerns relating to any such situations restrict travel, limit the ability to have meetings with potential investors or the target company’s personnel or service providers, or otherwise cause the target company to be unavailable to negotiate and consummate a transaction in a timely manner. The extent to which current or future events impact our search for an initial business combination will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning, for example, the severity of any public health concerns, the status of efforts to contain COVID-19 or treat its impact, among others. If the disruptions posed by any current or future events continue for an extensive period of time, our ability to consummate an initial business combination, or the operations of a target business with which we ultimately consummate an initial business combination, may be materially adversely affected.

In addition, our ability to consummate a transaction may be dependent on the ability to raise equity and debt financing which may be impacted by rising interest rates, ongoing market turbulence or other current or future events, including as a result of increased market volatility, decreased market liquidity in third-party financing being unavailable on terms acceptable to us or at all.

As the number of special purpose acquisition companies evaluating targets increases, attractive targets may become scarcer and there may be more competition for attractive targets. This could increase the cost of our initial business combination and could even result in our inability to find a target or to consummate an initial business combination.

Since the fourth quarter of 2020, the number of special purpose acquisition companies that have been formed has increased substantially. Many potential targets for special purpose acquisition companies have already entered into an initial business combination, and there are still many special purpose acquisition companies seeking targets for their initial business combination, as well as many such companies currently in registration. As a result, at times, fewer attractive targets may be available, and it may require more time, more effort and more resources to identify a suitable target and to consummate an initial business combination.

In addition, because there are more special purpose acquisition companies seeking to enter into an initial business combination with available targets, the competition for available targets with attractive fundamentals or business models may increase, which could cause targets companies to demand improved financial terms. Attractive deals could also become scarcer for other reasons, such as economic or industry sector downturns, geopolitical tensions, or increases in the cost of additional capital needed to close business combinations or operate targets post-business combination. This could increase the cost of, delay or otherwise complicate or frustrate our ability to find and consummate an initial business combination, and may result in our inability to consummate an initial business combination on terms favorable to our investors altogether.

Changes in the market for directors and officers liability insurance could make it more difficult and more expensive for us to negotiate and complete an initial business combination.

In recent months, the market for directors and officers liability insurance for special purpose acquisition companies has changed. The premiums charged for such policies have generally increased and the terms of such policies have generally become less favorable. There can be no assurance that these trends will not continue.

The increased cost and decreased availability of directors and officers liability insurance could make it more difficult and more expensive for us to negotiate an initial business combination. In order to obtain directors and officers liability insurance or modify its coverage as a result of becoming a public company, the post-business combination entity might need to incur greater expense, accept less favorable terms or both. However, any failure to obtain adequate directors and officers liability insurance could have an adverse impact on the post-business combination’s ability to attract and retain qualified officers and directors.

In addition, even after we were to complete an initial business combination, our directors and officers could still be subject to potential liability from claims arising from conduct alleged to have occurred prior to the initial business combination. As a result, in order to protect our directors and officers, the post-business combination entity will likely need to purchase additional insurance with respect to any such claims (“run-off insurance”). The need for run-off insurance would be an added expense for the post-business combination entity, and could interfere with or frustrate our ability to consummate an initial business combination on terms favorable to our investors.

Furthermore, because our management team utilizes strategic advisors in addition to conventional directors and officers, we may choose to seek liability insurance coverage which extends to our strategic advisors, which could further increase our insurance costs.

Risks Relating to the Post-Business Combination Company

Our ability to successfully effect a business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following a business combination. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct.

Our ability to successfully effect a business combination is dependent upon the efforts of our key personnel. We believe that our success depends on the continued service of our key personnel, at least until we have consummated our initial business combination. We cannot assure you that any of our key personnel will remain with us for the immediate or foreseeable future. In addition, none of our officers is required to commit any specified amount of time to our affairs and, accordingly, our officers will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have employment agreements with, or key-man insurance on the life of, any of our officers. The unexpected loss of the services of our key personnel could have a detrimental effect on us.

The role of our key personnel after a business combination, however, cannot presently be ascertained. Although some of our key personnel may serve in senior management or advisory positions following a business combination, it is likely that most, if not all, of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Our officers and directors may not have significant experience or knowledge regarding the jurisdiction or industry of the target business we may seek to acquire.

We may consummate a business combination with a target business in any geographic location or industry we choose. We cannot assure you that our officers and directors will have enough experience or have sufficient knowledge relating to the jurisdiction of the target or its industry to make an informed decision regarding a business combination.

If we do not conduct an adequate due diligence investigation of a target business, we may be required to subsequently take write-downs or write-offs, restructuring, and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

We must conduct a due diligence investigation of the target businesses we intend to acquire. Intensive due diligence is time consuming and expensive due to the operations, accounting, finance and legal professionals who must be involved in the due diligence process. Even if we conduct extensive due diligence on a target business, this diligence may not reveal all material issues that may affect a particular target business, and factors outside the control of the target business and outside of our control may later arise. If our diligence fails to identify issues specific to a target business, industry or the environment in which the target business operates, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our common stock. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

If we effect a business combination with a company located in a foreign jurisdiction, we would be subject to a variety of additional risks that may negatively impact our operations.

If we consummate a business combination with a target business in a foreign country, we would be subject to any special considerations or risks associated with companies operating in the target business’ home jurisdiction, including any of the following:

•        rules and regulations or currency conversion or corporate withholding taxes on individuals;

•        tariffs and trade barriers;

•        regulations related to customs and import/export matters;

•        longer payment cycles;

•        tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•        currency fluctuations and exchange controls;

•        challenges in collecting accounts receivable;

•        cultural and language differences;

•        employment regulations;

•        crime, strikes, riots, civil disturbances, terrorist attacks and wars; and

•        deterioration of political relations with the United States.

We cannot assure you that we would be able to adequately address these additional risks. If we were unable to do so, our operations might suffer.

If we effect a business combination with a company located outside of the United States, the laws applicable to such company may govern some or all our material agreements and we may not be able to enforce our legal rights.

If we effect a business combination with a company located outside of the United States, the laws of the country in which such company operates may govern some or all of the material agreements relating to its operations. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a company located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under federal securities laws.

If we acquire a company operating in the M&E industry, our future operations may be subject to risks associated with this sector.

While we may pursue an initial business combination target in any business, industry or geographic location, we intend to search globally for target companies within the M&E industry with a primary focus on the United States, and in particular on identifying attractive targets among content studios and film production, family entertainment, animation, music, gaming, e-sports, talent management, talent-facing brands and businesses. Because we have not yet identified or approached any specific target business, we cannot provide specific risks of any business combination. However, risks inherent in investments in these industries may include, but are not limited to, the following:

•        adverse changes in international, national, regional or local economic, demographic and market conditions;

•        competition from other companies and businesses in the M&E industry;

•        the ability to develop successful new products or improve existing ones;

•        changes in technology rendering our products or services obsolete following a business combination;

•        the disruption or failure of our networks, systems, platform or technology that frustrate or thwart our users’ ability to access our products and services, which may cause our users, advertisers, and partners to cut back on or stop using our products and services altogether, which could harm our business;

•        fluctuations in interest rates, which could adversely affect the ability of buyers and tenants of properties to obtain financing on favorable terms or at all;

•        mobile malware, viruses, ransomware, hacking and phishing attacks, spamming, and improper or illegal use of our products, which could harm our business and reputation;

•        litigation and other legal proceedings;

•        challenges associated with perfecting, registering, maintaining, licensing, enforcing and defending our intellectual property rights;

•        complexities in properly measuring the value of intangible or cutting-edge business assets, such as a celebrity’s brand recognition or the advertising potential of a streaming service;

•        risks arising out of the interconnectedness of the value and goodwill of our business and brands with the marketability, popularity, and public perception of certain celebrities;

•        the ability to attract and retain highly skilled employees;

•        environmental risks;

•        civil unrest, labor strikes, acts of God, including earthquakes, floods and other natural disasters and acts of war or terrorism, which may result in uninsured losses;

•        increasing governmental regulation; and

•        failure to comply with governmental regulations resulting in the imposition of penalties, fines or restrictions on operations and remedial liabilities.

Any of the foregoing could have an adverse impact on our operations following a business combination. However, our efforts in identifying prospective target businesses will not be limited to companies in the M&E industry. Accordingly, if we acquire a target business in another industry, these risks we will be subject to risks attendant with the specific industry in which we operate or target business which we acquire, which may or may not be different than those risks listed above.

There may be tax consequences to our business combinations that may adversely affect us.

While we expect to undertake any merger or acquisition so as to minimize taxes both to the acquired business and/or asset and us, such business combination might not meet the statutory requirements of a tax-free reorganization, or the parties might not obtain the intended tax-free treatment upon a transfer of shares or assets. A non-qualifying reorganization could result in the imposition of substantial taxes.

We will likely be subject to taxes in the U.S. and in the foreign jurisdictions where we do business. Due to economic and political conditions, tax rates in the U.S. and various foreign jurisdictions have been and may be subject to significant change. Changes in the mix of our earnings between countries with differing statutory tax rates, changes in the valuation of deferred tax assets and liabilities related to changes in tax rates, changes in tax laws, including how existing tax laws are interpreted or enforced, or contemplated changes in long-standing tax principles, if finalized and adopted, could adversely impact our future effective tax rate and business, results of operations, cash flows and financial condition. For example, long-standing international tax norms that determine each country’s jurisdiction to tax cross-border international trade are evolving as a result of a multilateral project, the Base Erosion and Profit Shifting Project (the “BEPS Project”), that has established new principles and reporting requirements recommended by the member countries of the Organization for Economic Cooperation and Development (the “OECD”). In connection with the BEPS Project, companies are required to disclose more information to tax authorities on operations around the world, which may lead to greater audit scrutiny of profits earned in countries outside of the U.S. Many jurisdictions have already enacted legislation and adopted policies resulting from the BEPS Project. The OECD, is also addressing the challenges of the digitization of the global economy with plans to redefine jurisdictional taxation rights in market countries and establish a global minimum tax.

The SEC has issued proposed rules relating to certain activities of special purpose acquisition companies (“SPACs”). Certain of the procedures that we, a potential business combination target, or others may determine to undertake in connection with such proposals may increase our costs and the time needed to complete our initial business combination and may constrain the circumstances under which we could complete an initial business combination. The need for compliance with the SPAC rule proposals may cause us to liquidate the funds in the trust account or liquidate our company at an earlier time than we might otherwise choose.

On March 30, 2022, the SEC issued proposed rules (the “SPAC Rule Proposals”) relating, among other items, to disclosures in business combination transactions between SPACS such as us and private operating companies; the condensed financial statement requirements applicable to transactions involving shell companies; the use of projections by SPACs in SEC filings in connection with proposed business combination transactions; the potential liability of certain participants in proposed business combination transactions; and the extent to which SPACs could become subject to regulation under the Investment Company Act, including a proposed rule that would provide SPACs a safe harbor from treatment as an investment company if they satisfy certain conditions that limit a SPAC’s duration, asset composition, business purpose and activities. The SPAC Rule Proposals have not yet been adopted, and may be adopted in the proposed form or in a different form that could impose additional regulatory requirements on SPACs. Certain of the procedures that we, a potential business combination target, or others may determine to undertake in connection with the SPAC Rule Proposals, or pursuant to the SEC’s views expressed in the SPAC Rule Proposals, may increase the costs and time of negotiating and completing an initial business combination, and may constrain the circumstances under which we could complete an initial business combination. The need for compliance with the SPAC Rule Proposals may cause us to liquidate the funds in the trust account or liquidate our company at an earlier time than we might otherwise choose.

The excise tax included in the U.S. Inflation Reduction Act of 2022 may decrease the value of our securities following our initial business combination, hinder our ability to consummate an initial business combination, and decrease the amount of funds available for distribution in connection with a liquidation.

Pursuant to the Inflation Reduction Act of 2022 (the “IR Act”), commencing in 2023, a 1% U.S. federal excise tax is imposed on certain repurchases (including redemptions) of stock by “covered corporations” occurring on or after January 1, 2023. Because we are a Delaware corporation and our securities are trading on the NASDAQ, we are a “covered corporation” for this purpose. The excise tax is imposed on the covered corporation itself, not its stockholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax. The Treasury recently issued interim guidance that redemptions in connection with a SPAC liquidation would not be subject to the excise tax under certain circumstances. In additional interim guidance issued by Treasury, IRS Announcement 2023-18 released on June 29, 2023, provides that taxpayers will not be required to report or pay the new excise tax on corporate stock repurchases before the time specified in forthcoming regulations. Treasury has publicly stated that the issuance of Proposed Regulations regarding the excise tax under the IR Act are in the final stages of the regulatory clearance process and will be released in the near term. Redemptions that occur in the same taxable year as a liquidation is completed will also be exempt from such tax. Any share redemption or other share repurchase that occurs after December 31, 2022, in connection with a business combination, extension vote or otherwise, may be subject to the excise tax. Whether and to what extent we would be subject to the excise tax in connection with an initial business combination, extension vote or otherwise in the future will depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the business combination, extension vote or otherwise, (ii) the nature and amount of any “PIPE” or other equity issuances in connection with the business combination (or otherwise issued not in connection with the business combination but issued within the same taxable year of the business combination) and (iii) the content of regulations and other guidance from the Treasury. In addition, because the excise tax would be payable by us and not by the redeeming holder, the mechanics of any required payment of the excise tax have not been determined. The foregoing could cause a reduction in the cash available on hand to complete our initial business combination and in our ability to complete the business combination. Notwithstanding the foregoing, we have agreed that the per share price payable to stockholders exercising their redemption rights in connection with an initial business combination, extension vote or otherwise (including upon our liquidation) will not be reduced by payments required to be made by us under the IR Act.

Risks Relating to Potential Conflicts of Interest of our Management, Directors, and Others

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This could have a negative impact on our ability to consummate a business combination.

Our officers and directors will not commit their full time to our affairs. We presently expect each of our officers and directors to devote such amount of time as they reasonably believe is necessary to our business. We do not intend to have any full-time employees prior to the consummation of our initial business combination. Each of our officers is engaged in other business endeavors for which he may be entitled to substantial compensation, and our officers are not obligated to contribute any specific number of hours per week to our affairs. Our independent directors also serve as officers and board members for other entities. If our officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to complete our initial business combination. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination target. Based on the existing relationships of our sponsor, directors and officers, their level of financial investment in us and the potential loss of such investment if no business combination is consummated, the fact that we may consummate a business combination with a target in a broad array of industries, we believe there may be substantial overlap between companies that would be a suitable business combination for us and companies that would make an attractive target for their other businesses., Therefore we do not believe that any such potential conflicts would materially affect our ability to complete our initial business combination.

Our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

Our initial stockholders have waived their right to convert the Founders Shares or any other shares purchased in this offering or thereafter, or to receive distributions from the trust account with respect to the Founders Shares upon our liquidation if we are unable to consummate a business combination. Accordingly, the shares and rights acquired prior to this offering, as well as the private warrants and any warrants purchased by our officers or directors in the aftermarket, will be worthless if we do not consummate a business combination. The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination and in determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Our officers and directors or their affiliates have pre-existing fiduciary and contractual obligations and may in the future become affiliated with other entities engaged in business activities similar to those intended to be conducted by us. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Our officers and directors or their affiliates have pre-existing fiduciary and contractual obligations to other companies. Accordingly, they may participate in transactions and have obligations that may be in conflict or competition with our consummation of our initial business combination. As a result, a potential target business may be presented by our management team to another entity prior to its presentation to us and we may not be afforded the opportunity to engage in a transaction with such target business. Additionally, our officers and directors may in the future become affiliated with entities that are engaged in a similar business, including another blank check company that may have acquisition objectives that are similar to ours. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a potential target business may be presented to other entities prior to its presentation to us, subject to our officers’ and directors’ fiduciary duties under Delaware law. For a more detailed description of our officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, see the sections titled “Management — Directors and Executive Officers” and “Management — Conflicts of Interest.”

Our management may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following a business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our management will be able to remain with the company after the consummation of a business combination only if they are able to negotiate employment or consulting agreements or other appropriate arrangements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business.

Risks Relating to our Securities

If we do not file and maintain a current and effective prospectus relating to the common stock issuable upon exercise of the warrants, holders will only be able to exercise such warrants on a “cashless basis.”

If we do not file and maintain a current and effective prospectus relating to the common stock issuable upon exercise of the warrants at the time that holders wish to exercise such warrants, they will only be able to exercise them on a “cashless basis” provided that an exemption from registration is available. As a result, the number of shares of common stock that holders will receive upon exercise of the warrants will be fewer than it would have been had such holder exercised his warrant for cash. Further, if an exemption from registration is not available, holders would not be able to exercise on a cashless basis and would only be able to exercise their warrants for cash if a current and effective prospectus relating to the common stock issuable upon exercise of the warrants is available. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to file and maintain a current and effective prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. If we are unable to do so, the potential “upside” of the holder’s investment in our company may be reduced or the warrants may expire worthless.

An investor will only be able to exercise a warrant if the issuance of shares of common stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless the shares of common stock issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. If the shares of common stock issuable upon exercise of the warrants are not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants may be deprived of any value, the market for the warrants may be limited and they may expire worthless if they cannot be sold.

We may amend the terms of the warrants in a manner that may be adverse to holders with the approval by the holders of at least a majority of the then outstanding warrants.

Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision. The warrant agreement requires the approval by the holders of at least a majority of the then outstanding warrants in order to make any change that adversely affects the interests of the registered holders.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share redemption price received by stockholders may be less than $10.00.

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors and service providers we engage and prospective target businesses we negotiate with execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, they may not execute such agreements. Furthermore, even if such entities execute such agreements with us, they may seek recourse against the trust account. A court may not uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of our public stockholders. If we are unable to complete a business combination and distribute the proceeds held in trust to our public stockholders, Bengochea SPAC Sponsors II LLC, an entity affiliated with Mr. Bengochea, has agreed (subject to certain exceptions described elsewhere in this prospectus) that it will be liable to ensure that the proceeds in the trust account are not reduced below $10.00 per share by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. However, we have not independently verified whether Bengochea SPAC Sponsors II LLC has sufficient funds to satisfy its indemnity obligations, we have not asked it to reserve for such obligations and we do not believe it has any significant liquid assets. Accordingly, we believe it is unlikely that it will be able to satisfy its indemnification obligations if it is required to do so. As a result, the per-share distribution from the trust account may be less than $10.00, plus interest, due to such claims.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we may not be able to return to our public stockholders at least $10.00.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

Our amended and restated certificate of incorporation provides that we will continue in existence only until 24 months from the closing of this offering. If we have not completed a business combination by such date, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest not previously released to us but net of franchise and income taxes payable (less up to $100,000 for our liquidation expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board of Directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after expiration of the time we have to complete an initial business combination, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our Board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our directors may decide not to enforce Bengochea SPAC Sponsors II LLC’s indemnification obligations, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.

In the event that the proceeds in the trust account are reduced below $10.00 per public share and Bengochea SPAC Sponsors II LLC asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against it to enforce such indemnification obligations. It is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public stockholders may be reduced below $10.00 per share.

The securities in which we may invest the funds held in the trust account could bear a negative rate of interest, which could reduce the value of the assets held in trust such that the per-share redemption amount received by public stockholders may be less than $10.00 per share.

The proceeds held in the trust account will be held as cash or cash items (including in demand deposit accounts) or invested only in U.S. government treasury obligations with a maturity of 185 days or less, money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations, although we may determine to hold such proceeds as cash rather than investing them for any reason including but not limited to interest rate fluctuations or the need for such funds in connection with an impending closing of an initial business combination. While short-term U.S. government treasury obligations currently yield a positive rate of interest, they have briefly yielded negative interest rates in recent years. Central banks in Europe and Japan pursued interest rates below zero in recent years, and the Open Market Committee of the Federal Reserve has not ruled out the possibility that it may in the future adopt similar policies in the United States. In the event that we are unable to complete our initial business combination or make certain amendments to our amended and restated certificate of incorporation, our public stockholders are entitled to receive their pro-rata share of the proceeds held in the trust account, plus any interest income not previously released to us, net of taxes payable. Negative interest rates could reduce the value of the assets held in trust such that the per-share redemption amount received by public stockholders may be less than $10.00 per share.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Stockholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

We may issue our shares to investors in connection with our initial business combination at a price that is less than the prevailing market price of our shares at that time.

In connection with our initial business combination, we may issue shares to investors in private placement transactions (so-called PIPE transactions) at a price of $10.00 per share or which approximates the per-share amounts in our trust account at such time, which is generally approximately $10.00, without taking into account any interest earned on such funds or any increase as a result of our extending the time to consummate a business combination as described herein. The purpose of such issuances will be to enable us to provide sufficient liquidity to the post-business combination entity. The price of the shares we issue may therefore be less, and potentially significantly less, than the market price for our shares at such time.

NASDAQ may delist our securities from quotation on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be listed on NASDAQ, a national securities exchange, upon consummation of this offering. Although, after giving effect to this offering, we expect to meet NASDAQ’s minimum initial listing standards for the Nasdaq Global Market, which generally only requires that we meet certain requirements relating to market capitalization, aggregate market value of publicly held shares and distribution requirements, we cannot assure you that our securities will continue to be listed on NASDAQ in the future prior to an initial business combination. Additionally, in connection with our initial business combination, it is possible that NASDAQ will require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time. NASDAQ will also have discretionary authority to not approve our listing if NASDAQ determines that the listing of the company to be acquired is against public policy at that time.

If NASDAQ delists our securities from trading on its exchange, or we are not listed in connection with our initial business combination, we could face significant material adverse consequences, including:

•        a limited availability of market quotations for our securities;

•        reduced liquidity with respect to our securities;

•        a determination that our shares of common stock are “penny stock” which will require brokers trading in our shares of common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our shares of common stock;

•        a limited amount of news and analyst coverage for our company; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our units and common stock, warrants and rights will be listed on NASDAQ, our units, common stock, warrants and rights will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. If we were no longer listed on NASDAQ, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.

Our initial stockholders paid a nominal price for the Founders Shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our shares of common stock.

The difference between the public offering price per share and the pro forma net tangible book value per share of common stock after this offering constitutes the dilution to the investors in this offering. Our initial stockholders acquired the Founders Shares at a nominal price, significantly contributing to this dilution. Upon consummation of this offering, you and the other new investors will incur an immediate and substantial dilution of approximately 98.43% or $8.75 per share (the difference between the pro forma net tangible book value per share $(0.14) (assuming a maximum redemption scenario), and the initial offering price of $8.89 per unit). This is because investors in this offering will be contributing approximately 99.96% of the total amount paid to us for our outstanding securities after this offering but will only own approximately 70.00% of our outstanding securities and this becomes exacerbated to the extent that public stockholders seek to convert their shares into a pro rata share of the trust proceeds. Accordingly, the per-share purchase price you will be paying substantially exceeds our per share net tangible book value.

Our initial stockholders paid an aggregate of $25,000 for the Founders Shares, or approximately $0.002 per share. As a result, our initial stockholders stand to make a substantial profit even if an initial business combination subsequently declines in value or is unprofitable for our public stockholders, and may have an incentive to recommend such an initial business combination to our stockholders.

As a result of the low acquisition cost of our Founders Shares, our initial stockholders could make a substantial profit even if we select and consummate an initial business combination with an acquisition target that subsequently declines in value or is unprofitable for our public stockholders. Thus, they may have more of an economic incentive for us to enter into an initial business combination with a riskier, weaker-performing or financially unstable business, or an entity lacking an established record of revenues or earnings, than would be the case if such parties had paid the full offering price for their Founders Shares.

Potential participation in this offering by our non-managing sponsor investors could reduce the public float for our securities.

Our non-managing sponsor investors have indicated an interest to purchase up to an aggregate of approximately $[•] million of the units offered in this offering at the initial public offering price (assuming the exercise in full of the underwriter’s over-allotment option). While these indications of interest are not binding agreements or commitments to purchase, if our non-managing sponsor investors are allocated all or a significant portion of the units in which they have indicated an interest in this offering, and they purchase such units, such purchase or purchases could reduce the available public float for our securities if such parties hold these securities long-term, which could reduce liquidity and increase the volatility of our stock price.

Since our sponsor, officers and directors and any other holder of our founder shares, including any non-managing sponsor investors will lose their entire investment in us if our initial business combination is not completed (other than with respect to any public shares they may acquire during or after this offering), and because our sponsor, officers and directors and any other holder of our founder shares, including any non-managing sponsor investors, directly or indirectly may profit substantially from a business combination as a result of their ownership of founder shares even under circumstances where our public shareholders would experience losses in connection with their investment, a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination, including in connection with the shareholder vote in respect thereto.

In November 2024, we issued our sponsor an aggregate of 12,321,429 founder shares (up to 1,607,143 of which are subject to forfeiture depending on the extent to which the underwriter’s over-allotment option is exercised) for $25,000, or approximately $0.002 per share. Prior to this initial investment in us by the sponsor, we had no assets, tangible or intangible. Our sponsor holds founder shares and has committed to purchase [*] private warrants. Subject to each non-managing sponsor investor purchasing, through the sponsor, the private warrants [allocated to it] in connection with the closing of this offering, the sponsor will issue membership interests at a nominal purchase price to the non-managing sponsor investors reflecting interests in an aggregate of [*] founder shares.

In addition, our sponsor is expected to commit to purchase an aggregate of 4,580,000 private placement units at a price of $1.00 per private warrant ($4,580,000 in the aggregate) in a private placement that will close simultaneously with the closing of this offering. If we do not complete our initial business combination within 24 months from the closing of this offering, unless the time to complete our initial business combination is extended in accordance with charter, the private warrants will be worthless. Given the differential in the purchase price paid for the founder shares as compared to the initial public offering price of the public shares and the substantial number of founder shares, the founder shares may have significant value after the business combination even if our shares of common stock trade below the initial public offering price and holders of our public shares have a substantial loss on their investment. The non-managing sponsor investors will have the same rights to the funds held in the trust account with respect to the shares underlying the units, the rights and the warrants included in the units, they may purchase in this offering as the rights afforded to our other public stockholders. However, if the non-managing sponsor investors purchase all of the units for which they have expressed to us an interest in purchasing or otherwise hold a substantial number of our units, then the non-managing sponsor investors will potentially have different interests than our other public shareholders in approving our initial business combination and otherwise exercising their rights as public stockholders because of their indirect ownership of founder shares as further discussed in this prospectus. The non-managing sponsor investors will share in any appreciation of the founder shares through their membership interests in the sponsor if we successfully complete a business combination. Accordingly, non-managing sponsor investors’ interests in the founder shares owned by them indirectly through their membership interests in the sponsor may provide them with an incentive to vote any public shares they own in favor of a business combination, and make a substantial profit on such interests, even if the business combination is with a target that ultimately declines in value and is not profitable for other public stockholders.

The personal and financial interests of our sponsor, directors and officers and any holders of our founder shares or our private warrants may influence their motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following the initial business combination and may result in a misalignment of interests between the holders of our founder shares, including any non-managing sponsor investors, and our officers and directors, on the one hand, and our public shareholders, on the other. These risks may become more acute as the deadline to complete our initial business combination nears. In particular, because the founder shares were purchased at a purchase price of approximately $0.002 per share, the holders of our founder shares (including any non-managing sponsor investors and certain of our directors and officers that directly or indirectly own founder shares) could make a substantial profit after our initial business combination even if our public stockholders lose money on their investment as a result of a decrease in the post-combination value of their shares of common stock (after accounting for any adjustments in connection with an exchange or other transaction contemplated by the business combination).

Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors were to be included by a target business as a condition to any agreement with respect to our initial business combination.

Our outstanding warrants may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination.

We will be issuing warrants to purchase 12,500,000 shares of common stock as part of the Public Units offered by this prospectus, along with 4,580,000 shares of common stock as part of the units which are to be purchased in a private placement that will occur simultaneously with the consummation of this offering (in each case, assuming the underwriters do not exercise all or a portion of the over-allotment option). We may also issue other units to our initial stockholders, officers, directors or their affiliates in payment of working capital loans made to us as described in this prospectus. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of a substantial number of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business. Such securities, when exercised, will increase the number of issued and outstanding shares of common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding warrants (including any warrants issued to our initial stockholders, officers or directors in payment of working capital loans made to us) at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of the common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within a 30 trading-day period commencing at any time after the shares underlying the warrants have become exercisable and ending on the third business day prior to proper notice of such redemption provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force you (i) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants.

Our management’s ability to require holders of our warrants to exercise such warrants on a cashless basis will cause holders to receive fewer shares of common stock upon their exercise of the warrants than they would have received had they been able to exercise their warrants for cash.

If we call our warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise his warrant (including any private warrants) to do so on a “cashless basis.” If our management chooses to require holders to exercise their warrants on a cashless basis, the number of shares of common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in our company.

If our security holders exercise their registration rights, it may have an adverse effect on the market price of our shares of common stock and the existence of these rights may make it more difficult to effect a business combination.

Our initial stockholders are entitled to make a demand that we register the resale of the Founders Shares at any time commencing three months prior to the date on which their shares may be released from escrow. Additionally, the holders of the private warrants and any additional private warrants issued to our initial stockholders, officers, directors, or their affiliates may be issued in payment of working capital loans made to us, are entitled to demand that we register the resale of the private warrants we issue to them (and the underlying securities) commencing at any time after we consummate an initial business combination. The presence of these additional securities trading in the public market may have an adverse effect on the market price of our securities. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities because of the potential effect the exercise of such rights may have on the trading market for our shares of common stock.

The determination for the offering price of our units is more arbitrary than the pricing of securities for an operating company in a particular industry.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and D. Boral Capital. Factors considered in determining the prices and terms of the units, including the shares of common stock, warrants and rights underlying the units, include:

•        the history and prospects of companies whose principal business is the acquisition of other companies;

•        prior offerings of those companies;

•        our prospects for acquiring an operating business at attractive values;

•        our capital structure;

•        an assessment of our management and their experience in identifying operating companies; and

•        general conditions of the securities markets at the time of the offering.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results to compare them to.

Provisions in our amended and restated certificate of incorporation and bylaws and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Our amended and restated certificate of incorporation and bylaws contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. For example, our Board of Directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. As a result, at a given annual meeting only a minority of the board of directors may be considered for election. Since our “staggered board” may prevent our stockholders from replacing a majority of our Board of Directors at any given annual meeting, it may entrench management and discourage unsolicited stockholder proposals that may be in the best interests of stockholders. Moreover, our Board of Directors has the ability to designate the terms of and issue new series of preferred stock. See “Certain Anti-Takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and By-Laws” for additional information regarding these provisions as well as other provisions that may discourage unsolicited takeover proposals.

We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Our amended and restated certificate of incorporation will provide, subject to limited exceptions, that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.

Our amended and restated certificate of incorporation requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware, except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction, or (D) any action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in our amended and restated certificate of incorporation.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers or employees, which may discourage lawsuits with respect to such claims, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder and may therefore bring a claim in another appropriate forum. We cannot be certain that a court will decide that this provision is either applicable or enforceable, and if a court were to find the choice of forum provision contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.

Our amended and restated certificate of incorporation will provide that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

General Risks

We have no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We have no operating results to date. Therefore, our ability to commence operations is dependent upon obtaining financing through this public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business. We have not conducted any substantive discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues until, at the earliest, after the consummation of a business combination.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

On November 30, 2024, we had no cash and a working capital deficit of $16,275. Further, we have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Management’s plans to address this need for capital through this offering are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We cannot assure you that our plans to raise capital or to consummate an initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering or our inability to continue as a going concern.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will be listed on a national securities exchange upon the successful consummation of this offering, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules which would, for example, completely restrict the transferability of our securities, require us to complete a business combination within 18 months of the effective date of the initial registration statement and restrict the use of interest earned on the funds held in the trust account. Because we are not subject to Rule 419, our units will be immediately tradable and we will be entitled to withdraw amounts from the funds held in the trust account prior to the completion of a business combination.

Macro-economic turbulence and instability relating to recent and ongoing global conflicts and other drivers of uncertainty may adversely affect our business, investments and results of operations and our ability to successfully consummate a business combination.

A deterioration in economic conditions and related drivers of global uncertainty and change, such as reduced business activity, high unemployment, rising interest rates, housing prices, and energy prices (including the price of gasoline), increased consumer indebtedness, lack of available credit, the rate of inflation, and consumer perceptions of the economy, as well as other factors, such as terrorist attacks, protests, looting, and other forms of civil unrest, cyber-attacks and data breaches, public health emergencies (such as the COVID-19 pandemic and other epidemics), extreme weather conditions and climate change, significant changes in the political environment, political instability, armed conflict (such as the ongoing military conflict between Ukraine and Russia and the emerging military conflict in Israel and Gaza) and/or public policy, including increased state, local or federal taxation, could adversely affect our financial condition, the financial condition of prospective target companies for our initial business combination, or the financial condition of the combined company even if we successfully consummate a business combination, as well as our ability to locate a commercially viable target company for our business combination in the first instance.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly.

On March 30, 2022, the SEC issued proposed rules relating to, among other items, enhancing disclosures in business combination transactions involving SPACs and private operating companies; amending the financial statement requirements applicable to transactions involving shell companies; effectively limiting the use of projections in SEC filings in connection with proposed business combination transactions; increasing the potential liability of certain participants in proposed business combination transactions; and the extent to which SPACs could become subject to regulation under the Investment Company Act of 1940. These rules, if adopted, whether in the form proposed or in revised form, may materially adversely affect our ability to negotiate and complete our initial business combination and may increase the costs and time related thereto.

We are an “emerging growth company” and “smaller reporting company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies will make our shares of common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. We will remain an “emerging growth company” for up to five years. However, if our non-convertible debt issued within a three year period or revenues exceeds $1.235 billion, or the market value of our shares of common stock that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the following fiscal year. As an emerging growth company, we are not required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, we have reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and we are exempt from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Additionally, as an emerging growth company, we have elected to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As such, our financial statements may not be comparable to companies that comply with public company effective dates. We cannot predict if investors will find our shares of common stock less attractive because we may rely on these provisions. If some investors find our shares of common stock less attractive as a result, there may be a less active trading market for our shares and our share price may be more volatile.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

A company that, among other things, is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, owning, trading or holding certain types of securities would be deemed an investment company under the Investment Company Act, as amended. Since we will invest the proceeds held in the trust account, it is possible that we could be deemed an investment company. Notwithstanding the foregoing, we do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in trust may be invested by the trustee only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act.

On March 30, 2022, the SEC issued proposed rules relating to, among other items, the extent to which SPACs could become subject to regulation under the Investment Company Act of 1940. The SEC’s proposed rules would provide a safe harbor for companies like our company from the definition of “investment company” under Section 3(a)(1)(A) of the Investment Company Act, provided that they satisfy certain conditions that limit a company’s duration, asset composition, business purpose and activities. The duration component of the proposed safe harbor rule would require the company to file a Current Report on Form 8-K with the SEC announcing that it has entered into an agreement with the target company (or companies) to engage in an initial business combination no later than 18 months after the effective date of the company’s registration statement for its initial public offering. The company would then be required to complete its initial business combination no later than 24 months after the effective date of its registration statement for its initial public offering. These rules, if adopted, whether in the form proposed or in revised form, may materially adversely affect our ability to negotiate and complete our initial business combination and may increase the costs and time related thereto.

If we are deemed to be an investment company under the Investment Company Act, we may be subject to certain restrictions that may make it more difficult for us to complete a business combination, including:

•        restrictions on the nature of our investments; and

•        restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

•        registration as an investment company;

•        adoption of a specific form of corporate structure; and

•        reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

The SEC is also proposing to amend rules and forms under both the Investment Advisers Act of and the Investment Company Act of 1940 to require registered investment advisers, certain advisers exempt from registration, registered investment companies, and business development companies, to provide additional information regarding their environmental, social, and governance (“ESG”) investment practices. The proposed amendments, if passed, may impose additional disclosure requirements on the company if we are deemed to be an investment company.

Compliance with these additional regulatory burdens and proposed amendments would require additional expense for which we have not allotted.

Compliance with the Sarbanes-Oxley Act of 2002 will require substantial financial and management resources and may increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act of 2002 requires that we evaluate and report on our system of internal controls and may require that we have such system of internal controls audited beginning with our Annual Report on Form 10-K for the year ending December 31, 2024. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or stockholder litigation. Any inability to provide reliable financial reports could harm our business. Section 404 of the Sarbanes-Oxley Act also requires that our independent registered public accounting firm report on management’s evaluation of our system of internal controls. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•        our ability to complete our initial business combination;

•        our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•        our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements and other benefits;

•        our potential ability to obtain additional financing to complete a business combination;

•        our pool of prospective target businesses;

•        the ability of our officers and directors to generate a number of potential investment opportunities;

•        potential changes in control of us if we acquire one or more target businesses for stock;

•        our public securities’ potential liquidity and trading;

•        the lack of a market for our securities;

•        the impact on our business prospects of recently announced or proposed changes to rules or regulations impacting special purpose acquisition companies;

•        the impact on our business prospects of the COVID-19 pandemic, ongoing market turbulence, rising interest rates, or geopolitical concerns and government instability;

•        our expectations regarding the time during which we will be an “emerging growth company” under the JOBS Act or a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K;

•        our use of proceeds not held in the trust account; or

•        our financial performance following this offering or following our initial business combination.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, in addition to the funds we will receive from the sale of the private warrants ($10.00 for each unit sold in this offering will be deposited into the trust account), will be as set forth in the following table:

	Without Over-Allotment Option	Over-Allotment Option Exercised
Gross proceeds
Gross proceeds from units offered to public(1)	$250,000,000	$287,500,000
Gross proceeds from private placement warrants offered in the private placement	4,580,000	4,805,000
Total gross proceeds	$254,580,000	$292,305,000
Estimated offering expenses
Underwriting commissions (% of gross proceeds from units offered to public)	$1,500,000	$1,725,000
Legal fees and expenses	425,000	425,000
Printing and engraving expenses	50,000	50,000
Accounting fees and expenses	130,000	130,000
SEC/FINRA expenses	90,000	90,000
NASDAQ listing and filing fees (including deferred amount)(*)	85,000	85,000
Miscellaneous expenses	100,000	100,000
Total offering expenses (other than underwriting commissions)	$880,000	$880,000
Proceeds after estimated offering expenses	$252,200,000	$289,700,000
Held in trust account	$250,000,000	$287,500,000
% of public offering size	100%	100%
Not held in trust account	$2,200,000	$2,200,000

The following table shows the use of the approximately $2,200,000 of net proceeds not held in the trust account(2)

	Amount	% of Total
Legal, accounting, due diligence, travel, and other expenses in connection with any business combination	$350,000	15.9%
Legal and accounting fees related to regulatory reporting obligations	100,000	4.5%
Payment for management support, administrative, office space, and other services, including payment to CEO and for prospective consultants (limited to $50,000/month)(3)	1,200,000	54.5%
Working capital and other expenses (including D&O insurance)(4)	550,000	25.1%
Total	$2,200,000	100.00%

____________

(1)      Includes amounts payable to public stockholders who properly redeem their shares in connection with our successful completion of our initial business combination.

(2)      These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring our initial business combination based upon the level of complexity of such business combination. In the event we identify a business combination target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses. The amount in the table above does not include interest available to us from the trust account. The proceeds held in the trust account will, if they are invested at all, only be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. We estimate the interest earned on the trust account will be approximately $8,125,000 per year, assuming an interest rate of 3.25% per year; however, we can provide no assurances regarding this amount.

(3)      Represents payment of a total $50,000 per month to our sponsor to cover, among other things, costs of office space and shared personnel support, certain PR, administrative, support and other services, and potential compensation payable to officers of, and consultants to, the sponsor (including, but not limited to, individuals who are officers of both our sponsor and the Company, such as up to $45,000 per month to our Chief Executive Officer) for assistance with our search for a target business.

(4)      This amount includes an approximate amount of annualized director and officer liability insurance premiums we anticipate paying upon the completion of this offering and until we complete a business combination. Unused funds allotted to other categories will go to this expense category which will include any miscellaneous expenses that may arise.

Our Sponsor has committed that it and/or its designees will purchase the private warrants (for an aggregate purchase price of $4,580,000) from us on a private placement basis simultaneously with the consummation of this offering. It has also agreed that if the over-allotment option is exercised by the underwriters in full or in part, it and/or its designees will purchase from us additional private warrants on a pro rata basis (up to a maximum of 225,000 private warrants at a price of $1.00 per private warrant) in an amount that is necessary to maintain in the trust account $10.00 per unit sold to the public in this offering. These additional private warrants will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. All of the proceeds we receive from these purchases will be placed in the trust account described below.

In connection with this offering we expect to raise $250,000,000, or $287,500,000 if the over-allotment option is exercised in full, and $4,580,000, or $4,805,000 if the over-allotment option is exercised in full through the sale of the private warrants. We shall deposit ($10.00 for each unit sold in this offering will be placed in a U.S.-based trust account with Continental Stock Transfer & Trust Company, New York, New York, acting as trustee. The funds held in trust will be held as cash or cash items (including demand deposit accounts) or invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, so that we are not deemed to be an investment company under the Investment Company Act. Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our income or other tax obligations as described in this prospectus, the proceeds will not be released from the trust account until the earlier of the completion of a business combination or our redemption of 100% of the outstanding public shares if we have not completed a business combination in the required time period. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.

We will pay of $50,000 per month to our sponsor to cover, among other things, costs of office space and shared personnel support, certain PR, administrative, support and other services, and potential compensation payable to officers of, and consultants to, the sponsor (including, but not limited to, individuals who are officers of both our sponsor and the Company, such as up to $45,000 per month to our Chief Executive Officer) for assistance with our search for a target business. Regardless of whether the over-allotment option is exercised in full, the net proceeds from this offering available to us out of trust for our working capital requirements in searching for a business combination will be approximately $2,200,000. We intend to use the proceeds for expenses such as paying for due diligence, legal, accounting and other expenses of structuring and negotiating business combinations, as well as for reimbursement of any out-of-pocket expenses incurred by our officers, directors, initial stockholders or their affiliates in connection with activities on our behalf as described above, and for directors and officers liability insurance. The allocation of the net proceeds available to us outside of the trust account represents our best estimate of the intended uses of these funds. In the event that our assumptions prove to be inaccurate, we may reallocate some of such proceeds within the above-described categories.

We may use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business and to pay our expenses relating thereto. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products.

To the extent we are unable to consummate a business combination, we will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, we may use up to $100,000 of interest earned on the funds held in the trust account for our liquidation expenses.

Prior to the closing of this offering, our sponsor has agreed to loan us up to $300,000 to be used for a portion of the expenses of the offering. As of November 30, 2024, we had not borrowed any amounts (of up to $300,000 available to us). Such funds may be used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fee, FINRA filing fee, any non-refundable portion of the NASDAQ listing fee not covered by D. Boral Capital, a portion of the legal and audit fees and other offering expenses. This loan is non-interest bearing, unsecured and repayable upon the earlier of (a) the date on which the SPAC consummates its initial business combination or, at the holder’s discretion, if there are excess proceeds, or (b) the date on which the Company concludes the initial public offering of its securities.

We believe that, upon consummation of this offering, the approximate $2,200,000 of net proceeds not held in the trust account will be sufficient to allow us to operate for the next 24 months, assuming that a business combination is not consummated during that time. However, if necessary, in order to meet our working capital needs following the consummation of this offering, our initial stockholders, officers, directors and their affiliates may, but are not obligated to, loan us funds, on a non-interest bearing basis, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at holder’s discretion, on the date on which the Company determines conducts the initial public offering of its securities. The warrants would be identical to the private warrants. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment. These loans would be repaid at completion of the initial business combination.

A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account to the extent not previously released to us) only in the event of (i) our redemption of 100% of the outstanding public shares if we have not completed a business combination in the required time period, (ii) if that public stockholder converts such shares, or sells such shares to us in a tender offer, in connection with a business combination which we consummate or (iii) we seek to amend any provisions of our amended and restated certificate of incorporation that would affect our public stockholders’ ability to convert or sell their shares to us as described herein or affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete a business combination within 24 months from the closing of this offering. This redemption right shall apply in the event of the approval of any such amendment to our amended and restated certificate of incorporation, whether proposed by our initial stockholders, executive officers, directors or any other person. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

DIVIDEND POLICY

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of an initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith. The payment of any dividends subsequent to a business combination will be within the discretion of our Board of Directors at such time. It is the present intention of our Board of Directors to retain all earnings, if any, for use in our business operations and, accordingly, our Board of Directors does not anticipate declaring any dividends in the foreseeable future. In addition, our Board of Directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future, except if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, in which case we will effect a stock dividend immediately prior to the consummation of the offering in such amount as to maintain the ownership of our initial stockholders at approximately 22% of our issued and outstanding shares of our common stock upon the consummation of this offering (assuming the initial stockholders do not purchase units in this offering).

DILUTION

The difference between the public offering price per share, assuming no value is attributed to the rights or warrants included in the units we are offering by this prospectus and the private warrants, and the pro forma net tangible book value per share after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the private warrants. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of shares of common stock which may be converted into cash or sold in a tender offer), by the number of outstanding shares of common stock.

At November 30, 2024, our net tangible book deficit was $8,725, or approximately $(0.00) per share of common stock. For purposes of the dilution calculation, in order to present the maximum estimated dilution as a result of this offering, we have assumed (i) the issuance of 0.125 of a share for each right outstanding, as such issuance will occur upon a business combination without the payment of additional consideration and (ii) the number of shares included in the units offered hereby will be deemed to be 3,125,000 shares, and the price per share in this offering will be deemed to be $8.89. After giving effect to the sale of 25,000,000 shares of common stock included in the units we are offering by this prospectus, the sale of the private warrants and the deduction of underwriting commissions, estimated expenses of this offering and proceeds held in the trust account subject to redemption/tender, our pro forma net tangible book value at November 30, 2024 would have been $2,004,525 or $0.14 per share, representing an immediate increase in net tangible book value (as decreased by the value of the approximately 25,000,000 shares of common stock that may be converted to cash and assuming no exercise of the underwriters’ over-allotment option) of $0.14 per share (assuming maximum redemption scenario) to our initial stockholders and an immediate dilution of $8.75 per share or 98.43% to our public stockholders not exercising their conversion rights. The decrease attributable to public shares subject to conversion is included in the calculation below at $10.00 per share, as all public stockholders have the right to convert. The dilution to new investors if the underwriters exercise their over-allotment option in full would be an immediate dilution of $8.75 per share or 98.43%.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the rights or warrants included in the units and the private warrants:

	As of November 30, 2024
No exercise of over-allotment option	No Redemption	25% of Maximum Redemptions	50% of Maximum Redemptions	75% of Maximum Redemptions	Maximum Redemptions
Public offering price	$8.89	$8.89	$8.89	$8.89	$8.89
Net tangible book value before this offering	—	—	—	—	—
Increase attributable to public stockholders	6.49	5.81	4.82	3.21	0.14
Pro forma net tangible book value after this offering	6.49	5.81	4.82	3.21	0.14
Dilution to public stockholders	$2.40	3.08	4.07	5.68	8.75
Percentage of dilution to public shareholders	26.99%	34.64%	45.78%	63.89%	98.43%
Full exercise of over-allotment option	No Redemption	25% of Maximum Redemptions	50% of Maximum Redemptions	75% of Maximum Redemptions	Maximum Redemptions
Public offering price	$8.89	$8.89	$8.89	$8.89	$8.89
Net tangible book value before this offering	—	—	—	—	—
Increase attributable to public stockholders	6.49	5.81	4.82	3.21	0.14
Pro forma net tangible book value after this offering	6.49	5.81	4.82	3.21	0.14
Dilution to public stockholders	$2.40	3.08	4.07	5.68	8.75
Percentage of dilution to public shareholders	26.99%	34.64%	45.78%	63.89%	98.43%

For purposes of presentation, we have reduced our pro forma net tangible book value after this offering (assuming no exercise of the underwriters’ over-allotment option) by $250,000,000 because holders of our public shares may exercise their redemption rights at a per share redemption price equal to the amount in the trust account as set forth in our tender offer or proxy materials (initially anticipated to be the aggregate amount held in trust two business days prior to the commencement of our tender offer or shareholders meeting, including interest earned on the funds held in the trust account (less taxes payable)), divided by the number of Class A ordinary shares sold in this offering.

The following table sets forth information with respect to our existing stockholders and the public stockholders:

	Shares			Total Consideration		Average Price per Share
Number	Purchased		Percentage	Amount	Percentage
Initial stockholders	10,714,286	(1)	27.59%	$25,000	0.01%	$0.002
Public stockholders	28,125,000	(2)	72.41%	$250,000,000	99.99%	$8.89
Total	38,839,286		100.00%	$250,025,000	100.00%

____________

(1)      Assumes the over-allotment option has not been exercised and an aggregate of 1,607,143 Founders Shares have been forfeited as a result thereof.

(2)      Includes the issuance of an additional 3,125,000 shares underlying the rights contained in the public shareholders

The pro forma net tangible book value per share after the offering is calculated as follows:

	As of November 30, 2024
No exercise of over-allotment option	No Redemption	25% of Maximum Redemptions	50% of Maximum Redemptions	75% of Maximum Redemptions	Maximum Redemptions
Numerator:
Net tangible book deficit before this offering	$8,725	8,725	8,725	8,725	8,725
Net proceeds from this offering and sale of the private placement units	252,200,000	252,200,000	252,200,000	252,200,000	252,200,000
Plus: Offering costs paid in advance, excluded from tangible book value before this offering	15,000	15,000	15,000	15,000	15,000
Less: Over-allotment liability	(219,200)	(219,200)	(219,200)	(219,200)	(219,200)
Less: Proceeds held in trust subject to possible redemption	—	(62,500,000)	(125,000,000)	(187,500,000)	(250,000,000)
	$252,004,525	189,504,525	127,004,525	64,504,525	2,004,525

Denominator:
shares outstanding prior to this offering	12,321,429	12,321,429	12,321,429	12,321,429	12,321,429
shares forfeited if over-allotment is not exercised	(1,607,143)	(1,607,143)	(1,607,143)	(1,607,143)	(1,607,143)
shares included in the units offered	25,000,000	25,000,000	25,000,000	25,000,000	25,000,000
Less: shares subject to possible redemption	—	(6,250,000)	(12,500,000)	(18,750,000)	(25,000,000)
shares underlying public rights	3,125,000	3,125,000	3,125,000	3,125,000	3,125,000
	38,839,286	32,589,286	26,339,286	20,089,286	13,839,286

Full exercise of over-allotment option	No Redemption	25% of Maximum Redemptions	50% of Maximum Redemptions	75% of Maximum Redemptions	Maximum Redemptions
Numerator:
Net tangible book deficit before this offering	$8,725	8,725	8,725	8,725	8,725
Net proceeds from this offering and sale of the private warrants(1)	289,700,000	289,700,000	289,700,000	289,700,000	289,700,000
Plus: Offering costs paid in advance, excluded from tangible book value before this offering	15,000	15,000	15,000	15,000	15,000
Less: Proceeds held in trust subject to possible redemption	—	(71,875,000)	(143,750,000)	(215,625,000)	(287,500,000)
	$289,723,725	217,848,725	145,973,725	74,098,725	2,223,725

Denominator:
shares outstanding prior to this offering(3)	12,321,429	12,321,429	12,321,429	12,321,429	12,321,429
shares included in the units offered	28,750,000	28,750,000	28,750,000	28,750,000	28,750,000
Less: shares subject to possible redemption(2)	—	(7,187,500)	(14,375,000)	(21,562,500)	(28,750,000)
shares underlying public rights	3,593,750	3,593,750	3,593,750	3,593,750	3,593,750
	44,665,179	37,477,679	30,290,179	23,102,679	15,915,179

____________

(1)      Expenses applied against gross proceeds include offering expenses to be capitalized of $880,000 (not including approximately $550,000 for director and officer liability insurance premiums to be paid upon closing of this offering, which amount is not an offering expense to be capitalized) and underwriting commissions of $1,500,000. See “Use of Proceeds.”

(2)      If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, initial shareholders, directors, officers or their affiliates may purchase shares or public rights in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. In the event of any such purchases of our shares prior to the completion of our initial business combination, the number of shares of common stock subject to redemption will be reduced by the amount of any such purchases, increasing the pro forma net tangible book value per share. See “Proposed Business — Effecting Our Initial Business Combination — Permitted Purchases of Our Securities.”

(3)      Assumes that 1,607,143 founder shares are surrendered to us for no consideration.

CAPITALIZATION

The following table sets forth our capitalization at November 30, 2024 and as adjusted to give effect to the sale of our units and the private warrants and the application of the estimated net proceeds derived from the sale of such securities:

	November 30, 2024
	Actual	As Adjusted(1)
Promissory note – related party	$15,000	—
Deferred underwriting commissions	—	—
Over-allotment liability	—	219,200
Common stock, $0.0001 par value, –0– and 25,000,000 shares which are subject to possible conversion/tender	—	250,000,000
Stockholders’ deficit:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.0001 par value, 50,000,000 shares authorized; 12,321,429 shares issued and outstanding, actual; 10,714,286 shares issued and outstanding (excluding 1,607,143 shares subject to possible conversion/tender), as adjusted(2)	1,232	1,071
Subscription receivable	(25,000)	—
Additional paid-in capital	23,768	2,004,729
Accumulated deficit	(1,275)	(1,275)
Total stockholders’ (deficit) equity:	(1,275)	2,004,525
Total capitalization	$13,725	252,223,725

____________

(1)      Includes the $4,580,000 we will receive from the sale of the private warrants.

(2)      Assumes the over-allotment option has not been exercised and an aggregate of 1,607,143 Founders Shares have been forfeited as a result thereof.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed on November 26, 2024 for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more target businesses. While we may pursue an initial business combination target in any business, industry or geographic location, we intend to search globally for target companies within the M&E industry with a primary focus on the United States, and in particular on identifying attractive targets among content studios and film production, family entertainment, animation, music, gaming, e-sports, talent management, talent-facing brands and businesses, and more. We intend to utilize cash derived from the proceeds of this offering, our securities, debt or a combination of cash, securities and debt, in effecting a business combination. The issuance of additional shares of common stock or preferred stock:

•        may significantly reduce the equity interest of our stockholders;

•        may subordinate the rights of holders of shares of common stock if we issue shares of preferred stock with rights senior to those afforded to our shares of common stock;

•        will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

•        may adversely affect prevailing market prices for our securities.

Similarly, if we issue debt securities, it could result in:

•        default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

•        acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and we breach any such covenant without a waiver or renegotiation of that covenant;

•        our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•        our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

We are an emerging growth company as defined in the JOBS Act. As an emerging growth company, we have elected to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As such, our financial statements may not be comparable to companies that comply with public company effective dates.

Liquidity and Capital Resources

Our liquidity needs have been satisfied, as of November 30, 2024, through an advance from our sponsor in an aggregate amount of $15,000. We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of approximately $880,000 and underwriting discounts and commissions of $1,500,000 (or up to $1,725,000 if the over-allotment option is exercised in full) and (ii) the sale of the private warrants for a purchase price of $4,580,000 (or $4,805,000 if the over-allotment option is exercised in full) will be $252,200,000 (or $289,700,000 if the over-allotment option is exercised in full). Of this amount, $250,000,000 (or $287,500,000 if the over-allotment option is exercised in full) will be held in the trust account. The remaining $2,200,000 will not be held in trust.

We may use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business and to pay our expenses relating thereto. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the remaining proceeds held in the trust account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

We believe that, upon consummation of this offering, the approximate $2,200,000 of net proceeds not held in the trust account, together with the interest earned on the funds held in the trust account available to us for working capital needs, will be sufficient to allow us to operate for at least the next 18 months, assuming that a business combination is not consummated during that time. Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. We anticipate that we will incur approximately:

•        $350,000 of expenses for legal, accounting due diligence, travel, and other expenses in connection with any business combination;

•        $100,000 of expenses in legal and accounting fees relating to our regulatory reporting obligations;

•        $1,200,000 ($50,000/month, limited to 24 months) to our sponsor to cover, among other things, costs of office space and shared personnel support, certain PR, administrative, support and other services, and potential compensation payable to officers of, and consultants to, the sponsor (including, but not limited to, individuals who are officers of both our sponsor and the Company, such as up to $45,000 per month to our Chief Executive Officer) for assistance with our search for a target business; and

•        $550,000 for working capital and other expenses including directors and officers insurance premiums

In particular, we and our sponsor are considering whether to engage a Chief Legal Officer or other in-house counsel utilizing a portion of our working capital budget and/or budget for legal and other expenses in order to, among other things, assist with our compliance with our ongoing reporting obligations, negotiations with prospective targets for our initial business combination, and preparation of draft filings and agreements in anticipation of our initial business combination.

If our estimates of the above costs are less than the actual costs, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to consummate our initial business combination or because we become obligated to redeem a significant number of our public shares upon consummation of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. We do not have a maximum debt leverage ratio or a policy with respect to how much debt we may incur. The amount of debt we will be willing to incur will depend on the facts and circumstances of the proposed business combination and market conditions at the time of the potential business combination. At this time, we are not party to any arrangement or understanding with any third party with respect to raising additional funds through the sale of our securities or the incurrence of debt. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of our initial business combination. In the current economic environment, it has become especially difficult to obtain acquisition financing. Additionally, following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Related Party Transactions

Our sponsor, Bengochea SPAC Sponsors II LLC, has committed it will purchase 4,580,000 private warrants at $1.00 per private warrant (for a total purchase price of $4,580,000) from us. This purchase will take place on a private placement basis simultaneously with the consummation of this offering. It has also agreed that if the over-allotment option is exercised by the underwriters in full or in part, it and/or its designees will purchase from us additional private warrants on a pro rata basis (up to a maximum of 225,000 private warrants at a price of $1.00 per private warrant) in an amount that is necessary to maintain in the trust account $1.00 per warrant sold to the public in this offering, without taking into account any interest earned on such funds or any increase as a result of our extending the time to consummate a business combination as described herein. These additional private warrants will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, in order to finance transaction costs in connection with an intended initial business combination, our initial stockholders, officers, directors or their affiliates may, but are not obligated to, loan us funds on a non-interest bearing basis as may be required. If we consummate an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending November 30, 2025. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Target businesses we may consider for a business combination may have internal controls that need improvement in areas such as:

•        staffing for financial, accounting and external reporting areas, including segregation of duties;

•        reconciliation of accounts;

•        proper recording of expenses and liabilities in the period to which they relate;

•        evidence of internal review and approval of accounting transactions;

•        documentation of processes, assumptions and conclusions underlying significant estimates; and

•        documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required by Section 404. The independent auditors may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering, including amounts in the trust account, will, if they are invested at all, only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of the date of this prospectus, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

BUSINESS

General

We are a blank check company incorporated as a Delaware corporation whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with us.

Our efforts to identify a prospective initial business combination target will not be limited to a particular industry, sector or geographic region. While we may pursue an initial business combination opportunity in any industry or sector, we intend to capitalize on the ability of our management team’s established global relationships and operating experience particularly in media and entertainment. As such, we intend to search globally for target companies with a focus on the media & entertainment (“M&E”) industry, with a focus on music, animation, artificial intelligence (“AI”), and more. To date, our efforts have been limited to organizational activities as well as activities related to this offering. None of our officers, directors, promoters or other affiliates has engaged in any substantive discussions on our behalf with representatives of other companies regarding the possibility of a potential business combination with us.

Overview

The members of our management team, including Jose A. Bengochea, our Chief Executive Officer (“CEO”), and Chairman, and William Caragol, our Chief Financial Officer (“CFO”), as well as our strategic advisors, have extensive experience with special purpose acquisition companies and consummating business combinations.

Mr. Bengochea, our CEO founded Iron Horse Acquisitions Corp. (NASDAQ: “IROH” and referred to herein as “Iron Horse I”), a special purpose acquisition company (“SPAC”) formed for substantially similar purposes as our Company. Mr. Caragol, our CFO, served as both CFO and COO of Iron Horse I, and its initial public offering (“IPO”) was consummated on December 29, 2023. In September, 2024, Iron Horse I entered into a definitive Business Combination Agreement with Zhong Guo Liang Tou Group Limited, a company incorporated and existing under the laws of the British Virgin Islands (“CFI”), and Rosy Sea Holdings Limited, a company incorporated and existing under the laws of the British Virgin Islands (“Seller”) and the owner of 100% of the issued and outstanding capital stock of CFI, for an approximate valuation of $523 million. Iron Horse I then filed its S4 with the Securities and Exchange Commission (the “SEC”) in December, 2024.

Iron Horse I was founded on the premise that there were growing global opportunities in the M&E industry, as well as in the tangential consumer products industry with close ties to M&E that could unlock additional value. We believe that these correlations have become more apparent since the Iron Horse I IPO. For instance, global M&E industry revenue grew to $2.8 trillion in 2023 and is expected to reach $3.4 trillion by 2028 according to a 2024 report by PricewaterhouseCoopers. A clear driver of change in this space has been the advent of AI and proliferation of AI-based technologies as the industries’ pandemic-related woes have largely been erased, allowing for increase in entertainment bundling on entertainment streaming, gaming and virtual experiences, as well as a growing revival of real-life M&E experiences.

As a result, our management team believes a number of strong and growing M&E businesses are now in a position to benefit from capital and industry expertise to achieve their full growth potential and harness the opportunities unlocked by these recent changes.

Our Sponsor

Our sponsor is a Delaware limited liability company, which was formed to invest in us. Although our sponsor is permitted to undertake any activities permitted under the Delaware Limited Liability Company Act and other applicable law, our sponsor’s business is focused on investing in our company. The managing member of the sponsor is Mr. Bengochea, our Chief Executive Officer. Mr. Bengochea controls the management of our sponsor, including the exercise of voting and investment discretion over the securities of our company held by our sponsor. Of the 4,580,000 private warrants, [*] warrants will be purchased by the sponsor in the private placement, and the non-managing sponsor investors have been allocated through their membership interests in the sponsor [*] private warrants, or *% of the private warrants, with our officers and directors owning the remainder.

See “Summary — The Offering — Private placement units.”

The following table sets forth the payments to be received by our sponsor and its affiliates from us prior to or in connection with the completion of our initial business combination and the securities issued and to be issued by us to our sponsor or its affiliates:

Entity/Individual	Amount of Compensation to be Received or Securities Issued or to be Issued	Consideration Paid or to be Paid
Bengochea SPAC Sponsors II LLC	$50,000 per month, commencing on the first date on which our securities are listed on the Nasdaq

An aggregate of $50,000 per month to our sponsor to cover, among other things, costs of office space and shared personnel support, certain PR, administrative, support and other services, and potential compensation payable to officers of, and consultants to, the sponsor (including, but not limited to, individuals who are officers of both our sponsor and the Company, such as up to $45,000 per month to our Chief Executive Officer) for assistance with our search for a target business.

	12,321,429(1) shares of common stock	$25,000
	[4,580,000](2) Private warrants to be purchased simultaneously with the closing of this offering(1)(2)	$4,580,000
	Up to $300,000	Repayment of loans made to us to cover offering related and organizational expenses
	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination	Expenses incurred in connection with identifying, investigating and completing an initial business combination

____________

(1)      Assumes the full forfeiture of 1,607,143 founder shares and no exercise of the underwriters’ over-allotment option.

[(2)    The sponsor non-managing members have expressed an interest to purchase sponsor non-managing membership interests reflecting interests in an aggregate of [*] of the 350,000 private warrants to be purchased by our sponsor (whether or not the over-allotment option is exercised), at a price of $1.00 per interest ( $4,580,000 in the aggregate) in a private placement that will close simultaneously with the closing of this offering. Of the 4,580,000 private warrants, [*] units will be purchase by the sponsor, of which the non-managing sponsor investors shall be allocated through their membership interests in the sponsor, [*] private warrants, which would result in them owning *% of the private warrants, with our officers and directors owning the remainder.]

The low price that our sponsor, executive officers and directors (directly or indirectly) paid for the founder shares creates an incentive whereby our officers and directors could potentially make a substantial profit even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders. If we are unable to complete our initial business combination within the completion window, or by such earlier liquidation date as our board of directors may approve, the founder shares, private shares and private placement units will be worthless, except to the extent they receive liquidating distributions from assets outside the trust account.

Because our sponsor acquired the founder shares at a nominal price, our public stockholders will incur immediate and substantial dilution upon the closing of this offering, assuming no value is ascribed to the private warrants. See the sections titled “Risk Factors — Risks Relating to our Securities — The nominal purchase price paid by our sponsor for the founder shares may result in significant dilution to the implied value of your public shares upon the consummation of our initial business combination, and our sponsor is likely to make a substantial profit on its investment in us in the event we consummate an initial business combination, even if the business combination causes the trading price of our ordinary shares to materially decline.” and “Dilution.”

The nominal purchase price paid by our sponsor for the founder shares may significantly dilute the implied value of your public shares in the event we consummate an initial business combination, and our sponsor and other initial stockholders are likely to make a substantial profit on their investment in us in the event we consummate an initial business combination, even if the business combination causes the trading price of our shares of common stock to decline materially. The following table sets forth information with respect to our initial stockholders and the public stockholders:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage
Initial Stockholders(1)	10,714,286	30%	$25,000	0.01%	$0.002
Public Stockholders	25,000,000	70%	250,000,000	99.99%	$10.00
	35,714,286	100.0%	$250,025,000	100.00%

____________

(1)      Assumes the full forfeiture of 1,607,143 founder shares and no exercise of the underwriters’ over-allotment option.

Business Strategy

Our team has demonstrated an extensive global track record of successful acquisitions, value creation, and value enhancement, both in and outside the M&E industry, most recently demonstrated by our previous Management Team’s previous SPAC Iron Horse I.

We believe our team’s track record encompasses successful experiences through negotiating deals across numerous industries, working directly with operators and navigating companies through acquisition transactions (as both acquiror and acquiree), expanding product ranges for existing businesses, and providing strategic guidance to develop revenue and commercial opportunities.

Management Team

Our management team has a long history of value creation in the private and public markets, with a strong track record of creating value for stockholders including through acquiring and operating successful businesses within our target sectors. Several members of our team have unique networks and relationships and extensive experience sourcing and executing transactions that will enhance our ability to identify, negotiate and complete a successful business combination and accelerate the growth trajectory and profitability of the acquired business post-business combination.

We believe that we are well positioned to identify attractive acquisition opportunities, in particular because our team expects to utilize their access to industry contacts and proprietary deal flow to generate business combination opportunities. We believe that our team’s networks in particular will broaden our access to potential transaction opportunities outside typical competitive deal sourcing intermediaries. Our team is well-connected in our target sectors and, as such, we have the opportunity to be potential targets’ preferred partner for opportunities that they might think are appropriate for a SPAC acquisition, beginning with members of the Iron Horse I team returning with their experience in SPAC deals and in public markets.

Jose Antonio Bengochea is our Chief Executive Officer and Chairman of the Board. Mr. Bengochea has served as the Chief Executive Officer and a director of Iron Horse I since November 2021, and has served as the managing member of Bengochea SPAC Sponsor I LLC, the sponsor of Iron Horse I since November 2021. Mr. Bengochea is the Founder and Chief Executive Officer of Bengochea Capital LLC (“Bengochea Capital”), an investment firm founded in 2020 to pursue frontier asset classes and, through Mr. Bengochea’s network of connections to various M&E industry executives and celebrities, to examine global opportunities in media and entertainment. Bengochea Capital has been a registered media entity with the Recording Academy for the 2023 Grammy Awards; is currently a registered media entity with the Recording Academy for the upcoming 2024 Grammy Awards; has been present at the Cannes Film Festival, among other prestigious events; and has access to several animation, family, and IP potential deal-flow, with a growing number of business touchpoints across Asia. Prior to founding Bengochea Capital, Mr. Bengochea was a part of Sony’s Global Business Development team in Los Angeles and, prior to that, served as a corporate attorney at the law firm of Jenner & Block in New York City. Mr. Bengochea holds an A.B. summa cum laude from Harvard University, where he designed his own degree, entitled Comparative Imperial History, and graduated with a secondary specialization in Archaeology. Mr. Bengochea also holds a J.D. degree from Harvard Law School and an M.B.A. from Harvard Business School.

William Caragol is our Chief Financial Officer and a director of the Company. Mr. Caragol has served as the Chief Financial Officer and Chief Operating Officer of Iron Horse I since December 2023. Mr. Caragol has over thirty years of experience working with growth stage companies. In 2018, he founded and is the Managing Director of Quidem LLC, a corporate strategic and financial advisory firm. Since July 2021 he has been the Chief Financial Officer of Mainz Biomed N.V. (NASDAQ: MYNZ), a molecular genetics diagnostic company specializing in the early detection of cancer. Since 2015, Mr. Caragol has been Chairman of the Board of Thermomedics, Inc., a privately held medical diagnostic equipment company. Since July 2021, Mr. Caragol has served on the Board of Directors of Worksport Ltd. (NASDAQ: WKSP), a growth stage technology company, and sits on the Audit Committee, Compensation Committee and the Corporate Governance Committee. Since July 2023, Mr. Caragol has served on the Board of Directors of Janover, Inc. (NASDAQ: JNVR), a PrB2B fintech marketplace company, and sits on the Audit Committee, Compensation Committee and the Corporate Governance Committee. From 2021 to 2023, Mr. Caragol served on the Board of Directors and was Chairman of the Audit Committee of Greenbox POS (NASDAQ: GBOX) a financial technology company leveraging proprietary blockchain security to build customized payment solutions. Mr. Caragol earned a B.S. in business administration and accounting from Washington & Lee University and is a member of the American Institute of Certified Public Accountants.

Management is joined by three new members to serve on the board of directors, including Tarron Hecox, Melissa Escobar, and Dr. Constantino Mendieta, while all three previous Iron Horse I independent directors are returning to serve as Strategic Advisors.

Tarron Hecox will serve as our lead independent director of the Company. Mr. Hecox has ample public markets and operational experience. Since 2019, he has held various commercial roles at AGCO Corporation (NYSE: AGCO), a Fortune 500 company. Previously, Mr. Hecox worked with the Howard G. Buffett Foundation, William Blair & Company, and Parnassus Investments, and he also formerly co-founded Spartan Capital L.L.C. in 2017, a private fund formed to pursue technology opportunities. Mr. Hecox is also well versed in SPACs and entertainment through the private fund he co-founded in 2014, Limitless Strategies, LLC, which focuses on creating value through public and private investments in media, entertainment, and AI. Mr. Hecox received his MBA from Harvard Business School in 2016; an undergraduate degree with highest distinction from the University of Nebraska-Lincoln, where he studied economics, finance, and accounting; a masters from the University of Nebraska-Lincoln; and has held a CPA designation.

Ms. Melissa de Assis Escobar will serve as an independent director of the Company. Ms. Escobar is an especially prominent global figure in entertainment, having been recognized as a pioneer in the development of Hispanic content and global talent. She co-founded Latin World Entertainment alongside actress Sofia Vergara and Luis Balaguer in 1994, and together leads Latin World Entertainment’s growth into a multicultural entertainment leader specializing in series, documentaries, films, and brand marketing, with an audience of over 900 million global followers through its network. Under Ms. Escobar’s leadership, Latin World Entertainment has won critical acclaim, having produced works such as Griselda for Netflix and Maradona: Sueño Bendito for Amazon Prime. In all, she has over 30 years of entertainment experience, having worked with top-tier companies such as Telemundo, Univision, Amazon, Netflix, YouTube/Google, Disney Buenavista, ABC and HBO Latino. Her team has marketed over 1,000 major Hollywood studio films to Hispanics, and promoted premier Spanish-language music tours for the largest live entertainment companies in the USA.

Dr. Constantino Mendieta will serve as an independent director of the Company. Dr. Mendieta is renown surgeon, having appeared on NBC, CNN, as well as on several programs for his advancements in the surgical community, and the founder Mendieta Family Holdings LLC, a family office focusing in part on investments in media & entertainment assets, SPACs, and emerging technologies. Dr. Mendieta is an avid global technology and entertainment investor as well as a leading, Board Certified plastic and reconstructive surgeon. Dr. Mendieta founded the 4Beauty Aesthetic Institute in 2002 and serves as [PLEASE ADD]. Dr. Mendieta has appeared on NBC, CNN, as well as on several programs for his advancements in the surgical community, and the Consumer Research Council in America has named Dr. Mendieta one of America’s Top Surgeons five years in a row. In 2018, Dr. Mendieta also founded his family office, Mendieta Family Holdings LLC, which, in part, focuses on investments in media & entertainment assets, SPACs, and emerging technologies. He is also the doctor to several high-profile musicians, models, and celebrities. Dr. Mendieta holds a B.S. in Psychology from Creighton University, MD from Creighton University. Dr. Mendieta has Fellowship of Plastic Surgery from the Royal College Of Surgeon, Edinburgh, Scotland, performed plastic and reconstructive surgery at the University of Miami/Jackson Memorial Hospital, Fellowship in Aesthetic Surgery and Clinical Fellow from Harvard Medical School.

In addition, three previous independent directors from Iron Horse I are returning as Strategic Advisors.

Ken Hertz will serve as a strategic advisor to the Company, and has been serving since December 2023 as an Iron Horse I independent director and Chairman of Iron Horse I’s Executive Committee. Mr. Hertz is currently a director for JUST GOODS and has served as a Senior Partner in the Los Angeles law firm of Hertz Lichtenstein Young & Polk LLP since 2007. Mr. Hertz and his partners specialize in representing talent, senior executives, entrepreneurs, agencies, and brands in entertainment, fashion, sports, media, and technology industries. Prior to forming the firm, Mr. Hertz had been a partner in Hansen Jacobson & Teller, since 1989. Before that, he was global head of music — business and legal affairs — for The Walt Disney Company. He is also a principal in memBrain — an entertainment marketing and strategy consulting firm that advises a number of C-Suite executives on their company’s entertainment related marketing strategies. memBrain has worked with Intel, McDonald’s, Hasbro, MillerCoors, Li & Fung and Logitech. Mr. Hertz has also been an active early-stage venture investor and advisor since 1997 and is a frequent speaker and commentator on the subjects of entertainment, marketing and convergence. He is often quoted in the New York Times, Los Angeles Times, and Wall Street Journal, has appeared on CNBC’s monthly newsmagazine “Business Nation,” has been an instructor at UCLA’s Anderson Graduate School of Management, Marshall School of Business, Stanford Business School, and an adjunct professor of law at USC. He graduated UCLA with a J.D. in 1984 and U.C. Berkeley in 1981 with a B.S.

Brian Turner will serve as a strategic advisor to the Company. Mr. Turner has been serving since December 2023 as the Chairman of the board of directors of Iron Horse I and was formerly Chair of the Board of Microvision, Inc. (NASDAQ: MVIS), a public company in the lidar space. He has served on numerous public and private companies boards of directors as well. Mr. Turner was the Chief Financial Officer of Coinstar Inc. from 2003 until June 2009. Prior to Coinstar, from 2001 to 2003, he served as Senior Vice President of Operations, Chief Financial Officer, and Treasurer of Real Networks, Inc., a digital media and technology company. Prior to Real Networks, from 1999 to 2001, Mr. Turner was employed by Bsquare Corp., a software company, where he initially served as Senior Vice President of Operations, Chief Financial Officer, and Secretary, before being promoted to President and Chief Operating Officer. From 1995 to 1999, Mr. Turner was Chief Financial Officer and Vice President of Administration of Radisys Corp., an embedded software company. Mr. Turner’s experience also includes 13 years at PricewaterhouseCoopers LLP where he held several positions including Director of Corporate Finance. Mr. Turner was formerly Chairman of the Board of Microvision, Inc. (NASDAQ: MVIS), a public company in the lidar space, and is now Chair of the Audit Committee for MVIS. Mr. Turner has also been a director for several private companies. Mr. Turner holds a Bachelors of Business Administration in Accounting and a Bachelors of Arts in Political Science from the University of Washington.

Scott Morris, will serve as a strategic advisor to the Company. Mr. Morris was an Iron Horse I independent director and has been Chairman of Avista (NYSE: AVA) since 2008. Mr. Morris started his career at AVA in 1981. From 2008 to 2019, he served as the Company’s Chief Executive Officer and served as Avista’s President from 2008 to 2018. Prior to that, Mr. Morris was also the company’s Chief Operating Officer. His experiences include management positions in multiple industries, including construction, customer service, and utilities. He is a graduate of Gonzaga University and received his master’s degree from Gonzaga University in organizational leadership. He also attended the Stanford Business School Financial Management Program and the Kidder Peabody School of Financial Management. Mr. Morris serves on the boards of McKinstry Inc. and California Water Service. He is also on the Board of Trustees of Gonzaga University. He has served on a number of Spokane nonprofit and economic development Boards.

The past performance of our management team is not a guarantee that we will be able to identify a suitable candidate for our initial business combination or of success with respect to any business combination we may consummate. Our management team may have had acquisitions or investments that were not successful. You should not rely on the historical record of our management’s performance as indicative of our future performance.

Commitment to Diversity

As a first generation American and native Spanish speaker, Mr. Bengochea is a passionate advocate of greater diversity in entertainment, media, and in the public markets, and is honored to serve once again as one of the only Hispanic executives on the public markets. Ms. Escobar is also proud to serve as one of the only Hispanic directors on the public markets, herself being originally from Colombia and having dedicated much of her career to promoting Hispanic talent, such as Sofia Vergara, and empowering Hispanic voices through entertainment. Dr. Mendieta, one of our Independent Directors, is also a first-generation Hispanic immigrant.

Acquisition Strategy

Our team intends to leverage its skills, expertise and networks within the team’s international hubs, particularly within the media, entertainment, and AI industries, to identify attractive target companies and provide guidance on the benefits of being a publicly-traded entity, including broader access to capital, increased liquidity for potential acquisitions, expanded branding opportunities in the marketplace, reputational and consumer confidence gains, and on the process of transitioning from a private company to a public registrant. We also expect to be able to source potential targets from our team’s contacts within private equity, with celebrities, with M&E investors, and with various industry leaders. Upon completion of this offering, each of our team members will communicate our acquisition criteria to their respective networks and immediately begin screening opportunities.

Consistent with this strategy, we have identified parameters and criteria that we think are important and relevant in evaluating prospective target businesses. We intend to apply these parameters in evaluating prospects, although we may ultimately decide to execute our initial business combination with a company that may not match all of our initial parameters:

•        Growth Prospects:    We intend to seek companies with high growth trajectories that are driven by competitive advantages that can be accelerated or magnified through a partnership with us and access to the public markets.

•        Earnings Potential:    We intend to acquire one or more businesses that have multiple and diverse potential drivers of revenue and earnings growth and that have the potential to generate strong and stable free cash flow.

•        M&E Focus:    We intend to prioritize entities within our team’s core spheres of expertise and from among our team’s networks, such as family entertainment, animation, gaming, music, and businesses which we believe have benefited from the global pandemic and subsequent evolution of media and AI.

•        Public Advantages:    We intend to seek target companies that are public market ready and whose leadership teams have the vision to take advantage of and appreciate the benefits of becoming a publicly-traded entity.

•        Evolving Circumstance:    We intend to seek companies which are capitalizing on industry shifts and trends created by various factors such as the COVID-19 pandemic, the migration toward new global consumption patterns, and the proliferation of AI-based technologies.

•        Valuations:    We consider ourselves to be rigorous, disciplined and valuation-centric investors, with a keen understanding of market value and successful track record. We intend to seek companies with a respectable market share and growth potential in the segments in which they operate.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines, as well as other considerations, factors and criteria deemed relevant by our management in effecting our initial business combination consistent with our business objectives. In evaluating a prospective target business, we expect to conduct a due diligence review which may encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspections of facilities, as well as reviewing financial and other information which will be made available to us.

We are not prohibited from pursuing a business combination with a company that is affiliated with our sponsor, officers or directors. In the event that we seek to complete a business combination with a business that is affiliated with our sponsor, officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that our business combination is fair to our stockholders from a financial point of view. In the event that we seek such a business combination, the independent members of our Board of Directors would be required to approve the transaction.

Sources of Target Businesses

While we have not yet selected a target business with which to consummate our initial business combination, we believe based on our management’s business knowledge and past experience that there are numerous potential candidates. We expect that our principal means of identifying potential target businesses will be through the extensive contacts and relationships of our initial stockholders, officers and directors. While our officers and directors are not required to commit any specific amount of time in identifying or performing due diligence on potential target businesses, our officers and directors believe that the relationships they have developed over their careers will generate a number of potential business combination opportunities that will warrant further investigation. We also anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting.

Our officers and directors must present to us all target business opportunities that have a fair market value of at least 80% of the assets held in the trust account (net of taxes payable) at the time of the agreement to enter into the initial business combination, subject to any fiduciary or contractual obligations. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage the services of professional firms or other individuals that specialize in business acquisitions, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction, with such fee potentially coming from the $50,000 per month fee we have allocated for various management services as discussed throughout this prospectus.

Our audit committee will review and approve all reimbursements and payments made to our initial stockholders, officers, directors or our or their respective affiliates, with any interested director abstaining from such review and approval.

We have no present intention to enter into a business combination with a target business that is affiliated with any of our officers, directors or initial stockholders. However, we are not restricted from entering into any such transactions and may do so if (i) such transaction is approved by a majority of our disinterested independent directors and (ii) we obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions, that the business combination is fair to our unaffiliated stockholders from a financial point of view.

Selection of a Target Business and Structuring of a Business Combination

Subject to our management team’s fiduciary obligations and the limitations that a target business have a fair market value of at least 80% of the balance in the trust account (net of taxes payable) at the time of the execution of a definitive agreement for our initial business combination, as described below in more detail, and that we must acquire a controlling interest in the target business, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We have not established any specific attributes or criteria (financial or otherwise) for prospective target businesses. In evaluating a prospective target business, our management may consider a variety of factors, including one or more of the following:

•        financial condition and results of operation;

•        growth potential;

•        brand recognition and potential;

•        experience and skill of management and availability of additional personnel;

•        capital requirements;

•        competitive position;

•        barriers to entry;

•        stage of development of the products, processes or services;

•        existing distribution and potential for expansion;

•        degree of current or potential market acceptance of the products, processes or services;

•        proprietary aspects of our tangible and intangible assets and the extent of intellectual property or other protections for our products, formulas, brands or media;

•        impact of regulation on the business;

•        regulatory environment of the industry;

•        costs associated with effecting the business combination;

•        industry leadership, sustainability of market share and attractiveness of industries in which a target business participates; and

•        macro competitive dynamics in the industry within which the company competes.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

Fair Market Value of Target Business

NASDAQ listing rules require that the target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account (net of taxes payable) at the time of the execution of a definitive agreement for our initial business combination. Notwithstanding the foregoing, if we are not then listed on NASDAQ for whatever reason, we would no longer be required to meet the foregoing 80% fair market value test.

We currently anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination where we merge directly with the target business or a newly formed subsidiary or where we acquire less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders or for other reasons, but we do not intend to complete such business combination unless the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we could acquire a 100% controlling interest in the target; however, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of trust account balance test.

The fair market value of the target will be determined by our Board of Directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and/or book value). The proxy solicitation materials or tender offer documents used by us in connection with any proposed transaction will provide public stockholders with our analysis of the fair market value of the target business, as well as the basis for our determinations. If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm, or another independent entity that commonly renders valuation opinions, with respect to the satisfaction of such criteria. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our Board of Directors independently determines that the target business complies with the 80% threshold.

Lack of Business Diversification

We may seek to effect a business combination with more than one target business, although we expect to complete our business combination with just one business. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business operation. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

•        subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and

•        result in our dependency upon the performance of a single operating business or the development or market acceptance of a single or limited number of products, processes or services.

If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

Limited Ability to Evaluate the Target Business’ Management

Although we intend to scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the management team will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. While it is possible that some of our key personnel will remain associated in senior management or advisory positions with us following a business combination, it is unlikely that they will devote their full-time efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for them to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of our key personnel may influence their motivation in identifying and selecting a target business, their ability to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that any such additional managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Stockholders May Not Have the Ability to Approve an Initial Business Combination

In connection with any proposed business combination, we will either (1) seek stockholder approval of our initial business combination at a meeting called for such purpose at which stockholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination or don’t vote at all, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), or (2) provide our stockholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described herein and in our amended and restated certificate of incorporation. The decision as to whether we will seek stockholder approval of a proposed business combination or will allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. If we determine to engage in a tender offer, such tender offer will be structured so that each stockholder may tender all of his, her or its shares rather than some pro rata portion of his, her or its shares. In that case, we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. Whether we seek stockholder approval or engage in a tender offer, we will consummate our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. We have no specified maximum percentage threshold for conversions in our amended and restated certificate of incorporation and even those public stockholders who vote in favor of our initial business combination have the right to convert their public shares. As a result, this may make it easier for us to consummate our initial business combination.

If we seek to consummate an initial business combination with a target business that imposes any type of working capital closing condition or requires us to have a minimum amount of funds available from the trust account upon consummation of such initial business combination, this may force us to seek third party financing which may not be available on terms acceptable to us or at all. As a result, we may not be able to consummate such initial business combination and we may not be able to locate another suitable target within the applicable time period, if at all. Public stockholders may therefore have to wait 24 months from the closing of this offering in order to be able to receive a pro rata share of the trust account.

Our initial stockholders, officers and directors have agreed (1) to vote any shares of common stock owned by them in favor of any proposed business combination, (2) not to convert any shares of common stock in connection with a stockholder vote to approve a proposed initial business combination and (3) not sell any shares of common stock in any tender in connection with a proposed initial business combination.

None of our officers, directors, initial stockholders or their affiliates has indicated any intention to purchase units or shares of common stock in this offering or from persons in the open market or in private transactions. However, if we hold a meeting to approve a proposed business combination and a significant number of stockholders vote, or indicate an intention to vote, against such proposed business combination or that they wish to convert their shares, our officers, directors, initial stockholders or their affiliates could make such purchases in the open market or in private transactions in order to reduce the number of conversions. Notwithstanding the foregoing, our officers, directors, initial stockholders and their affiliates will not make purchases of shares of common stock if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act, which are rules designed to stop potential manipulation of a company’s stock.

Conversion Rights

At any meeting called to approve an initial business combination, public stockholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination or do not vote at all, into their pro rata share of the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination, less any taxes then due but not yet paid. Alternatively, we may provide our public stockholders with the opportunity to sell their shares of our common stock to us through a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account, less any taxes then due but not yet paid.

Our initial stockholders and our officers and directors will not have conversion rights with respect to any shares of common stock owned by them, directly or indirectly, whether acquired prior to this offering or purchased by them in this offering or in the aftermarket.

We may require public stockholders, whether they are a record holder or hold their shares in “street name,” to either (i) tender their certificates to our transfer agent or (ii) deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, in each case prior to a date set forth in the proxy materials sent in connection with the proposal to approve the business combination.

There is a nominal cost associated with the above-referenced delivery process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker a nominal amount and it would be up to the broker whether or not to pass this cost on to the holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise conversion rights. The need to deliver shares is a requirement of exercising conversion rights regardless of the timing of when such delivery must be effectuated.

However, in the event we require stockholders seeking to exercise conversion rights prior to the consummation of the proposed business combination and the proposed business combination is not consummated this may result in an increased cost to stockholders.

Any proxy solicitation materials we furnish to stockholders in connection with a vote for any proposed business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, a stockholder would have from the time the stockholder received our proxy statement up until the vote on the proposal to approve the business combination to deliver his or her shares if he or she wishes to seek to exercise his conversion rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the stockholder, whether or not he is a record holder or his shares are held in “street name,” in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor. However, we cannot assure you of this fact. Please see the risk factor titled “In connection with any stockholder meeting called to approve a proposed initial business combination, we may require stockholders who wish to convert their shares in connection with a proposed business combination to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising their rights” for further information on the risks of failing to comply with these requirements.

Any request to convert such shares once made, may be withdrawn at any time up to the vote on the proposed business combination or the expiration of the tender offer. Furthermore, if a holder of public shares delivered his or her certificate in connection with an election of their conversion and subsequently decides prior to the applicable date not to elect to exercise such rights, he or she may simply request that the transfer agent return the certificate (physically or electronically).

If the initial business combination is not approved or completed for any reason, then our public stockholders who elected to exercise their conversion rights would not be entitled to convert their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any shares delivered by public holders.

Liquidation if No Business Combination

Our amended and restated certificate of incorporation provides that we will have only 24 months from the closing of this offering to complete an initial business combination. If we have not completed an initial business combination by such date and stockholders have not otherwise amended our charter to extend this date, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest not previously released to us but net of taxes payable and up to $100,000 of interest income that may be released to us for liquidation expenses, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board of Directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

Our initial stockholders, officers and directors have agreed that they will not propose any amendment to our amended and restated certificate of incorporation that would affect our public stockholders’ ability to convert or sell their shares to us in connection with a business combination as described herein or affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete a business combination within 24 months from the closing of this offering unless we provide our public stockholders with the opportunity to convert their shares of common stock upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest not previously released to us but net of franchise and income taxes payable, divided by the number of then outstanding public shares. This redemption right shall apply in the event of the approval of any such amendment, whether proposed by our initial stockholders, executive officers, directors or any other person.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of 100% of our outstanding public shares in the event we do not complete our initial business combination within the required time period may be considered a liquidation distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. It is our intention to redeem our public shares as soon as reasonably possible following our 24 month anniversary (or up to 30 months, if we extend the time to complete a business combination as described in this prospectus), and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date.

Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of 100% of our public shares in the event we do not complete our initial business combination within the required time period is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the Delaware General Corporation Law, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution.

Because we will not be complying with Section 280 of the Delaware General Corporation Law, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent ten years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our current and former vendors (such as lawyers, auditors investment bankers, etc.) or prospective target businesses.

We are required to seek to have all third parties (including any vendors or other entities we engage after this offering) and any prospective target businesses enter into agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. As a result, the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our public stockholders. Nevertheless, MaloneBailey, LLP, LLC, our independent registered public accounting firm, and the underwriters of the offering, will not execute agreements with us waiving such claims to the monies held in the trust account. Furthermore, there is no guarantee that other vendors, service providers and prospective target businesses will execute such agreements. Nor is there any guarantee that, even if they execute such agreements with us, they will not seek recourse against the trust account. Bengochea SPAC Sponsors II LLC, an entity affiliated with Mr. Bengochea, has agreed that it will be liable to ensure that the proceeds in the trust account are not reduced below $10.00 per share by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, but we cannot assure you that it will be able to satisfy its indemnification obligations if it is required to do so. We have not independently verified whether Bengochea SPAC Sponsors II LLC has sufficient funds to satisfy its indemnity obligations, we have not asked it to reserve for such obligations and we do not believe it has any significant liquid assets. Accordingly, we believe it is unlikely that it will be able to satisfy its indemnification obligations if it is required to do so. Additionally, the agreement Bengochea SPAC Sponsors II LLC entered into specifically provides for two exceptions to the indemnity given: it will have no liability (1) as to any claimed amounts owed to a target business or vendor or other entity who has executed an agreement with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, or (2) as to any claims for indemnification by the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. As a result, if we liquidate, the per-share distribution from the trust account could be less than $10.00 due to claims or potential claims of creditors.

We anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after our 24 month anniversary (or up to 30 months, if we extend the time to complete a business combination as described in this prospectus) and anticipate it will take no more than 10 business days to effectuate such distribution. The holders of the Founders Shares have waived their rights to participate in any liquidation distribution from the trust account with respect to such shares. There will be no distribution from the trust account with respect to our rights or warrants, which will expire worthless. We will pay the costs of any subsequent liquidation from our remaining assets outside of the trust account. If such funds are insufficient, we will use the up to $100,000 of interest earned on the funds held in the trust account that may be released to us for our liquidation expenses.

If we are unable to complete an initial business combination and expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, or any increase as a result of our extending the time to consummate a business combination as described herein, the initial per-share redemption price would be $10.00. As discussed above, the proceeds deposited in the trust account could become subject to claims of our creditors that are in preference to the claims of public stockholders.

Our public stockholders shall be entitled to receive funds from the trust account only in the event of our failure to complete a business combination within the required time period, if the stockholders seek to have us convert or purchase their respective shares upon a business combination which is actually completed by us or upon certain amendments to our amended and restated certificate of incorporation prior to consummating an initial business combination. In no other circumstances shall a stockholder have any right or interest of any kind to or in the trust account.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $10.00 per share.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after 24 months from the closing of this offering, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our Board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of our initial business combination. These provisions cannot be amended without the approval of a majority of our stockholders. If we seek to amend any provisions of our amended and restated certificate of incorporation that would affect our public stockholders’ ability to convert or sell their shares to us as described herein or affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete a business combination within 24 months from the closing of this offering, we will provide public stockholders with the opportunity to convert their public shares in connection with any such vote. This conversion right shall apply in the event of the approval of any such amendment, whether proposed by any executive officer, director, initial stockholder, or any other person. Our initial stockholders, officers and directors have agreed to waive any conversion rights with respect to any Founders Shares and any public shares they may hold in connection with any vote to amend our amended and restated certificate of incorporation. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

•        we shall either (1) seek stockholder approval of our initial business combination at a meeting called for such purpose at which stockholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination or don’t vote at all, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), or (2) provide our stockholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described herein and in our amended and restated certificate of incorporation;

•        we will consummate our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination;

•        if our initial business combination is not consummated within 24 months from the closing of this offering, then we will redeem all of the outstanding public shares and thereafter liquidate and dissolve our company;

•        upon the consummation of this offering, $250,000,000, or $287,500,000 if the over-allotment option is exercised in full, shall be placed into the trust account;

•        we may not consummate any other business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction prior to our initial business combination; and

•        prior to our initial business combination, we may not issue additional stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock sold in this offering on an initial business combination.

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there may be numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses may be limited by our available financial resources.

The following also may not be viewed favorably by certain target businesses:

•        our obligation to seek stockholder approval of a business combination or engage in a tender offer may delay the completion of a transaction;

•        our obligation to convert or repurchase shares of common stock held by our public stockholders may reduce the resources available to us for a business combination; and

•        our outstanding warrants, as well as the rights to one-eight (1/8) of one share of common stock upon consummation of our initial business combination included within our units, and the potential future dilution they represent.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately held entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business, including from companies that may be subject to less stringent disclosure and other securities law requirements as the surviving company in our business combination and that therefore may have a competitive advantage. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We currently maintain our principal executive offices at 851 Broken Sound Parkway Nw Boca Raton, FL 33487. We will pay a of $50,000 per month to our sponsor to cover, among other things, costs of office space and shared personnel support, certain PR, administrative, support and other services, and potential compensation payable to officers of, and consultants to, the sponsor (including, but not limited to, individuals who are officers of both our sponsor and the Company, such as up to $45,000 per month to our Chief Executive Officer) for assistance with our search for a target business. We consider our current office space adequate for our current operations.

Employees

We have two executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once a suitable target business has been located, management may spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time on our affairs) than had been spent prior to locating a suitable target business. We presently expect our executive officers to devote such amount of time as they reasonably believe is necessary to our business. We do not intend to have any full-time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

We have registered our units, common stock, warrants and rights under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual report will contain financial statements audited and reported on by our independent registered public accountants.

We will provide stockholders with audited financial statements of the prospective target business as part of any proxy solicitation materials or tender offer documents sent to stockholders to assist them in assessing the target business. These financial statements will need to be prepared in accordance with or reconciled to United States generally accepted accounting principles or international financial reporting standards as promulgated by the International Accounting Standards Board. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have the necessary financial statements. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business.

We may be required to have our internal control procedures audited for the fiscal year ending December 31, 2024, as required by the Sarbanes-Oxley Act. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such, and we and the members of our management team have not been subject to any such proceeding in the 24 months preceding the date of this prospectus.

Comparison to Offerings of Blank Check Companies Subject to Rule 419

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering because we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact.

	Terms of the Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$25,000,000 of the proceeds from this offering and the sale of the private warrants will be placed in a U.S.-based trust account with Continental Stock Transfer & Trust Company acting as trustee.

$223,650,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds

The $250,000,000 of the proceeds of this offering and the sale of the private warrants held in trust will, if such proceeds are invested at all, only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on fair value or net assets of target business

Our initial business combination must occur with one or more target businesses that together have a fair market value of at least 80% of the assets held in the trust account (excluding taxes payable) at the time of the agreement to enter into the initial business combination. Notwithstanding the foregoing, if we are not then listed on NASDAQ for whatever reason, we would no longer be required to meet the foregoing 80% fair market value test.

We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

	Terms of the Offering	Terms Under a Rule 419 Offering
Trading of securities issued

The units may commence trading on or promptly after the date of this prospectus. The shares of common stock, warrants and rights comprising the units will begin to trade separately on the 52nd day after the date of this prospectus unless D. Boral Capital informs us of its decision to allow earlier separate trading, provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the initial filing of such Current Report on Form 8-K. If the over-allotment option is exercised after the initial filing of such Current Report on Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise and consummation of the over-allotment option. We will also include in this Form 8-K, an amendment thereto, or in a subsequent Form 8-K, information indicating if D. Boral Capital has allowed separate trading of the shares of common stock, warrants and rights prior to the 52nd day after the date of this prospectus. The distributable right will be distributed upon successful completion of our initial business combination.

No trading of the units or the underlying shares of common stock, warrants and rights would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants	The warrants cannot be exercised until 30 days after the completion of a business combination and, accordingly, will be exercised only after the trust account has been terminated and distributed

The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor

We will either (1) give our stockholders the opportunity to vote on the business combination or (2) provide our public stockholders with the opportunity to sell their shares of our common stock to us in a tender offer for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less taxes. If we hold a meeting to approve a proposed business combination, we will send each stockholder a proxy statement containing information required by the SEC. Alternatively, if

A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by

	Terms of the Offering	Terms Under a Rule 419 Offering

we do not hold a meeting and instead conduct a tender offer, we will conduct such tender offer in accordance with the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as we would have included in a proxy statement.

The end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

Business combination deadline

Pursuant to our amended and restated certificate of incorporation, if we are unable to complete our initial business combination within 24 months from the closing of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest not released to us but net of taxes payable, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board of Directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

	Terms of the Offering	Terms Under a Rule 419 Offering
Interest earned on the funds in the trust account

There can be released to us, from time to time, any interest earned on the funds in the trust account that we may need to pay our tax obligations (excluding taxes payable pursuant to the IR Act). The remaining interest earned on the funds in the trust account will not be released until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time (in which case up to $100,000 of interest may be used for liquidation expenses).

All interest earned on the funds in the trust account will be held in trust for the benefit of public stockholders until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.

Release of funds

Except for any interest earned on the funds in the trust account released to us for our tax obligations as described above, the proceeds held in the trust account will not be released to us until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.

The proceeds held in the escrow account would not be released to the company until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Title
Jose Antonio Bengochea	34	Chief Executive Officer and Chairman
William Caragol	57	Chief Financial Officer and Director
Tarron Hecox	34	Lead Independent Director
Melissa Escobar	56	Independent Director
Dr. Constantino Mendieta	61	Independent Director

Jose Antonio Bengochea is our Chief Executive Officer and Chairman of the Board. Mr. Bengochea has served as the Chief Executive Officer and a director of Iron Horse I since November 2021, and has served as the managing member of Bengochea SPAC Sponsor I LLC, the sponsor of Iron Horse I since November 2021. Mr. Bengochea is the Founder and Chief Executive Officer of Bengochea Capital LLC (“Bengochea Capital”), an investment firm founded in 2020 to pursue frontier asset classes and, through Mr. Bengochea’s network of connections to various M&E industry executives and celebrities, to examine global opportunities in media and entertainment. Bengochea Capital has been a registered media entity with the Recording Academy for the 2023 Grammy Awards; is currently a registered media entity with the Recording Academy for the upcoming 2024 Grammy Awards; has been present at the Cannes Film Festival, among other prestigious events; and has access to several animation, family, and IP potential deal-flow, with a growing number of business touchpoints across Asia. Prior to founding Bengochea Capital, Mr. Bengochea was a part of Sony’s Global Business Development team in Los Angeles and, prior to that, served as a corporate attorney at the law firm of Jenner & Block in New York City. Mr. Bengochea holds an A.B. summa cum laude from Harvard University, where he designed his own degree, entitled Comparative Imperial History, and graduated with a secondary specialization in Archaeology. Mr. Bengochea also holds a J.D. degree from Harvard Law School and an M.B.A. from Harvard Business School.

We believe that Mr. Bengochea will be an excellent candidate to serve as an officer of the Company due to his extensive M&E experience, having taken a SPAC from IPO to business combination in addition to his strong academic credentials.

William Caragol is our Chief Financial Officer and a director of the Company. Mr. Caragol has served as the Chief Financial Officer and Chief Operating Officer of Iron Horse I since December 2023. Mr. Caragol has over thirty years of experience working with growth stage companies. In 2018, he founded and is the Managing Director of Quidem LLC, a corporate strategic and financial advisory firm. Since July 2021 he has been the Chief Financial Officer of Mainz Biomed N.V. (NASDAQ: MYNZ), a molecular genetics diagnostic company specializing in the early detection of cancer. Since 2015, Mr. Caragol has been Chairman of the Board of Thermomedics, Inc., a privately held medical diagnostic equipment company. Since July 2021, Mr. Caragol has served on the Board of Directors of Worksport Ltd. (NASDAQ: WKSP), a growth stage technology company, and sits on the Audit Committee, Compensation Committee and the Corporate Governance Committee. Since July 2023, Mr. Caragol has served on the Board of Directors of Janover, Inc. (NASDAQ: JNVR), a PrB2B fintech marketplace company, and sits on the Audit Committee, Compensation Committee and the Corporate Governance Committee. From 2021 to 2023, Mr. Caragol served on the Board of Directors and was Chairman of the Audit Committee of Greenbox POS (NASDAQ: GBOX) a financial technology company leveraging proprietary blockchain security to build customized payment solutions. Mr. Caragol earned a B.S. in business administration and accounting from Washington & Lee University and is a member of the American Institute of Certified Public Accountants.

We believe that Mr. Caragol will be an excellent candidate to serve as an officer and director of the Company due to his extensive financial experience including the most recent role as CFO and COO of Iron Horse I from inception as a SPAC through its business combination.

Tarron Hecox will serve as our lead independent director of the Company. Mr. Hecox has ample public markets and operational experience. Since 2019, he has held various commercial roles at AGCO Corporation (NYSE: AGCO), a Fortune 500 company. Previously, Mr. Hecox worked with the Howard G. Buffett Foundation, William Blair & Company, and Parnassus Investments, and he also formerly co-founded Spartan Capital L.L.C. in 2017, a private fund formed to pursue technology opportunities. Mr. Hecox is also well versed in SPACs and entertainment through the private fund he co-founded in 2014, Limitless Strategies, LLC, which focuses on creating value through public and private investments in media, entertainment, and AI. Mr. Hecox received his MBA from Harvard Business School in 2016; an undergraduate degree with highest distinction from the University of Nebraska-Lincoln, where he studied economics, finance, and accounting; a masters from the University of Nebraska-Lincoln; and has held a CPA designation. We believe that Mr. Hecox’s strong history of public markets experience, as will as his extensive experiences with corporate ventures, makes him an excellent candidate to serve as a director of the Company.

Ms. Melissa de Assis Escobar will serve as an independent director of the Company. Ms. Escobar is an especially prominent global figure in entertainment, having been recognized as a pioneer in the development of Hispanic content and global talent. She co-founded Latin World Entertainment alongside actress Sofia Vergara and Luis Balaguer in 1994, and together leads Latin World Entertainment’s growth into a multicultural entertainment leader specializing in series, documentaries, films, and brand marketing, with an audience of over 900 million global followers through its network. Under Ms. Escobar’s leadership, Latin World Entertainment has won critical acclaim, having produced works such as Griselda for Netflix and Maradona: Sueño Bendito for Amazon Prime. In all, she has over 30 years of entertainment experience, having worked with top-tier companies such as Telemundo, Univision, Amazon, Netflix, YouTube/Google, Disney Buenavista, ABC and HBO Latino. Her team has marketed over 1,000 major Hollywood studio films to Hispanics, and promoted premier Spanish-language music tours for the largest live entertainment companies in the USA. We believe that Ms. Escobar will be an excellent candidate to serve as a director of the Company due to her prominence in the M&E industry and extensive global network.

Dr. Constantino Mendieta will serve as an independent director of the Company. Dr. Mendieta is renown surgeon, having appeared on NBC, CNN, as well as on several programs for his advancements in the surgical community, and the founder Mendieta Family Holdings LLC, a family office focusing in part on investments in media & entertainment assets, SPACs, and emerging technologies. Dr. Mendieta is an avid global technology and entertainment investor as well as a leading, Board Certified plastic and reconstructive surgeon. Dr. Mendieta founded the 4Beauty Aesthetic Institute in 2002 and serves as [PLEASE ADD]. Dr. Mendieta has appeared on NBC, CNN, as well as on several programs for his advancements in the surgical community, and the Consumer Research Council in America has named Dr. Mendieta one of America’s Top Surgeons five years in a row. In 2018, Dr. Mendieta also founded his family office, Mendieta Family Holdings LLC, which, in part, focuses on investments in media & entertainment assets, SPACs, and emerging technologies. He is also the doctor to several high-profile musicians, models, and celebrities. Dr. Mendieta holds a B.S. in Psychology from Creighton University, MD from Creighton University. Dr. Mendieta has Fellowship of Plastic Surgery from the Royal College Of Surgeon, Edinburgh, Scotland, performed plastic and reconstructive surgery at the University of Miami/Jackson Memorial Hospital, Fellowship in Aesthetic Surgery and Clinical Fellow from Harvard Medical School. We believe that Mr. Mendieta will be an excellent candidate to serve as a director of the Company due to his familiarity with SPACs, investments in media and entertainment, and extensive celebrity network.

Strategic Advisors

We expect that our Strategic Advisors will assist our management team in search of suitable acquisition targets following the consummation of this offering. However, they have no written advisory agreement with us. Although all three Strategic Advisors were independent directors of Iron Horse I, they are not board members of this current company, have no fiduciary obligations to us, will not perform board or committee functions and will not have any voting or decision-making power. Accordingly, if any of our advisors becomes aware of a business combination which is suitable for any of the entities to which he has fiduciary or contractual obligations (including other blank check companies), he will honor his fiduciary or contractual obligations to present such business combination opportunity to such entity, and only present it to us if such entity rejects the opportunity. Nonetheless, we believe them to be powerful assets whose networks, experiences, and accolades make them value-enhancing additions to our team. They are as follows:

Ken Hertz will serve as a strategic advisor to the Company, and has been serving since December 2023 as an Iron Horse I independent director and Chairman of Iron Horse I’s Executive Committee. Mr. Hertz is currently a director for JUST GOODS and has served as a Senior Partner in the Los Angeles law firm of Hertz Lichtenstein Young & Polk LLP since 2007. Mr. Hertz and his partners specialize in representing talent, senior executives, entrepreneurs, agencies, and brands in entertainment, fashion, sports, media, and technology industries. Prior to forming the firm, Mr. Hertz had been a partner in Hansen Jacobson & Teller, since 1989. Before that, he was global head of music — business and legal affairs — for The Walt Disney Company. He is also a principal in memBrain — an entertainment marketing and strategy consulting firm that advises a number of C-Suite executives on their company’s entertainment related marketing strategies. memBrain has worked with Intel, McDonald’s, Hasbro, MillerCoors, Li & Fung and Logitech. Mr. Hertz has also been an active early-stage venture investor and advisor since 1997 and is a frequent speaker and commentator on the subjects of entertainment, marketing and convergence. He is often quoted in the New York Times, Los Angeles Times, and Wall Street Journal, has appeared on CNBC’s monthly newsmagazine “Business Nation,” has been an instructor at UCLA’s Anderson Graduate School of Management, Marshall School of Business, Stanford Business School, and an adjunct professor of law at USC. He graduated UCLA with a J.D. in 1984 and U.C. Berkeley in 1981 with a B.S.

Brian Turner will serve as a strategic advisor to the Company. Mr. Turner has been serving since December 2023 as the Chairman of the board of directors of Iron Horse I and was formerly Chair of the Board of Microvision, Inc. (NASDAQ: MVIS), a public company in the lidar space. He has served on numerous public and private companies boards of directors as well. Mr. Turner was the Chief Financial Officer of Coinstar Inc. from 2003 until June 2009. Prior to Coinstar, from 2001 to 2003, he served as Senior Vice President of Operations, Chief Financial Officer, and Treasurer of Real Networks, Inc., a digital media and technology company. Prior to Real Networks, from 1999 to 2001, Mr. Turner was employed by Bsquare Corp., a software company, where he initially served as Senior Vice President of Operations, Chief Financial Officer, and Secretary, before being promoted to President and Chief Operating Officer. From 1995 to 1999, Mr. Turner was Chief Financial Officer and Vice President of Administration of Radisys Corp., an embedded software company. Mr. Turner’s experience also includes 13 years at PricewaterhouseCoopers LLP where he held several positions including Director of Corporate Finance. Mr. Turner was formerly Chairman of the Board of Microvision, Inc. (NASDAQ: MVIS), a public company in the lidar space, and is now Chair of the Audit Committee for MVIS. Mr. Turner has also been a director for several private companies. Mr. Turner holds a Bachelors of Business Administration in Accounting and a Bachelors of Arts in Political Science from the University of Washington.

Scott Morris, will serve as a strategic advisor to the Company. Mr. Morris was an Iron Horse I independent director and has been Chairman of Avista (NYSE: AVA) since 2008. Mr. Morris started his career at AVA in 1981. From 2008 to 2019, he served as the Company’s Chief Executive Officer and served as Avista’s President from 2008 to 2018. Prior to that, Mr. Morris was also the company’s Chief Operating Officer. His experiences include management positions in multiple industries, including construction, customer service, and utilities. He is a graduate of Gonzaga University and received his master’s degree from Gonzaga University in organizational leadership. He also attended the Stanford Business School Financial Management Program and the Kidder Peabody School of Financial Management. Mr. Morris serves on the boards of McKinstry Inc. and California Water Service. He is also on the Board of Trustees of Gonzaga University. He has served on a number of Spokane nonprofit and economic development Boards.

Executive Compensation

No executive officer has received any cash compensation for services rendered to us. However, we will enter into an administrative services agreement pursuant to which, commencing on the date of the closing of this offering lasting for 24 months from such date of closing of this offering, we will pay $50,000 per month to our sponsor to cover, among other things, costs of office space and shared personnel support, certain PR, administrative, support and other services, and potential compensation payable to officers of, and consultants to, the sponsor (including, but not limited to, individuals who are officers of both our sponsor and the Company, such as up to $45,000 per month to our Chief Executive Officer) for assistance with our search for a target business. This arrangement would be solely pursuant to any agreements between our Chief Executive Officer and our sponsor, to which the Company is not a party, and any such payments would not be intended to provide our Chief Executive Officer with compensation in lieu of a salary for his service as Chief Executive Officer of the Company. Our sponsor, officers and directors, or any affiliate of our sponsor or officers, will also be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account, such expenses would not be reimbursed by us unless we consummate an initial business combination. They may also receive repayment for any loans made by them to us for working capital needs or extending our time to consummate an initial business combination.

No other compensation of any kind, including any finder’s fee, reimbursement, consulting fee or monies in respect of any payment of a loan, will be paid by us to our sponsor, officers and directors, or any affiliate of our sponsor or officers, prior to, or in connection with any services rendered in order to effectuate the consummation of our initial business combination (regardless of the type of transaction that it is).

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. However, the amount of such compensation may not be known at the time of the stockholder meeting held to consider an initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Current Report on Form 8-K or a periodic report, as required by the SEC.

Director Independence

Currently Tarron Hecox, Melissa Escobar, and Dr. Constantino Mendieta would each be considered an “independent director” under NASDAQ listing rules, which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Any affiliated transactions will be on terms no less favorable to us than could be obtained from independent parties. Our Board of Directors will review and approve all affiliated transactions with any interested director abstaining from such review and approval.

Audit Committee

Effective upon the date of this prospectus, we will establish an audit committee of the board of directors, which will consist of Tarron Hecox, Dr. Constantino Mendieta, and Melissa Escobar, each of whom is an independent director under NASDAQ’s listing standards. Tarron Hecox will serve as chair of the audit committee. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•        reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;

•        discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•        discussing with management major risk assessment and risk management policies;

•        monitoring the independence of the independent auditor;

•        verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•        reviewing and approving all related-party transactions;

•        inquiring and discussing with management our compliance with applicable laws and regulations;

•        pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•        appointing or replacing the independent auditor;

•        determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•        establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

•        approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under NASDAQ’s listing standards. NASDAQ’s standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to NASDAQ that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The Board of Directors has determined that Tarron Hecox qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Nominating and Corporate Governance Committee

Effective upon the date of this prospectus, we will establish a nominating and corporate governance committee of the board of directors. The members of our nominating and corporate governance will be Tarron Hecox, Dr. Constantino Mendieta, and Melissa Escobar. Tarron Hecox will serve as chair of the nominating and corporate governance committee.

The primary purposes of our nominating and corporate governance committee will be to assist the board in:

•        identifying, screening and reviewing individuals qualified to serve as directors and recommending to the board of directors candidates for nomination for election at the annual meeting of stockholders or to fill vacancies on the board of directors;

•        developing, recommending to the board of directors and overseeing implementation of our corporate governance guidelines;

•        coordinating and overseeing the annual self-evaluation of the board of directors, its committees, individual directors and management in the governance of the company; and

•        reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

The nominating and corporate governance committee will be governed by a charter that complies with the rules of NASDAQ.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Nominating and Corporate Governance Committee charter, generally provide that person to be nominated:

•        should have demonstrated notable or significant achievements in business, education or public service;

•        should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•        should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The Nominating and Corporate Governance Committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The Nominating and Corporate Governance Committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The Nominating and Corporate Governance Committee does not distinguish among nominees recommended by stockholders and other persons.

Compensation Committee

Effective upon the date of this prospectus, we will establish a compensation committee of the board of directors, which will consist of Tarron Hecox, Dr. Constantino Mendieta, and Melissa Escobar, each of whom is an independent director under NASDAQ’s listing standards. Melissa Escobar will serve as chair of the compensation committee. The compensation committee’s duties, which are specified in our Compensation Committee Charter, include, but are not limited to:

•        reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•        reviewing and approving the compensation of all of our other executive officers;

•        reviewing our executive compensation policies and plans;

•        implementing and administering our incentive compensation equity-based remuneration plans;

•        assisting management in complying with our proxy statement and annual report disclosure requirements;

•        approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

•        if required, producing a report on executive compensation to be included in our annual proxy statement; and

•        reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Code of Ethics

Effective upon the date of this prospectus, we will adopt a code of ethics that applies to all of our executive officers, directors and employees. The code of ethics will codify the business and ethical principles that govern all aspects of our business.

Conflicts of Interest

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•        the corporation could financially undertake the opportunity;

•        the opportunity is within the corporation’s line of business; and

•        it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Our amended and restated certificate of incorporation provides that:

•        except as may be prescribed by any written agreement with us, we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue; and

•        our officers and directors will not be liable to our company or our stockholders for monetary damages for breach of any fiduciary duty by reason of any of our activities to the fullest extent permitted by Delaware law.

Our officers and directors are, and may in the future become, affiliated with other companies. In order to minimize potential conflicts of interest which may arise from such other corporate affiliations, each of our officers and directors has contractually agreed, pursuant to a written agreement with us, until the earliest of our execution of a definitive agreement for a business combination, our liquidation or such time as he or she ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any suitable business opportunity which may reasonably be required to be presented to us, subject to any fiduciary or contractual obligations he or she might have. The foregoing agreement does not restrict our officers from becoming affiliated with other companies in the future which could take priority over our company; however, we believe that such agreement still benefits us because our officers and directors are obligated to present suitable business opportunities to us to the extent that none of their other fiduciary or contractual obligations require them to present it to another entity.

The following table summarizes the pre-existing fiduciary or contractual obligations of our officers and directors:

Name of Individual(s)	Name of Affiliated Company	Position at Affiliated Company
Jose Antonio Bengochea	Bengochea Capital, LLC Bengochea SPAC Sponsors II LLC Iron Horse I	CEO Founder Managing Member CEO, Director
William J. Caragol, Jr	Quidem LLC Mainz Biomed N.V. Janover, Inc. Worksport Ltd. Thermomedics Inc. Iron Horse I	Managing Director CFO Director Director Chairman CFO and COO
Melissa Escobar	Latin World Entertainment	Co-Founder
Dr. Constantino Mendieta	Mendieta Family Holdings LLC	Founder
Tarron Hecox	AGCO Corporation Limitless Strategies LLC	Employee Co-Founder

While the foregoing may limit the pool of potential business combination candidates, we do not believe that this limitation will be material.

Prior SPAC Experience

Iron Horse Acquisition Corp.    (Nasdaq: “IROH”) Several members of our management team and advisors served as an officer or director of Iron Horse I, a special purpose acquisition company. Mr. Bengochea, our CEO served as the CEO and a director of Iron Horse I, and Mr. Caragol, our CFO, served as both CFO and COO of Iron Horse I. Mr. Hertz, Mr. Turner and Mr. Morris, our financial advisors, all serve as independent directors on the board of directors of Iron Horse I. Iron Horse I closed its IPO on December 29, 2023 after its registration statement was declared effective on December 27, 2023. In September, 2024, Iron Horse I entered into a business combination agreement (the “Business Combination Agreement”), dated as of September 27, 2024, with Rosey Sea Holdings Limited, a company incorporated and existing under the laws of the British Virgin Islands (“Seller”) and the owner of 100% of the issued and outstanding capital stock of Zhong Guo Liang Tou Group Limited, a company incorporated and existing under the laws of the British Virgin Islands (the “Target”).The share price of IROH as listed on January [*], 2025 was $___. Iron Horse I has until June 29, 2025 to complete its business combination unless such time is extended by a vote of its stockholders at a special meeting convened to extend the time to complete a business combination.

Investors should also be aware of the following additional potential conflicts of interest:

•        None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

•        Unless we consummate our initial business combination, our officers, directors and initial stockholders will not receive reimbursement or repayment for any out-of-pocket expenses incurred by them, or loans made to us, to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account.

•        The Founders Shares beneficially owned by our initial stockholders, and the private warrants purchased by our initial stockholders, and any warrants which our officers or directors may purchase in the aftermarket will expire worthless if a business combination is not consummated. This is because our officers and directors and affiliates will not receive liquidation distributions from the trust account with respect to any of the Founders Shares or warrants.

For the foregoing reasons, our Board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination with.

To further minimize conflicts of interest, we have agreed not to consummate an initial business combination with an entity that is affiliated with any of our officers, directors or initial stockholders unless we have obtained an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions, that the business combination is fair to our unaffiliated stockholders from a financial point of view. We will also need to obtain the approval of a majority of our disinterested independent directors. Furthermore, in no event will any of our initial stockholders, members of our management team or their respective affiliates be paid any compensation prior to, or for any services they render in order to effectuate, the consummation of an initial business combination (regardless of the type of transaction that it is) other than the payment of a total of $50,000 per month to our sponsor to cover, among other things, costs of office space and shared personnel support, certain PR, administrative, support and other services, and potential compensation payable to officers of, and consultants to, the sponsor (including, but not limited to, individuals who are officers of both our sponsor and the Company, such as up to $45,000 per month to our Chief Executive Officer) for assistance with our search for a target business, as well as repayment of the $300,000 loan from our sponsor and reimbursement of any out-of-pocket expenses.

In addition, our sponsor and our officers and directors may sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. As a result, our sponsor, officers and directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other special purpose acquisition company with which they may become involved. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination target. However, based on the fact that there may be substantial overlap between any such companies, businesses or investments that would be a suitable business combination for us, and because we may consummate a business combination with a target in a broad array of industries, we do not believe that any such potential conflicts would materially affect our ability to complete our initial business combination. Potential investors should also be aware of the following other potential conflicts of interest:

•        Our officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our officers is engaged in several other business endeavors for which he may be entitled to substantial compensation, and our officers are not obligated to contribute any specific number of hours per week to our affairs.

•        Our initial stockholders purchased founder shares prior to the date of this prospectus and will purchase private placement units in a transaction that will close simultaneously with the closing of this offering. Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and public shares in connection with the completion of our initial business combination. Additionally, our sponsor, officers and directors have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within the prescribed time frame, although they will be entitled to liquidating distributions from assets outside the trust account. If we do not complete our initial business combination within the prescribed time frame, the private warrants will expire worthless. Furthermore, our sponsor, officers and directors have agreed not to transfer, assign or sell any of their founder shares and any shares of common stock issuable upon exercise thereof until the earlier to occur of: (i) 12 months after the completion of our initial business combination or (ii) the date following the completion of our initial business combination on which we complete a liquidation, merger, share exchange or other similar transaction that results in all of our stockholders having the right to exchange their ordinary shares for cash, securities or other property. Notwithstanding the foregoing, if the closing price of our shares of common stock equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing 150 days after our initial business combination, the founder shares will be released from the lockup. The private warrants (including the shares issuable upon exercise of the private warrants) will not be transferable until 30 days following the completion of our initial business combination. Because each of our officers and director nominees will own ordinary shares or rights directly or indirectly, they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

Our sponsor and members of our management team will directly or indirectly own our securities following this offering, and accordingly, they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination, including the fact that they may lose their entire investment in us if our initial business combination is not completed, except to the extent they receive liquidating distributions from assets outside the trust account. Upon the closing of this offering, our sponsor will have invested in us an aggregate of $4,605,000, comprised of the $25,000 purchase price for the founder shares (or approximately $0.002 per share) and the $4,580,000 purchase price for the private warrants (or $1.00 per private warrant), which may be exercised on a cashless basis. Accordingly, our management team may be more willing to pursue a business combination with a riskier or less-established target business than would be the case if our sponsor had paid the same per share price for the founder shares as our public stockholders paid for their public shares and if our sponsor were required to pay cash to exercise the private warrants, as our sponsor and members of our management team would likely not receive any financial benefit unless we consummated such business combination. These interests of our executive officers and directors may affect the consideration paid, terms, conditions and timing relating to a business combination in a way that conflicts with the interests of our public stockholders.

•        Certain members of our management team may receive compensation upon consummation of our initial business combination, and accordingly, they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such compensation will not be received unless we consummate such business combination.

•        Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

•        In the event our sponsor or members of our management team provide loans to us to finance transaction costs and/or incur expenses on our behalf in connection with an initial business combination, such persons may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such loans may not be repaid and/or such expenses may not be reimbursed unless we consummate such business combination.

•        Similarly, if we agree to pay our sponsor, or a member of our management team or one of their affiliates a finder’s fee, advisory fee, consulting fee or success fee in order to effectuate the completion of our initial business combination, such persons may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as any such fee may not be paid unless we consummate such business combination, which, if made prior to the completion of our initial business combination, will be paid from permitted withdrawals.

Assuming no liquidation, merger, share exchange, reorganization or other similar transaction takes place, lock-ups on securities owned by our initial stockholder would expire as follows:

Founder Shares	Private Warrants
6 months after the completion of our initial business combination	30 days after the completion of our initial business combination

•        Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our shares of common stock as of the date of this prospectus and as adjusted to reflect the sale of our shares of common stock included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering), by:

•        each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•        each of our officers and directors; and

•        all of our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record of beneficial ownership of the warrants included in the units offered by this prospectus or the private warrants as these warrants are not exercisable within 60 days of the date of this prospectus.

	Prior to Offering		After Offering(3)
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Shares of Common Stock(2)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Shares of Common Stock
Bengochea SPAC Sponsors II LLC	12,321,429	100%

____________

*        Less than one percent.

(1)      Unless otherwise noted, the business address of each of the following is c/o Bengochea SPAC Sponsors II LLC. Mr. Bengochea is the managing member, and has dispositive voting rights on the shares of common stock held. At _____________.

(2)      Interests shown consist solely of founder shares.

Immediately after this offering, our initial stockholders will beneficially own approximately 22% of the then issued and outstanding shares of common stock (assuming they do not purchase any units offered by this prospectus). None of our officers, directors and initial stockholders has indicated to us that it or they intend to purchase our securities in the offering. Because of the ownership block held by our officers, directors and initial stockholders, such individuals may be able to effectively exercise influence over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.

If the underwriters do not exercise all or a portion of the over-allotment option, an aggregate of 1,607,143 Founders Shares will be forfeited. Only a number of shares necessary to maintain the 22% ownership interest in our shares of common stock after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option (assuming they do not purchase any units in this offering) will be necessary.

All of the Founders Shares outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until the earlier of 180 days after the date of the consummation of our initial business combination, or earlier if, subsequent to our initial business combination, we consummate a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. Up to 1,607,143 of the Founders Shares may also be released from escrow earlier than this date for cancellation if the over-allotment option is not exercised in full as described above.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except for transfers, assignments or sales (i) among our initial stockholders or to our initial stockholders’ members, officers, directors, consultants or their affiliates, (ii) to a holder’s stockholders or members upon its liquidation, (iii) by bona fide gift to a member of the holder’s immediate family or to a trust, the beneficiary of which is the holder or a member of the holder’s immediate family, for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) to us for no value for cancellation in connection with the consummation of our initial business combination, or (vii) in connection with the consummation of a business combination at prices no greater than the price at which the shares were originally purchased, in each case (except for clause (vi) or with our prior consent) where the transferee agrees to the terms of the escrow agreement and to be bound by these transfer restrictions, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, there will be no liquidation distribution with respect to the Founders Shares.

Our sponsor, Bengochea SPAC Sponsors II LLC, and/or its designees will purchase from us an aggregate of 4,580,000 private warrants (for a total purchase price of $4,580,000) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. It has also agreed that if the over-allotment option is exercised by the underwriters in full or in part, it and/or its designees will purchase from us additional private warrants on a pro rata basis (up to a maximum of 687,000 additional private warrants) at a price of $1.00 per private warrant in an amount that is necessary to maintain in the trust account $1.00 per warrant sold to the public in this offering, without taking into account any interest earned on such funds or any increase as a result of our extending the time to consummate a business combination as described herein. These additional private warrants will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. The private warrants are identical to the public warrants sold in this offering. The initial purchasers have agreed not to transfer, assign or sell any of the private warrants and underlying securities (except in connection with the same limited exceptions that the Founders Shares may be transferred as described above) until after the completion of our initial business combination. In the event of a liquidation prior to our initial business combination, the private warrants will likely be worthless.

SPONSOR OWNERSHIP

The following table sets forth information regarding the beneficial ownership of interests in Bengochea SPAC Sponsors II LLC, our sponsor, by each person known by us to be the beneficial owner of more than 5% of its membership interests;

	Before Offering		After Offering
Name of Beneficial Owner	Number of Shares Beneficially Owned	Approximate Percentage of Outstanding Ordinary shares	Number of Shares Beneficially Owned	Approximate Percentage of Outstanding Ordinary shares

____________

*        Mr. Bengochea is the managing member of the sponsor and directs its day to day operations.

Except as indicated above, there is no person that has a direct or indirect material interest in the sponsor.

In order to meet our working capital needs following the consummation of this offering, our initial stockholders, officers, directors and their affiliates may, but are not obligated to, loan us funds, on a non-interest bearing basis, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the holder’s discretion, if there are excess funds, on the date on which the Company concludes the initial public offering of its securities. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment.

Our executive officers are our “promoters,” as that term is defined under the federal securities laws.

Private Placement Warrants

Our sponsor and the representative of the underwriters, have committed, pursuant to written agreements, to purchase an aggregate of 4,580,000 private warrants (4,805,000 if the underwriters’ over-allotment option is exercised in full), at a price of $1.00 per private warrant, or $4,580,000 in the aggregate ($4,805,000 if the underwriters’ over-allotment option is exercised in full), in a private placement that will occur simultaneously with the closing of this offering. Of those 4,580,000 private warrants, our sponsor has agreed to purchase _____________ private warrants and the underwriter has agreed to purchase _________ private placement units. The non-managing sponsor investors have indicated an interest to indirectly purchase, through the purchase of non-managing sponsor membership interests, an aggregate of [**] private warrants at a price of $1.00 per private warrant ($[**] in the aggregate) in a private placement that will close simultaneously with the closing of this offering. Subject to each non-managing sponsor investor purchasing, through the sponsor, the private placement warrants allocated to it in connection with the closing of this offering, the sponsor will issue membership interests at a nominal purchase price to the non-managing sponsor investors reflecting interests in an aggregate of [***] founder shares held by the sponsor. As a result, the number of private placement units purchased by the non-managing sponsor investors through the sponsor, if any, will proportionally reduce the number of private warrants that would otherwise be purchased by the managing member of the sponsor through the sponsor.

The private warrants will be identical to the warrants sold in this offering except that, so long as they are held by our sponsor or its permitted transferees, the private placement warrants (i) may not (including the shares issuable upon exercise of these warrants), subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of our initial business combination, (ii) will be entitled to registration rights and (iii) with respect to private placement warrants held by the underwriter and/or its designees, will not be exercisable more than five years from the commencement of sales in this offering in accordance with FINRA Rule 5110(g)(8). A portion of the purchase price of the private placement warrants will be added to the proceeds from this offering to be held in the trust account such that at the time of closing of this offering $250,000,000 (or $287,500,000 if the underwriters exercise their over-allotment option in full) will be held in the trust account. If we do not complete our initial business combination within the completion window, the private placement warrants will expire worthless. The private placement warrants are subject to the transfer restrictions described below. Our sponsor, and our officers and directors are deemed to be our “promoters” as such term is defined under the federal securities laws.

Expression of Interest

The non-managing sponsor investors have expressed to us an interest in purchasing up to an aggregate of approximately 28,750,000 units in this offering at the offering price (assuming the exercise in full of the underwriter’s over-allotment option). None of the non-managing sponsor investors has expressed to us an interest in purchasing more than 9.9% of the units to be sold in this offering.

Subject to each non-managing sponsor investor purchasing, through the sponsor, the private placement warrants allocated to it in connection with the closing of this offering, the sponsor will issue membership interests at a nominal purchase price to the non-managing sponsor investors reflecting interests in an aggregate of [***] founder shares held by the sponsor. The non-managing sponsor investors are not granted any shareholder or other rights in addition to those afforded to our other public shareholders, and will only be issued membership interests in the sponsor, with no right to control the sponsor or vote or dispose of any securities held by the sponsor, including the founder shares and the private placement warrants held by the sponsor. The interests of the members of the sponsor are denominated in two classes of membership interest units: (i) class A membership units representing interests in the founder shares and (ii) class B membership units that will represent an interest in the private placement warrants. All members of the sponsor, including the managing member of the sponsor, and any non-managing sponsor investor that may join the sponsor concurrently with this offering, will hold both classes of membership units representing their proportional interest in the founder shares and private placement warrants, respectively. Pursuant to an agreement of all members of the sponsor, the management and control of the sponsor is vested exclusively with the managing member of the sponsor, without any voting, veto, consent or other participation rights by any non-managing sponsor investors regardless of their unit ownership. As a result of this management structure, non-managing sponsor investors will have no right to control the sponsor, or participate in any decision regarding the disposal of any security held by the sponsor, or otherwise. Further, the non-managing sponsor investors are not required to (i) hold any units, Class A ordinary shares or public warrants they may purchase in this offering or thereafter for any amount of time, (ii) vote any Class A ordinary shares they may own at the applicable time in favor of our initial business combination or (iii) refrain from exercising their right to redeem their public shares at the time of our initial business combination.

The non-managing sponsor investors will have the same rights to the funds held in the trust account with respect to the Class A ordinary shares underlying the units they may purchase in this offering as the rights afforded to our other public shareholders. However, if the non-managing sponsor investors purchase all of the units for which they have expressed to us an interest in purchasing or otherwise hold a substantial number of our units, then the non-managing sponsor investors will potentially have different interests than our other public shareholders in approving our initial business combination and otherwise exercising their rights as public shareholders because of their indirect ownership of founder shares as further discussed in this prospectus.

There can be no assurance that the non-managing sponsor investors will acquire any units, either directly or indirectly, in this offering, or as to the amount of the units these investors will retain, if any, prior to or upon the consummation of our initial business combination. Because these expressions of interest are not binding agreements or commitments to purchase, non-managing sponsor investors may determine to purchase a different number of units in this offering, or none at all. In addition, the underwriter has full discretion to allocate the units to investors and may determine to sell a different number of units to the non-managing sponsor investors, or none at all. The underwriter will receive the same upfront discounts and commissions and deferred underwriting commissions on units purchased by the non-managing sponsor investors, if any, as it will on the other units sold to the public in this offering. In the event that the non-managing sponsor investors purchase the number of units in which they have expressed an interest (either in this offering or after) and vote them in favor of our initial business combination, no affirmative votes from other public shareholders would be required to approve our initial business combination. However, because our non-managing sponsor investors are not obligated to continue owning any public shares following the closing and are not obligated to vote any public shares in favor of our initial business combination, we cannot assure you that any of these non-managing sponsor investors will be public shareholders at the time our shareholders vote on our initial business combination, and, if they are public shareholders, we cannot assure you as to how such non-managing sponsor investors will vote on any business combination.

Restrictions on Transfers of Founder Shares and Private placement units

The founder shares and private warrants and any shares of common stock issued upon conversion or exercise thereof are each subject to transfer restrictions pursuant to lock-up provisions in the agreements entered into by our sponsor and management team. Those lock-up provisions provide that such securities are not transferable or saleable (i) in the case of the founder shares and (ii) in the case of the private placement units and any Class A ordinary shares issuable upon conversion or exercise thereof, as follows:

Founder Shares	Private placement units

until the earlier of (A) 6 months after the completion of our initial business combination or earlier if, subsequent to our initial business combination, the closing price of the shares of common stock equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing 150 days after our initial business combination and (B) the date following the completion of our initial business combination on which we complete a liquidation, merger, share exchange or other similar transaction that results in all of our shareholders having the right to exchange their shares for cash, securities or other property.

until 30 days after the completion of our initial business combination

The securities, pursuant to the restrictions described above, are not transferable or saleable except in each case (a) to our or Roth’s officers, directors, advisors or consultants, any affiliate or family member of any of our or Roth’s officers, directors, advisors or consultants, any members or partners of the sponsor or their affiliates and funds and accounts advised by such members or partners, any affiliates of the sponsor, or any employees of such affiliates, (b) in the case of an individual, as a gift to such person’s immediate family or to a trust, the beneficiary of which is a member of such person’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of such person; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement, in connection with an extension of the completion window or in connection with the consummation of a business combination at prices no greater than the price at which the shares or warrants were originally purchased; (f) pro rata distributions from our sponsor or Roth to its respective members, partners or shareholders pursuant to our sponsor’s or Roth’s limited liability company agreement or other charter documents; (g) by virtue of the laws of the Cayman Islands or our sponsor’s limited liability company agreement upon dissolution of our sponsor or upon dissolution of Roth, (h) in the event of our liquidation prior to our consummation of our initial business combination; (i) in the event that, subsequent to our consummation of an initial business combination, we complete a liquidation, merger, share exchange or other similar transaction which results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property or (j) to a nominee or custodian of a person or entity to whom a transfer would be permissible under clauses (a) through (g); provided, however, that in the case of clauses (a) through (g) and clause (j) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreements.

Assuming no liquidation, merger, share exchange, reorganization or other similar transaction takes place, lock-ups on securities owned by our initial shareholders would expire as follows:

Founder Shares	Private Placement Units

the earlier of (A) 6 months after the completion of our initial business combination or earlier if, subsequent to our initial business combination, the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing 150 days after our initial business combination and (B) the date following the completion of our initial business combination on which we complete a liquidation, merger, share exchange or other similar transaction that results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.

30 days after the completion of our business combination

Lock-up Agreement with Underwriter

We, our sponsor and our executive officers and directors have agreed that, for a period of 180 days from the date of this prospectus, we and they will not, without the prior written consent of the representative, offer, sell, contract to sell, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option or right to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any units, rights, ordinary shares or any other securities convertible into, or exercisable or exchangeable for, any units, ordinary shares, founder shares or rights, subject to certain exceptions. The representative in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice, other than in the case of the officers and directors, which shall be with notice. Our sponsor, officers and directors are also subject to separate transfer restrictions on their founder shares and private placement units pursuant to the letter agreement described herein.

Non-Managing Sponsor Investors’ Membership Interest Units In The Sponsor

The non-managing sponsor investors may not sell, transfer, assign, pledge, mortgage, charge, hypothecate, exchange or otherwise dispose of, directly or indirectly, all or any portion of their units in the sponsor without the prior written consent of the managing member of the sponsor, unless it’s a permitted transfer as permitted to such non-managing sponsor investors’ affiliates (which affiliates shall include any non-managing sponsor investors’ owners of an equity interest, direct investors, members, or limited partners, as the case may be), immediate family, or to a trust, the primary beneficiary(ies) of which is a member or members of such non-managing sponsor investors’ immediate family; provided that such recipient shall be required to become a non-managing sponsor investor in the sponsor.

Registration Rights

The holders of the (i) founder shares, which were issued in a private placement prior to the closing of this offering, (ii) private placement warrants which will be issued in a private placement simultaneously with the closing of this offering and the shares underlying such private warrants and (iii) private placement warrants and warrants that may be issued upon conversion of working capital loans will have registration rights to require us to register a sale of any of our securities held by them and any other securities of the company acquired by them prior to the consummation of our initial business combination pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. Pursuant to the registration rights agreement and assuming the underwriters exercise their over-allotment option in full, we will be obligated to register up to _____________ Class A ordinary shares and ____________ warrants. The number of Class A ordinary shares includes (i)_____________ founder shares, (ii) _____________ shares underlying the private warrants. The number of warrants includes up to ______________ private warrants. The holders of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination. Notwithstanding anything to the contrary, the underwriter may only make a demand on one occasion and only during the five-year period beginning on the effective date of the registration statement of which this prospectus forms a part. In addition, the underwriter may participate in a “piggy-back” registration only during the seven-year period beginning on the effective date of the registration statement of which this prospectus forms a part. We will bear the expenses incurred in connection with the filing of any such registration statements.

CERTAIN TRANSACTIONS

In November 2024, we issued 12,321,429 shares of common stock to Bengochea SPAC Sponsors II LLC, for $25,000 in cash, at a purchase price of approximately $0.002 per share, in connection with our organization. Bengochea SPAC Sponsors II LLC shall subsequently transfer, on consummation of this offering, certain of such shares to our officers, directors and other individuals at the same price originally paid for such shares. If the underwriters do not exercise all or a portion of their over-allotment option, our initial stockholders will forfeit up to an aggregate of 1,607,143 shares of common stock in proportion to the portion of the over-allotment option that was not exercised.

If the underwriters determine the size of the offering should be increased (including pursuant to Rule 462(b) under the Securities Act) or decreased, a share dividend or a contribution back to capital, as applicable, would be effectuated in order to maintain our initial stockholders’ ownership at a percentage of the number of shares to be sold in this offering.

Our sponsor has committed that it and/or its designees will purchase, pursuant to a written subscription agreement with us, the 4,580,000 private warrants (for a total purchase price of $4,580,000) from us. This purchase will take place on a private placement basis simultaneously with the consummation of this offering. It has also agreed that if the over-allotment option is exercised by the underwriters in full or in part, it and/or its designees will purchase from us additional private warrants on a pro rata basis (up to a maximum of 225,000 private warrants) at a price of $1.00 per private warrants in an amount that is necessary to maintain in the trust account $10.00 per Public Unit sold to the public in this offering, without taking into account any interest earned on such funds or any increase as a result of our extending the time to consummate a business combination as described herein. These additional private warrants will be purchased in a private placement that will occur simultaneously with the purchase of Public Units resulting from the exercise of the over-allotment option. The purchase price for the private warrants will be deposited into the trust account simultaneously with the consummation of the offering. The purchasers have agreed not to transfer, assign or sell any of the private warrants and underlying securities (except to certain permitted transferees) until after the completion of our initial business combination. In the event of a liquidation prior to our initial business combination, the private warrants will likely be worthless.

In order to meet our working capital needs following the consummation of this offering, our initial stockholders, officers and directors or their affiliates may, but are not obligated to, loan us funds, on a non-interest bearing basis, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at holder’s discretion, if there are excess proceeds, upon the close of this initial public offering. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment.

The holders of our Founders Shares issued and outstanding on the date of this prospectus, as well as the holders of the private warrants and any warrants our initial stockholders, officers, directors or their affiliates may be issued in payment of working capital loans made to us (and all underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of a majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the Founders Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the private warrants and warrants issued in payment of working capital loans made to us (or underlying securities) can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. Notwithstanding anything to the contrary, D. Boral Capital may only make a demand on one occasion and only during the five-year period beginning on the effective date of the registration statement of which this prospectus forms a part. In addition, D. Boral Capital may participate in a “piggy-back” registration only during the seven-year period beginning on the effective date of the registration statement of which this prospectus forms a part. We will bear the expenses incurred in connection with the filing of any such registration statements.

Prior to the closing of this offering, our sponsor has agreed to loan us up to $300,000 to be used for a portion of the expenses of the offering. As of November 30, 2024, we had not borrowed any amounts (of up to $300,000 available to us) under the promissory note with our sponsor, which was used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fee, FINRA filing fee, any non-refundable portion of the NASDAQ listing fee not covered by D. Boral Capital, a portion of the legal and audit fees and other offering expenses. This loan is non-interest bearing, unsecured and repayable upon the earlier of (a) the date on which the SPAC consummates its initial business combination or, at the holder’s discretion, if funds allow, or (b) the date on which the Company concludes the initial public offering of its securities. The principal balance may be prepaid at any time. We will $50,000 per month to our sponsor to cover, among other things, costs of office space and shared personnel support, certain PR, administrative, support and other services, and potential compensation payable to officers of, and consultants to, the sponsor (including, but not limited to, individuals who are officers of both our sponsor and the Company, such as up to $45,000 per month to our Chief Executive Officer) for assistance with our search for a target business. See “Executive Compensation” for further information relating to this payment and the possibility that some portion of the amount may be paid by our sponsor to our Chief Executive Officer.

We will enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated certificate of incorporation.

Other than the foregoing payments, no compensation or fees of any kind will be paid to our initial stockholders, members of our management team or their respective affiliates, for services rendered prior to or in connection with the consummation of our initial business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. There is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account, such expenses would not be reimbursed by us unless we consummate an initial business combination.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. However, the amount of such compensation may not be known at the time of the stockholder meeting held to consider an initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Current Report on Form 8-K or a periodic report, as required by the SEC.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by a majority of our uninterested “independent” directors or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Related Party Policy

Our Code of Ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the Board of Directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our shares of common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

Our audit committee, pursuant to its written charter, will be responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable to us than terms generally available from an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he or she is a related party, but that director is required to provide the audit committee with all material information concerning the transaction. We also require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize conflicts of interest, we have agreed not to consummate an initial business combination with an entity that is affiliated with any of our initial stockholders, officers or directors unless we have obtained an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions, that the business combination is fair to our unaffiliated stockholders from a financial point of view. We will also need to obtain approval of a majority of our disinterested independent directors. However, the following payments will be made to our sponsor, officers or directors, or our or their affiliates, none of which will be made from the proceeds of this offering held in the trust account prior to the completion of our initial business combination:

•        Repayment of up to an aggregate of $300,000 in loans made to us by our sponsor to cover offering-related and organizational expenses;

•        Payment of $50,000 per month to our sponsor to cover, among other things, costs of office space and shared personnel support, certain PR, administrative, support and other services, and potential compensation payable to officers of, and consultants to, the sponsor (including, but not limited to, individuals who are officers of both our sponsor and the Company, such as up to $45,000 per month to our Chief Executive Officer) for assistance with our search for a target business;

•        Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination;

•        Repayment of non-interest-bearing extension loans which may be made by our sponsor or an affiliate of our sponsor or certain of our officers and directors to extend the time we have to consummate an intended initial business combination. Such loans may be convertible into warrants, at a price of $1.00 per warrant, at the option of the lender. The warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period; and

•        Repayment of non-interest bearing loans which may be made by our sponsor or an affiliate of our sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination, the terms of which have not been determined nor have any written agreements been executed with respect thereto.

Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers or directors, or our or their affiliates.

DESCRIPTION OF SECURITIES

General

As of the date of this prospectus, we will be authorized to issue 50,000,000 shares of common stock, par value $0.0001, and 1,000,000 shares of preferred stock, par value $0.0001. As of the date of this prospectus, ______________ shares of common stock are outstanding. No shares of preferred stock are currently outstanding. The following description summarizes the material terms of our securities. Because it is only a summary, it may not contain all the information that is important to you. For a complete description you should refer to our amended and restated certificate of incorporation, bylaws and the form of warrant agreement, which are filed as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of Delaware law.

Units

Each unit consists of one share of common stock, one-half warrant, and one-eight (1/8) of one right. Each warrant entitles the holder to purchase one share of common stock. Each right entitles the holder to receive one-eight (1/8) of one share of common stock upon consummation of our initial business combination.

We will file a Current Report on Form 8-K which includes an audited balance sheet promptly upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised on the date of this prospectus. If the over-allotment option is exercised after the date of this prospectus, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, an amendment thereto, or in a subsequent Form 8-K information indicating if D. Boral Capital has allowed separate trading of the shares of common stock, warrants and rights prior to the 52nd day after the date of this prospectus.

Common Stock

Our stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with any vote held to approve our initial business combination, our initial stockholders, as well as all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering and any shares purchased in this offering or following this offering in the open market in favor of the proposed business combination.

We will consummate our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination.

Our Board of Directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

Pursuant to our amended and restated certificate of incorporation, if we do not consummate an initial business combination by 24 months from the closing of this offering, we will cease our corporate existence except for the purposes of winding up our affairs and liquidating. If we are forced to liquidate prior to an initial business combination, our public stockholders are entitled to share ratably in the trust account, based on the amount then held in the trust account.

Our initial stockholders, officers and directors have agreed to waive their rights to participate in any liquidation distribution from the trust account occurring upon our failure to consummate an initial business combination with respect to the Founders common stock. Our initial stockholders, officers and directors will therefore not participate in any liquidation distribution from the trust account with respect to such shares. They will, however, participate in any liquidation distribution from the trust account with respect to any shares of common stock acquired in, or following, this offering.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the shares of common stock, except that public stockholders have the right to sell their shares to us in a tender offer or have their shares of common stock converted to cash equal to their pro rata share of the trust account in connection with the consummation of our business combination. Public stockholders who sell or convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Preferred Stock

There are no shares of preferred stock outstanding. Our amended and restated certificate of incorporation authorizes the issuance of 1,000,000 shares of preferred stock with such designation, rights and preferences as may be determined from time to time by our Board of Directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

No warrants are currently outstanding. Each warrant entitles the registered holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of an initial business combination. However, no warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the public warrants is not effective within a specified period following the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. In the event of such cashless exercise, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the shares of common stock for the 5 trading days ending on the trading day prior to the date of exercise. The warrants will expire on the fifth anniversary of our completion of an initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation of the trust account.

The private warrants, as well as any warrants underlying additional units we issue to our initial stockholders, officers, directors or their affiliates in payment of working capital loans made to us, will be identical to the warrants underlying the units being offered by this prospectus.

We may call the warrants for redemption, in whole and not in part, at a price of $0.01 per warrant,

•        at any time after the warrants become exercisable,

•        upon not less than 30 days’ prior written notice of redemption to each warrant holder,

•        if, and only if, the reported last sale price of the shares of common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period commencing at any time after the shares underlying the warrants have become exercisable and ending on the third business day prior to the notice of redemption to warrant holders; and

•        if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the shares of common stock for the 5 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of at least a majority of the then outstanding warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, except as described below, the warrants will not be adjusted for issuances of shares of common stock at a price below their respective exercise prices.

In addition, if (x) we issue additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by our Board of Directors, and in the case of any such issuance to our initial stockholders or their affiliates, without taking into account any Founders Shares held by them prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the volume weighted average trading price of our shares of common stock during the 20 trading day period starting on the trading day prior to the day on which we consummate our initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the corresponding $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of shares of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 10.1% of the shares of common stock outstanding.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Rights included as part of units

Except in cases where we are not the surviving company in a business combination, each holder of a right will automatically receive one-eight (1/8) of one share of common stock upon consummation of our initial business combination, even if the holder of a public right converted all shares held by such holder in connection with the initial business combination. In the event we will not be the surviving company upon completion of our initial business combination, each holder of a right will be required to affirmatively convert such holder’s rights in order to receive the one-eight (1/8) of one share of common stock underlying each right upon consummation of the business combination. No additional consideration will be required to be paid by a holder of rights in order to receive such holder’s additional shares upon consummation of an initial business combination. The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of ours). If we enter into a definitive agreement for a business combination in which we will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of our common stock will receive in the transaction on an as-converted basis into common stock.

We will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with applicable law. As a result, you must hold rights in multiples of 5 in order to receive shares for all of your rights upon closing of a business combination. If we are unable to complete an initial business combination within the required time period and we liquidate the funds held in the trust account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from our assets held outside of the trust account with respect to such rights, and the rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of an initial business combination. Additionally, in no event will we be required to net cash settle the rights. Accordingly, the rights may expire worthless.

Dividends

We have not paid any cash dividends on our shares of common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our Board of Directors to retain all earnings, if any, for use in our business operations and, accordingly, our Board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company1 State Street, 30th Floor, New York, New York 10004.

Listing of our Securities

We have applied to have our units listed on NASDAQ under the symbol “_____U” and, once the common stock, warrants and rights begin separate trading, under the symbols “_____,” “_____W” and “_____R,” respectively. If approved for listing, we anticipate that our units will be listed on NASDAQ on or promptly after the effective date of the registration statement. Following the date the common stock, warrants and rights are eligible to trade separately, we anticipate that the common stock, warrants and rights will be listed separately and as a unit on NASDAQ.

Certain Anti-Takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and By-Laws

Staggered board of directors; board vacancies

Our amended and restated certificate of incorporation provides that our Board of Directors will be classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings. Additionally, in certain circumstances, when a vacancy on the Board of Directors arises due to the expansion of our board’s size or due to the resignation, death or removal of a director, our bylaws authorize the Board of Directors (rather than our stockholders) to fill the resulting vacancy, which may make it harder for stockholders to replace directors.

Stockholder action; special meeting of stockholders

Our bylaws provide that stockholders may not take action by written consent, but may only take action at an annual or special meetings of stockholders. Additionally, our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our Board of Directors, by our president or by our Chairman or by our Secretary at the request in writing of stockholders owning a majority of our issued and outstanding capital stock entitled to vote.

Advance notice requirements for stockholder proposals and director nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be delivered to our principal executive offices not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the scheduled date of the annual meeting of stockholders. In the event that less than 70 days’ notice or prior public disclosure of the date of the annual meeting of stockholders is given, a stockholder’s notice shall be timely if delivered to our principal executive offices not later than the 10th day following the day on which public announcement of the date of our annual meeting of stockholders is first made or sent by us. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Supermajority approval requirement

Under our bylaws, subject to certain exceptions and qualifications, the approval of holders representing at least two thirds (2/3rds) of the total voting power of the shares entitled to vote generally in the election of directors will be required for stockholders to adopt, amend or repeal our bylaws and certain provisions of our amended and restated certificate of incorporation.

Authorized but unissued shares

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive forum selection

Our amended and restated certificate of incorporation will require, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware, except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction or (D) any action arising under the Securities Act. If an action is brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder and therefore bring a claim in another appropriate forum. Additionally, we cannot be certain that a court will decide that this provision is either applicable or enforceable, and if a court were to find the choice of forum provision contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.

Our amended and restated certificate of incorporation will provide that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Limitation on Liability and Indemnification of Directors and Officers

Our amended and restated certificate of incorporation provides that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

We will enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated certificate of incorporation. Our bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

SHARES ELIGIBLE FOR FUTURE SALE

Immediately after this offering, we will have 35,714,286 shares of common stock outstanding, or 41,071,429 shares if the over-allotment option is exercised in full. Of these shares, the 25,000,000 shares sold in this offering, or 28,750,000 shares if the over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. All of those shares have been placed in escrow and will not be transferable until they are released except in limited circumstances described elsewhere in this prospectus.

Rule 144

A person who has beneficially owned restricted shares of common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted shares of common stock for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•        1% of the number of shares of common stock then outstanding, which will equal 250,000 shares immediately after this offering (or 287,500 if the over-allotment option is exercised in full); and

•        the average weekly trading volume of the shares of common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff had taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•        the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•        the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•        the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•        at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, it is likely that pursuant to Rule 144, our initial stockholders will be able to sell their Founders Shares freely without registration one year after we have completed our initial business combination assuming none of them are affiliates of ours at that time.

Registration Rights

The holders of the Founders Shares issued and outstanding on the date of this prospectus, as well as the holders of the private warrants and any warrants our initial stockholders, officers, directors or their affiliates may be issued in payment of working capital loans made to us (and all underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of a majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the Founders

Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the private warrants and warrants issued to our initial stockholders, officers, directors or their affiliates in payment of working capital loans made to us (or underlying securities) can elect to exercise these registration rights at any time after we consummate a business combination. Notwithstanding anything to the contrary, D. Boral Capital may only make a demand on one occasion and only during the five-year period beginning on the effective date of the registration statement of which this prospectus forms a part. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination; provided, however, that D. Boral Capital may participate in a “piggy-back” registration only during the seven-year period beginning on the effective date of the registration statement of which this prospectus forms a part. We will bear the expenses incurred in connection with the filing of any such registration statements.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS

To be supplied by Loeb Tax Team

WE URGE PROSPECTIVE INVESTORS TO CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS WITH RESPECT TO ACQUIRING, HOLDING AND DISPOSING OF OUR SECURITIES.

Allocation of Purchase Price and Characterization of a Unit

No statutory, administrative or judicial authority directly addresses the treatment of a unit or instruments similar to a unit for U.S. federal income tax purposes and, therefore, that treatment is not entirely clear. The acquisition of a unit should be treated for U.S. federal income tax purposes as the acquisition of one share of our common stock, one warrant to acquire one share of our common stock, and one right entitling the holder to receive one-eight (1/8) of one share of common stock upon the consummation of our initial business combination, subject to adjustment as described in this prospectus. For U.S. federal income tax purposes, each holder of a unit must allocate the purchase price paid by such holder for such unit between the one share of common stock and the warrant based on the relative fair market value of each at the time of issuance. Under U.S. federal income tax law, each investor must make their own determination of such value based on all the relevant facts and circumstances. Therefore, we strongly urge each investor to consult their own tax adviser regarding the determination of value for these purposes. The price allocated to each share of common stock and warrant should be the stockholder’s tax basis in such share or warrant, as the case may be. Any disposition of a unit should be treated for U.S. federal income tax purposes as a disposition of the share of common stock and warrant comprising the unit, and the amount realized on the disposition should be allocated between the share of common stock and the warrant based on their respective relative fair market values (as determined by each such unit holder on all the relevant facts and circumstances) at the time of disposition. The separation of shares of common stock and warrants, nor the one right entitling the holder thereof to receive one-eight (1/8) of one share of common stock upon the consummation of our initial business combination comprising units should not be a taxable event for U.S. federal income tax purposes.

The foregoing treatment of the shares of common stock and warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult their own tax advisors regarding the tax consequences of an investment in a unit (including alternative characterizations of a unit). The balance of this discussion assumes that the characterization of the units described above is respected for U.S. federal income tax purposes.

Personal Holding Company Status

We could be subject to United States federal income tax at rates in excess of those generally applicable to U.S. corporations on a portion of our income if we are determined to be a personal holding company, or PHC, for United States federal income tax purposes. A U.S. corporation will generally be classified as a PHC for United States federal income tax purposes in a given taxable year if (i) at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations, pension funds, and charitable trusts) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value and (ii) at least 60% of the corporation’s adjusted ordinary gross income, as determined for United States federal income tax purposes, for such taxable year consists of PHC income (which includes, among other things, dividends, interest, certain royalties, annuities and, under certain circumstances, rents).

Depending on the date and size of our initial business combination, it is possible that at least 60% of our adjusted ordinary gross income may consist of PHC income as discussed above. In addition, depending on the concentration of our stock in the hands of individuals, including certain tax-exempt organizations, pension funds, and charitable trusts, it is possible that more than 50% of our stock will be owned or deemed owned (pursuant to the constructive ownership rules) by such persons during the last half of a taxable year. Thus, no assurance can be given that we will not become a PHC following this offering or in the future. If we are or were to become a PHC in a given taxable year, we would be subject to an additional PHC tax, currently 20%, on our undistributed taxable income, subject to certain adjustments.

U.S. Holders

This section is addressed to U.S. holders of our securities. For purposes of this discussion, you are a “U.S. holder” if you are a beneficial owner of a security that is:

•        an individual citizen or resident of the United States for U.S. federal income tax purposes;

•        a corporation, or other entity taxable as a corporation, created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia; or

•        an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Dividends and Distributions

As discussed under “Dividend Policy” above, we do not anticipate that any dividends will be paid in the foreseeable future. If we do make distributions on our common stock, such distributions generally will be treated as dividends for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits. Distributions in excess of our current or accumulated earnings and profits generally will first reduce your basis in the common stock (but not below zero) and then will be treated as gain realized on the sale or other disposition of the common stock (as described in the first paragraph under “— Sale or Other Disposition or Conversion of Common Stock” below).

The conversion feature of the common stock described under “Proposed Business — Effecting a Business Combination — Conversion Rights” may be viewed as a position with respect to substantially similar or related property which diminishes your risk of loss and thereby affects your ability to satisfy the holding period requirements for the dividends received deduction or the preferential tax rate on qualified dividend income with respect to the time period prior to the approval of an initial business combination.

Sale or Other Disposition or Conversion of Common Stock

Gain or loss you realize on the sale or other disposition of our common stock (other than conversion into cash but including a liquidation in the event we do not consummate a business combination within the required time) will be capital gain or loss. The amount of your gain or loss will be equal to the difference between your tax basis in the common stock disposed of and the amount realized on the disposition. The deductibility of capital losses is subject to limitations. Any capital gain or loss you realize on a sale or other disposition of our common stock will generally be long-term capital gain or loss if your holding period for the common stock is more than one year. However, the conversion feature of the common stock described under “Proposed Business — Effecting a Business Combination — Conversion Rights” could affect your ability to satisfy the holding period requirements for the long-term capital gain tax rate with respect to the time period prior to the approval of an initial business combination.

If you convert your common stock into a right to receive cash as described in “Proposed Business — Effecting a Business Combination — Conversion Rights,” the conversion generally will be treated as a sale of common stock described in the preceding paragraph (rather than as a dividend or distribution). The conversion will, however, be treated as a dividend or distribution and taxed as described in “— Dividends and Distributions” above if your percentage ownership in us (including shares that you are deemed to own under certain attribution rules, such as the shares into which the warrants are exercisable) after the conversion is not meaningfully reduced from what your percentage ownership was prior to the conversion. If you have a relatively minimal stock interest and, taking into account the effect of conversion by other stockholders, your percentage ownership in us is reduced as a result of the conversion, you may be regarded as having suffered a meaningful reduction in interest. For example, the IRS has indicated in a published ruling that even a small reduction of a minority stockholder’s proportionate interest in a publicly-held corporation may constitute such a “meaningful reduction” in a transaction in which a holder held less than 1% of the shares of a corporation and did not have management control over the corporation.

You should consult your own tax advisor as to whether conversion of your common stock will be treated as a sale or as a dividend under the Code and, if you actually or constructively own 5% (or, if our stock is not then publicly traded, 1%) or more of our common stock before conversion, whether you are subject to special reporting requirements with respect to such conversion.

Sale or Other Disposition, Exercise or Expiration of Warrants

Upon the sale or other disposition of a warrant (other than by exercise), you will generally recognize capital gain or loss equal to the difference between the amount realized on the sale or other disposition and your tax basis in the warrant. This capital gain or loss will be long-term capital gain or loss if, at the time of the sale or other disposition, the warrant has been held by you for more than one year. The deductibility of capital losses is subject to limitations.

In general, you will not be required to recognize income, gain or loss upon exercise of a warrant for its exercise price. Your basis in a share of common stock received upon exercise will be equal to the sum of (1) your basis in the warrant and (2) the exercise price of the warrant. Your holding period in the shares received upon exercise will commence on the day after you exercise the warrants. Although there is no direct legal authority as to the U.S. federal income tax treatment of an exercise of a warrant on a cashless basis, we intend to take the position that such exercise will not be taxable, either because the exercise is not a gain realization event or because it qualifies as a tax-free recapitalization. In the former case, the holding period of the common stock should commence on the day after the warrant is exercised. In the latter case, the holding period of the common stock would include the holding period of the exercised warrants. However, our position is not binding on the IRS and the IRS may treat a cashless exercise of a warrant as a taxable exchange. You are urged to consult your own tax advisor as to the consequences of an exercise of a warrant on a cashless basis.

If a warrant expires without being exercised, you will recognize a capital loss in an amount equal to your basis in the warrant. Such loss will be long-term capital loss if, at the time of the expiration, the warrant has been held by you for more than one year. The deductibility of capital losses is subject to limitations.

Constructive Dividends on Warrants

As discussed under “Dividend Policy” above, we do not anticipate that any dividends will be paid in the foreseeable future. If at any time during the period you hold warrants, however, we were to pay a taxable dividend to our stockholders and, in accordance with the anti-dilution provisions of the warrants, the conversion rate of the warrants were increased, that increase would be deemed to be the payment of a taxable dividend to you to the extent of our earnings and profits, notwithstanding the fact that you will not receive a cash payment. If the conversion rate is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make adjustments), such adjustments may also result in the deemed payment of a taxable dividend to you. You should consult your tax advisor regarding the proper treatment of any adjustments to the warrants.

Unearned Income Medicare Tax

A 3.8% Medicare contribution tax will generally apply to all or some portion of the net investment income of a U.S. holder that is an individual with adjusted gross income that exceeds a threshold amount ($250,000 if married filing jointly or if considered a “surviving spouse” for federal income tax purposes, $125,000 if married filing separately, and $200,000 in other cases). This 3.8% tax will also apply to all or some portion of the undistributed net investment income of certain U.S. holders that are estates and trusts. For these purposes, dividends and gains from the taxable dispositions of the common stock and warrants will generally be taken into account in computing such a U.S. holder’s net investment income.

Information Reporting and Backup Withholding

Information returns may be filed with the IRS with respect to dividends or other distributions we may pay to you and proceeds from the sale of your shares of common stock or warrants. You will be subject to backup withholding on these payments if you fail to provide your taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld with respect to your shares of common stock or warrants under the backup withholding rules will be refunded to you or credited against your United States federal income tax liability, if any, by the IRS provided that certain required information is furnished to the IRS in a timely manner.

Non-U.S. Holders

This section is addressed to non-U.S. holders of the securities. For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our units, common stock or warrants (other than an entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder.

Dividends and Distributions

As discussed under “Dividend Policy” above, we do not anticipate that any dividends will be paid in the foreseeable future. If, however, we were to pay taxable dividends to you with respect to your shares of common stock (including any deemed distributions treated as a dividend on the warrants, as described in “— Constructive Dividends on Warrants” below), those dividends would generally be subject to United States withholding tax at a rate of 30% of the gross amount, unless you are eligible for a reduced rate of withholding tax under an applicable income tax treaty and you provide proper certification of your eligibility for such reduced rate (usually on an IRS Form W-8BEN or Form W-8BEN-E). A distribution generally will constitute a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits as determined under the Code. Any distribution not constituting a dividend generally will be treated first as reducing your basis in your shares of common stock and, to the extent it exceeds your basis, as gain from the disposition of your shares of common stock treated as described under “Sale or Other Disposition of Common Stock or Warrants” below. The full amount of any distributions to you may, however, be subject to United States withholding tax unless the applicable withholding agent elects to withhold a lesser amount based on a reasonable estimate of the amount of the distribution that would be treated as a dividend. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “Sale or Other Disposition of Common Stock or Warrants” below), we will withhold at least 15% of any distribution that exceeds our current and accumulated earnings and profits as provided by the Code.

Dividends we pay to you that are effectively connected with your conduct of a trade or business within the United States (and, if certain income tax treaties apply, are attributable to a United States permanent establishment maintained by you) generally will not be subject to United States withholding tax if you comply with applicable certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to United States federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to United States persons. If you are a corporation, effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Exercise of Warrants

You generally will not be subject to U.S. federal income tax on the exercise of the warrants into shares of common stock. However, if a cashless exercise of warrants results in a taxable exchange, as described in “— U.S. Holders — Sale or Other Disposition, Exercise or Expiration of Warrants,” the rules described below under “Sale or Other Disposition of Common Stock or Warrants” would apply.

Sale or Other Disposition of Common Stock or Warrants

You generally will not be subject to United States federal income tax on any gain realized upon the sale, exchange or other disposition of our common stock (which would include a dissolution and liquidation in the event we do not consummate an initial business combination within the required timeframe) or warrants (including an expiration or redemption of our warrants), unless:

•        the gain is effectively connected with your conduct of a trade or business within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment you maintain);

•        you are an individual, you hold your shares of common stock or warrants as capital assets, you are present in the United States for 183 days or more in the taxable year of disposition and you meet other conditions, and you are not eligible for relief under an applicable income tax treaty; or

•        we are or have been a “United States real property holding corporation” for United States federal income tax purposes and, in the case where the shares of our common stock are regularly traded on an established securities market, you hold or have held, directly or indirectly, at any time within the shorter of the five-year period preceding disposition or your holding period for your shares of common stock or warrants, more than 5% of our common stock. Special rules may apply to the determination of the 5% threshold in the case of a holder of a warrant. You are urged to consult your own tax advisors regarding the effect of holding the warrants on the calculation of such 5% threshold. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of (1) the fair market value of our United States real property interests, (2) the fair market value of our non-United States real property interests and (3) the fair market value of any other of our assets which are used or held for use in our trade or business. Although we currently are not a United States real property holding corporation, we cannot determine whether we will be a United States real property holding corporation in the future until we consummate an initial business combination.

Gain that is effectively connected with your conduct of a trade or business within the United States generally will be subject to United States federal income tax, net of certain deductions, at the same rates applicable to United States persons. If you are a corporation, the branch profits tax also may apply to such effectively connected gain. If the gain from the sale or disposition of your shares of common stock or warrants is effectively connected with your conduct of a trade or business in the United States but under an applicable income tax treaty is not attributable to a permanent establishment you maintain in the United States, your gain may be exempt from United States tax under the treaty. If you are described in the second bullet point above, you generally will be subject to United States federal income tax at a rate of 30% on the gain realized, although the gain may be offset by some United States source capital losses realized during the same taxable year. If you are described in the third bullet point above, gain recognized by you on the sale, exchange or other disposition of shares of common stock or warrants will be subject to U.S. federal income tax on a net income basis at normal graduated U.S. federal income tax rates. In addition, a buyer of your shares of common stock or warrants may be required to withhold United States income tax at a rate of 15% of the amount realized upon such disposition.

If you convert your common stock into a right to receive cash as described in “Proposed Business — Effecting a Business Combination — Conversion Rights,” the conversion generally will be treated as a sale of common stock rather than as a dividend or distribution. The conversion will, however, be treated as a dividend or distribution and taxed as described in “Dividends and Distributions” if your percentage ownership in us (including shares that you are deemed to own under certain attribution rules, such as the shares into which the warrants are exercisable) after the conversion is not meaningfully reduced from what your percentage ownership was prior to the conversion. See the discussion in “— U.S. Holders — Sale or Other Disposition or Conversion of Common Stock.” You should consult your own tax advisor as to whether conversion of your common stock will be treated as a sale or as a dividend under the Code.

Constructive Dividends on Warrants

As discussed under “Dividend Policy” above, we do not anticipate that any dividends will be paid in the foreseeable future. If at any time during the period you hold warrants, however, we were to pay a taxable dividend to our stockholders and, in accordance with the anti-dilution provisions of the warrants, the conversion rate of the warrants were increased, that increase would be deemed to be the payment of a taxable dividend to you to the extent of our earnings and profits, notwithstanding the fact that you will not receive a cash payment. If the conversion rate is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make adjustments), such adjustments may also result in the deemed payment of a taxable dividend to you. Any resulting withholding tax attributable to deemed dividends would be collected from other amounts payable or distributable to you. You should consult your tax advisor regarding the proper treatment of any adjustments to the warrants.

Information Reporting and Backup Withholding

We must report annually to the IRS the amount of dividends or other distributions we may pay to you on your shares of common stock and the amount of tax we withhold on any such distributions regardless of whether withholding is required. The IRS may make copies of the information returns reporting those dividends and amounts withheld available to the tax authorities in the country in which you reside pursuant to the provisions of an applicable income tax treaty or exchange of information treaty.

The United States imposes backup withholding on dividends and certain other types of payments to United States persons. You will not be subject to backup withholding on dividends you receive on your shares of common stock if you provide proper certification (usually on an IRS Form W-8BEN or Form W-8BEN-E) of your status as a non-United States person or you are a corporation or one of several types of entities and organizations that qualify for exemption (an “exempt recipient”).

Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale of your shares of common stock or warrants outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if you sell your shares of common stock or warrants through a United States broker or the United States office of a foreign broker, the broker will be required to report to the IRS the amount of proceeds paid to you unless you provide appropriate certification (usually on an IRS Form W-8BEN or Form W-8BEN-E) to the broker of your status as a non-United States person or you are an exempt recipient. Information reporting also would apply if you sell your shares of common stock or warrants through a foreign broker deriving more than a specified percentage of its income from United States sources or having certain other connections to the United States.

Backup withholding is not an additional tax. Any amounts withheld with respect to your shares of common stock or warrants under the backup withholding rules will be refunded to you or credited against your United States federal income tax liability, if any, by the IRS provided that certain required information is furnished to the IRS in a timely manner.

Estate Tax

Common stock owned or treated as owned by an individual who is not a citizen or resident (as defined for United States federal estate tax purposes) of the United States at the time of his or her death, or by an entity the property of which is potentially includible in such an individual’s gross estate, will be included in the individual’s gross estate for United States federal estate tax purposes and therefore may be subject to United States federal estate tax unless an applicable estate tax treaty provides otherwise. The foregoing may also apply to warrants.

Unearned Income Medicare Tax

If you are a foreign estate or trust, you may be subject to the Medicare contribution tax described under “U.S. Holders — Unearned Income Medicare Tax” above. Non-U.S. holders should consult their tax advisors regarding the possible implications of the Medicare contribution tax on their investments in the units.

FATCA

A 30% withholding tax will be imposed on payments to certain foreign entities of U.S.-source dividends, unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied or an exemption has otherwise been established. Such withholding was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends beginning on January 1, 2019, but the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on gross proceeds. Such proposed regulations also delayed withholding on certain other payments received from other foreign financial institutions that are allocable, as provided for under final Treasury Regulations, to payments of U.S.-source dividends, and other fixed or determinable annual or periodic income. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. Potential investors should consult their tax advisors regarding the possible implications of this withholding tax on their investment in our securities.

UNDERWRITING

We are offering the units described in this prospectus through the underwriters named below. D. Boral Capital, division of Benchmark Investments, LLC, is acting as representative of the underwriters. We have entered into an underwriting agreement with the representative. Subject to the terms and conditions of the underwriting agreement, the underwriters have agreed to purchase, and we have agreed to sell to the underwriters, the number of units listed next to each of its name in the following table:

Underwriter	Number of Units
D. Boral Capital, LLC
Total	25,000,000

The underwriting agreement provides that the underwriters must buy all of the units if they buy any of them. However, the underwriters are not required to purchase the units covered by the option to purchase additional units as described below.

Our units are offered subject to a number of conditions, including:

•        receipt and acceptance of our units by the underwriters; and

•        the underwriters’ right to reject orders in whole or in part.

In connection with this offering, the underwriters or securities dealers may distribute prospectuses electronically.

Option To Purchase Additional Units

We have granted the underwriters an over-allotment option to buy up to an aggregate of 3,750,000 additional units. The underwriters have 45 days from the date of this prospectus to exercise this option. If the underwriters exercise this option, they will purchase additional units approximately in proportion to the amounts specified in the table above.

Underwriting Discount

Units sold by the underwriters to the public will initially be offered at the initial offering price set forth on the cover of this prospectus. Any units sold by the underwriters to securities dealers may be sold at a discount of up to $            per unit from the initial public offering price and the dealers may reallow a concession not in excess of $            per unit to other dealers. Sales of units made outside of the United States may be made by affiliates of the underwriters. After completion of this offering, if the underwriters still hold any units sold by us to them in this offering, the representative may change the offering price and the other selling terms. Upon execution of the underwriting agreement, the underwriters will be obligated to purchase the units at the prices and upon the terms stated therein.

The following table shows the per unit and total underwriting discount we will pay to the underwriters assuming both no exercise and full exercise of the underwriters’ over-allotment option to purchase up to 3,750,000 additional units.

	No Exercise	Full Exercise
Per Unit(1)	$0.06	0.06
Total	$1,500,000	1,725,000

____________

(1)      Includes $0.06 per unit or $1,500,000 (or $1,725,000 if the over-allotment option is exercised in full) in the aggregate payable to D. Boral Capital.

We have also agreed to pay all expenses relating to the offering, including actual accountable expenses of the representative not to exceed $100,000, which amount includes expenses for the representative’s legal counsel, road show expenses, and all reasonable out-of-pocket expenses of the Company, with the exception of the NASDAQ listing fees, the cost of which D. Boral Capital has agreed to reimburse the Company. In the event there is no closing, we have agreed to pay the representative all expenses relating to the offering, including actual accountable expenses of the representative not to exceed $75,000.

We estimate that the total expenses of the offering payable by us, not including the underwriting discount, will be approximately $[__________].

Representative’s Private Placement Warrants

Representative will receive one percent (1.0%) of the aggregate gross proceeds of the offering in the form of Private Placement Warrants at a price of $1.00 per Private Placement Warrant.

Rights of First Refusal

If, from the consummation of an initial business combination to twelve months thereafter, the Company determines to pursue any public or private equity offering, including any equity-linked financing (such as a forward purchase arrangement or similar type of equity line financing), then the representative shall have the right, but not the obligation, to act as lead underwriter, placement agent, book running manager or arranger, as the case may be, in connection with that financing.

Tail

Unless the engagement is terminated by the Company for any reason other than representative’s failure to proceed with preparations for the offering in good faith, if within twelve (12) months following the termination date of the engagement and/or the closing, if the Company completes any financing of equity, equity-linked or debt or other capital raising activity for itself or any other SPAC (other than the exercise by any person or entity of any options, warrants or other convertible securities) with any of the investors contacted by the representative during the engagement period, then the Company will pay to representative upon the closing of such financing $1,500,000.

Company Lock-Up Agreement

The Company will be subject to a lock-up period of 180 days following the closing of this offering during which it will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (iii) provide a forward purchase arrangement or similar type of equity line financing in connection with a Business Combination; (iv) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii), (iii), (iv) or (v) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including certain liabilities under the Securities Act. If we are unable to provide this indemnification, we have agreed to contribute to payments the underwriter may be required to make in respect of those liabilities.

NASDAQ Listing

We have applied to have our units listed on NASDAQ under the symbol “_______U” and, once the common stock, warrants and rights begin separate trading, under the symbols “_______,” “_______W” and “_______R,” respectively.

Price Stabilization, Short Positions

In connection with this offering, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of units during and after this offering, including:

•        stabilizing transactions;

•        short sales;

•        purchases to cover positions created by short sales;

•        imposition of penalty bids; and

•        syndicate covering transactions.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our units while this offering is in progress. Stabilization transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. These transactions may also include making short sales of our units, which involve the sale by the underwriters of a greater number of units than they are required to purchase in this offering and purchasing units on the open market to cover short positions created by short sales. Short sales may be “covered short sales,” which are short positions in an amount not greater than the underwriters’ option to purchase additional units referred to above, or may be “naked short sales,” which are short positions in excess of that amount.

The underwriters may close out any covered short position by either exercising their option, in whole or in part, or by purchasing units in the open market. In making this determination, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option.

Naked short sales are short sales made in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market that could adversely affect investors who purchased in this offering.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the representative of the underwriters a portion of the underwriting discount received by it because the representative has repurchased units sold by or for the account of that underwriter in stabilizing or short covering transactions.

These stabilizing transactions, short sales, purchases to cover positions created by short sales, the imposition of penalty bids and syndicate covering transactions may have the effect of raising or maintaining the market price of our units or preventing or retarding a decline in the market price of our units. As a result of these activities, the price of our units may be higher than the price that otherwise might exist in the open market. The underwriters may carry out these transactions on NASDAQ, in the over-the-counter market or otherwise. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the units. Neither we, nor the underwriters, make any representation that the underwriter will engage in these stabilization transactions or that any transaction, once commenced, will not be discontinued without notice.

Determination of Offering Price

Prior to this offering, there was no public market for our units. The initial public offering price will be determined by negotiation between us and the representative of the underwriters. The principal factors to be considered in determining the initial public offering price include:

•        the information set forth in this prospectus and otherwise available to the representative;

•        our history and prospects and the history and prospects for the industry in which we compete;

•        our past and present financial performance;

•        our prospects for future earnings and the present state of our development;

•        the general condition of the securities market at the time of this offering;

•        the recent market prices of, and demand for, publicly traded units of generally comparable companies; and

•        other factors deemed relevant by the underwriters and us.

Neither we nor the underwriters can assure investors that an active trading market will develop for our units, warrants or common stock or that the units will trade in the public market at or above the initial public offering price.

Affiliations

D. Boral Capital and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. D. Boral Capital and its affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may also make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

Additional Future Arrangements

Except as set forth above, we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering and have no present intent to do so. However, the underwriters may introduce us to potential target businesses or assist us in raising additional capital in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any underwriter and no fees for such services will be paid to any underwriter prior to the date that is 60 days from the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriter’s compensation in connection with this offering.

Electronic Distribution

A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by the underwriters participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of units for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

Selling Restrictions

Canada

Resale Restrictions

We intend to distribute our securities in the Province of Ontario, Canada (the “Canadian Offering Jurisdiction”) by way of a private placement and exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in such Canadian Offering Jurisdiction. Any resale of our securities in Canada must be made under applicable securities laws that will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Canadian resale restrictions in some circumstances may apply to resales of interests made outside of Canada. Canadian purchasers are advised to seek legal advice prior to any resale of our securities. We may never be a “reporting issuer”, as such term is defined under applicable Canadian securities legislation, in any province or territory of Canada in which our securities will be offered and there currently is no public market for any of the securities in Canada, and one may never develop. Canadian investors are advised that we have no intention to file a prospectus or similar document with any securities regulatory authority in Canada qualifying the resale of the securities to the public in any province or territory in Canada.

Representations of Purchasers

A Canadian purchaser will be required to represent to us and the dealer from whom the purchase confirmation is received that:

•        the purchaser is entitled under applicable provincial securities laws to purchase our securities without the benefit of a prospectus qualified under those securities laws;

•        where required by law, that the purchaser is purchasing as principal and not as agent;

•        the purchaser has reviewed the text above under Resale Restrictions; and

•        the purchaser acknowledges and consents to the provision of specified information concerning its purchase of our securities to the regulatory authority that by law is entitled to collect the information.

Rights of Action — Ontario Purchasers Only

Under Ontario securities legislation, certain purchasers who purchase a security offered by this prospectus during the period of distribution will have a statutory right of action for damages, or while still the owner of our securities, for rescission against us in the event that this prospectus contains a misrepresentation without regard to whether the purchaser relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for our securities. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for our securities. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which our securities were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of our securities as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

Enforcement of Legal Rights

A majority of our directors and officers as well as the experts named herein are located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All of our assets and the assets of those persons are located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Collection of Personal Information

If a Canadian purchaser is resident in or otherwise subject to the securities laws of the Province of Ontario, the Purchaser authorizes the indirect collection of personal information pertaining to the Canadian purchaser by the Ontario Securities Commission (the “OSC”) and each Canadian purchaser will be required to acknowledge and agree that the Canadian purchaser has been notified by us (i) of the delivery to the OSC of personal information pertaining to the Canadian purchaser, including, without limitation, the full name, residential address and telephone number of the Canadian purchaser, the number and type of securities purchased and the total purchase price paid in respect of the securities, (ii) that this information is being collected indirectly by the OSC under the authority granted to it in securities legislation, (iii) that this information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario, and (iv) that the title, business address and business telephone number of the public official in Ontario who can answer questions about the OSC’s indirect collection of the information is the Administrative Assistant to the Director of Corporate Finance, the Ontario Securities Commission, Suite 1903, Box 5520, Queen Street West, Toronto, Ontario, M5H 3S8, Telephone: (416) 593-8086, Facsimile: (416) 593-8252.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”) and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a “relevant member state”), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the “relevant implementation date”), an offer of units described in this prospectus may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the units that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of our units may be made to the public in that relevant member state at any time:

•        to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•        to fewer than 100, or, if the relevant member state has implemented the relevant provisions of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by the issuer for any such offer; or natural or legal persons (other than qualified investors as defined below) subject to obtaining the prior consent of the underwriter for any such offer; or

•        in any other circumstances that do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of units described in this prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For the purpose of this provision, the expression an “offer to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the PD 2010 Amending Directive to the extent implemented by the relevant member state) and includes any relevant implementing measure in each relevant member state, and the expression 2010 PD Amending Directive means Directive 2010/73/EU.

We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriters, is authorized to make any further offer of the units on behalf of us or the underwriters.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as a “relevant person”). The units are only available to, and any invitation, offer or agreement to purchase or otherwise acquire such units will be engaged in only with, relevant persons. This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in France

Neither this prospectus nor any other offering material relating to the units described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the units has been or will be:

•        released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•        used in connection with any offer for subscription or sale of the units to the public in France.

Such offers, sales and distributions will be made in France only:

•        to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restraint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•        to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•        in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The units may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

The units may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the units may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to units which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The units have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the units may not be circulated or distributed, nor may the units be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the units are subscribed or purchased under Section 275 of the SFA by a relevant person that is:

•        a corporation (which is not an accredited investor (as defined in Section 14A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, or

•        a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

•        to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•        where no consideration is or will be given for the transfer; or

•        where the transfer is by operation of law.

LEGAL MATTERS

Loeb & Loeb LLP is acting as our counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered in this offering. Lucosky Brookman LLP advised the underwriters in connection with the offering of the securities.

EXPERTS

The financial statements of Iron Horse Acquisitions Corp. II at November 30, 2024 and for the period from November 26, 2024 (inception) through November 30, 2024 included in this prospectus have been audited by MaloneBailey, LLP, independent registered public accounting firm, as set forth in their report, thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Iron Horse Acquisitions Corp. II to continue as a going concern, as described in Note 1 to the financial statements), appearing elsewhere in this prospectus, and are included in reliance on such report given upon such firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon effectiveness of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.

IRON HORSE ACQUISITIONS CORP. II
INDEX TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of
Iron Horse Acquisitions Corp. II

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Iron Horse Acquisitions Corp. II (the “Company”) as of November 30, 2024, and the related statements of operations, stockholder’s deficit, and cash flows for the period from November 26, 2024 (inception) through November 30, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of November 30, 2024, and the results of its operations and its cash flows for the period from November 26, 2024 (inception) through November 30, 2024, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company’s auditor since 2024.

Houston, Texas

January 17, 2025

IRON HORSE ACQUISITIONS CORP. II
BALANCE SHEET
AS OF NOVEMBER 30, 2024

ASSETS
Deferred offering costs	15,000
TOTAL ASSETS	$15,000

LIABILITIES AND STOCKHOLDER’S DEFICIT
CURRENT LIABILITIES
Accrued expenses	$1,275
Promissory note – related party	15,000
TOTAL CURRENT LIABILITIES	16,275

Commitments and contingencies (Note 5)

STOCKHOLDER’S DEFICIT
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Common stock, $0.0001 par value; 50,000,000 shares authorized, 12,321,429 shares issued and outstanding as of November 30, 2024(1)	1,232
Stock subscription receivable	(25,000)
Additional paid-in capital	23,768
Accumulated deficit	(1,275)
TOTAL STOCKHOLDER’S DEFICIT	(1,275)
TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	$15,000

____________

(1)      This number includes an aggregate of 1,607,143 shares of common stock subject to forfeiture by the initial stockholder to the extent that the underwriters’ over-allotment option is not exercised in full. (Note 6)

The accompanying notes are an integral part of these financial statements.

IRON HORSE ACQUISITIONS CORP. II
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM NOVEMBER 26, 2024 (INCEPTION) THROUGH NOVEMBER 30, 2024

General, formation and operational costs	$1,275
Net loss	$(1,275)
Weighted average shares outstanding, basic and diluted(1)	10,714,286
Basic and diluted net loss per common stock	$(0.00)

____________

(1)      Excludes an aggregate of 1,607,143 shares of common stock subject to forfeiture by the initial stockholder to the extent that the underwriters’ over-allotment option is not exercised in full. (Note 6)

The accompanying notes are an integral part of these financial statements.

IRON HORSE ACQUISITIONS CORP. II
STATEMENT OF CHANGES IN STOCKHOLDER’S DEFICIT
FOR THE PERIOD FROM NOVEMBER 26, 2024 (INCEPTION) THROUGH NOVEMBER 30, 2024

	Common Stock		Stock Subscription Receivable from Stockholder	Additional Paid-in Capital	Accumulated Deficit	Total Stockholder’s Deficit
	Shares	Amount
Balance at November 26, 2024 (Inception)	—	$—	$—	$—	$—	$—
Common stock issued to initial stockholder(1)	12,321,429	1,232	(25,000)	23,768	—	—
Net loss	—	—	—	—	(1,275)	(1,275)
Balance at November 30, 2024	12,321,429	$1,232	$(25,000)	$23,768	$(1,275)	$(1,275)

____________

(1)      This number includes an aggregate of 1,607,143 shares of common stock subject to forfeiture by the initial stockholder to the extent that the underwriters’ over-allotment option is not exercised in full. (Note 6)

The accompanying notes are an integral part of these financial statements.

IRON HORSE ACQUISITIONS CORP. II
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM NOVEMBER 26, 2024 (INCEPTION) THROUGH NOVEMBER 30, 2024

Cash flow from operating activities:
Net loss	$(1,275)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in current assets and liabilities:
Accrued expenses	1,275
Net cash used in operating activities	—

Net Change in Cash	—
Cash at beginning of period	—
Cash at end of period	$—

Supplemental disclosure of non-cash financing activities:
Payment of offering costs by the Sponsor	$15,000
Common stock issued in exchange for subscription stock receivable	$25,000

The accompanying notes are an integral part of these financial statements.

IRON HORSE ACQUISITIONS CORP. II
NOTES TO FINANCIAL STATEMENTS
NOVEMBER 30, 2024

Note 1 — Organization, Plan of Business Operations and Going Concern Consideration

Iron Horse Acquisitions Corp. II (the “Company”) was incorporated in Delaware on November 26, 2024 as a blank check company for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination, one or more businesses or entities (a “Business Combination”). The Company’s efforts to identify a prospective target business will not be limited to a particular industry or geographic region although it intends to initially focus on target companies within the media and entertainment industry with a primary focus on the United States, and in particular on identifying attractive targets among content studios and film production, family entertainment, animation, music, gaming, e-sports, talent management, and talent-facing brands and businesses.

As of November 30, 2024, the Company had not yet commenced any operations. All activity from November 26, 2024 (inception) through November 30, 2024 relates to the Company’s formation and the proposed public offering described below. The Company has selected November 30 as its fiscal year-end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of up to 25,000,000 units at $10.00 per unit (or 28,750,000 units if the underwriters’ over-allotment option is exercised in full) (“Units”), which is discussed in Note 3 (“Proposed Public Offering”). Simultaneously with the consummation of the Proposed Public Offering, Bengochea SPAC Sponsors II LLC (the “Sponsor”) will commit that it and/or its designees will purchase 4,580,000 warrants in a private placement at a price of $1.00 per warrant for an aggregate purchase price of $4,580,000 (or 4,805,000 private warrants for an aggregate purchase price of $4,805,000 if the underwriters’ over-allotment option is exercised in full) (“Private Warrants”). All of the proceeds the Company receives from the sale of Private Warrants will be used to fund operating expenses prior to a potential merger transaction and will not be placed in the trust account described below. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the sale of Private Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company intends to apply to have the Units listed on the Nasdaq Global Market (“NASDAQ”). Pursuant to the NASDAQ listing rules, the Company’s initial Business Combination must be with a target business or businesses whose collective fair market value is at least equal to 80% of the balance in the trust account at the time of the execution of a definitive agreement for such Business Combination (net of taxes payable and deferred underwriting commissions), although this may entail simultaneous acquisitions of several target businesses. There is no assurance that the Company will be able to effect a Business Combination successfully.

Upon the closing of the Proposed Public Offering, management has agreed that certain of the proceeds from the Units sold in the Proposed Public Offering, will be held in a United States-based trust account (“Trust Account”) and held as cash items or invested in United States government treasury bills, bonds or notes, having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act until the earlier of (i) the consummation of the Company’s initial Business Combination (ii) the redemption of any shares of common stock included in the Units being sold in the Proposed Public Offering that have been properly tendered in connection with a stockholder vote to amend the Company’s certificate of incorporation to modify the substance or timing of its obligation to redeem 100% of such shares of common stock if it does not complete the Initial Business Combination within 24 months from the closing of the Proposed Public Offering; and (iii) the Company’s failure to consummate a Business Combination within the prescribed time. If the Company is unable to consummate an initial business combination within such time period, the Company will redeem 100% of its outstanding public shares for a pro rata portion of the funds held in the trust account, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to the Company for taxes (and less up to $100,000 of interest which can be used for liquidation expenses), divided by the number of then outstanding public shares, subject to applicable law and as further described herein, and then seek to dissolve and liquidate. Placing funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, service providers, prospective target businesses or other entities it engages, execute agreements with the Company waiving any claim of any kind in or to any monies held in the Trust Account, there is no guarantee that such persons will execute such agreements.

IRON HORSE ACQUISITIONS CORP. II
NOTES TO FINANCIAL STATEMENTS
NOVEMBER 30, 2024

Note 1 — Organization, Plan of Business Operations and Going Concern Consideration (cont.)

The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Additionally, certain interest earned on the Trust Account balance may be released to the Company to pay the Company’s tax obligations.

The Company, after signing a definitive agreement for the acquisition of a target business, is required to provide stockholders who acquired shares of common stock sold as part of the units in this offering (“Public Shares”) in the Proposed Public Offering (“Public Stockholders”) with the opportunity to convert their Public Shares for a pro rata share of the Trust Account. The holders of the Founder Shares will agree to vote any shares they then hold in favor of any proposed Business Combination and will waive any conversion rights with respect to these shares pursuant to letter agreements to be executed prior to the Proposed Public Offering.

In connection with any proposed Business Combination, the Company will seek stockholder approval of an initial Business Combination at a meeting called for such purpose at which Public Stockholders may seek to convert their Public Shares, regardless of whether they vote for or against the proposed Business Combination. Alternatively, the Company may conduct a tender offer and allow conversions in connection therewith. If the Company seeks stockholder approval of an initial Business Combination, any Public Stockholder voting either for or against such proposed Business Combination or not voting at all will be entitled to demand that his Public Shares be converted into a full pro rata portion of the amount then in the Trust Account (initially $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company or necessary to pay its taxes). Holders of warrants sold as part of the Units will not be entitled to vote on the Proposed Business Combination and will have no conversion or liquidation rights with respect to the shares of common stock underlying such warrants.

If the Company is unable to complete its initial Business Combination and expends all of the net proceeds from the sale of the Private Warrants not deposited in the Trust Account, without taking into account any interest earned on the Trust Account, the Company expects that the initial per-share redemption price for common stock will be $10.00. The proceeds deposited in the Trust Account could, however, become subject to claims of the Company’s creditors that are in preference to the claims of the Company’s stockholders. In addition, if the Company is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in its bankruptcy estate and subject to the claims of third parties with priority over the claims of the Company’s common stockholders. Therefore, the actual per-share redemption price may be less than approximately $10.00.

Going Concern Consideration

As of November 30, 2024, the Company had no cash and a working capital deficit of $16,275 (excluding deferred offering costs). The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management plans to address this uncertainty through a Proposed Public Offering as discussed in Note 3. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful within the Combination Period. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Risks and Uncertainties

The United States and global markets are experiencing volatility and disruption following the geopolitical instability resulting from the ongoing Russia-Ukraine conflict and the recent escalation of the Israel-Hamas conflict. In response to the ongoing Russia-Ukraine conflict, the North Atlantic Treaty Organization (“NATO”) deployed additional military forces to eastern Europe, and the United States, the United Kingdom, the European Union and other countries have announced various sanctions and restrictive actions against Russia, Belarus and related individuals and entities, including the removal of certain financial institutions from the Society for Worldwide Interbank Financial Telecommunication (SWIFT) payment system. Certain countries, including the United States, have also provided and may continue to provide military aid or other assistance to Ukraine and to Israel, increasing geopolitical tensions

IRON HORSE ACQUISITIONS CORP. II
NOTES TO FINANCIAL STATEMENTS
NOVEMBER 30, 2024

Note 1 — Organization, Plan of Business Operations and Going Concern Consideration (cont.)

among a number of nations. The invasion of Ukraine by Russia and the escalation of the Israel-Hamas conflict and the resulting measures that have been taken, and could be taken in the future, by NATO, the United States, the United Kingdom, the European Union, Israel and its neighboring states and other countries have created global security concerns that could have a lasting impact on regional and global economies. Although the length and impact of the ongoing conflicts are highly unpredictable, they could lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions and increased cyber-attacks against U.S. companies. Additionally, any resulting sanctions could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets.

Any of the above-mentioned factors, or any other negative impact on the global economy, capital markets or other geopolitical conditions resulting from the Russian invasion of Ukraine, the escalation of the Israel-Hamas conflict and subsequent sanctions or related actions, could adversely affect the Company’s search for an initial Business Combination and any target business with which the Company may ultimately consummate an initial Business Combination.

Note 2 — Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the

IRON HORSE ACQUISITIONS CORP. II
NOTES TO FINANCIAL STATEMENTS
NOVEMBER 30, 2024

Note 2 — Significant Accounting Policies (cont.)

estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near-term due to one or more future confirming events. Accordingly, the actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. As of November 30, 2024, there were no cash or cash equivalents.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Income Taxes

The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized. Deferred tax assets were deemed to be de minimus at November 30, 2024.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company is required to file income tax returns in the United States (federal) and in various state and local jurisdictions. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. Since the Company was incorporated on November 26, 2024, the evaluation was performed for the upcoming 2025 tax year, which will be the only period subject to examination. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

The Company’s policy for recording interest and penalties associated with audits is to record such expense as a component of income tax expense. There were no amounts accrued for penalties or interest as of November 30, 2024. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position.

The provision for income taxes was deemed to be de minimis for the for the period from November 26, 2024 (inception) through November 30, 2024.

Net Loss per Common stock

Net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period, excluding shares of common stock subject to forfeiture. Weighted average shares were reduced for the effect of an aggregate of 1,607,143 shares of common stock that are subject to forfeiture if the over-allotment option is not exercised by the underwriters (see Note 6). At November 30, 2024, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.

IRON HORSE ACQUISITIONS CORP. II
NOTES TO FINANCIAL STATEMENTS
NOVEMBER 30, 2024

Note 2 — Significant Accounting Policies (cont.)

Deferred Offering Costs

The Company complies with the requirements of the ASC 340-10-S99 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering”. Deferred offering costs consist of underwriting, legal, accounting and other expenses incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to stockholders’ equity upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

Redeemable Share Classification

The Company’s common stock that will be sold as part of the Units in the Proposed Public Offering (“public common stock”) contain a redemption feature which allows for the redemption of such public shares in connection with the Company’s liquidation, or if there is a stockholder vote or tender offer in connection with the Company’s initial business combination. In accordance with ASC 480-10-S99, the Company classifies public common stock subject to redemption outside of permanent equity as the redemption provisions are not solely within the control of the Company. The public common stock sold as part of the Units in the Proposed Public Offering will be issued with other freestanding instruments (i.e., Public Warrants) and as such, the initial carrying value of public common stock classified as temporary equity will be the allocated proceeds determined in accordance with ASC 470-20. The public common stock are subject to ASC 480-10-S99 and are currently not redeemable as the redemption is contingent upon the occurrence of events mentioned above. According to ASC 480-10-S99-15, no subsequent adjustment is needed if it is not probable that the instrument will become redeemable.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with FASB ASC Topic 815, “Derivatives and Hedging”. Derivative instruments are initially recorded at fair value on the grant date and re-valued at each reporting date, with changes in the fair value reported in the statement of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative assets and liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instruments could be required within 12 months of the balance sheet date.

The over-allotment option is deemed to be a freestanding financial instrument indexed on the contingently redeemable shares and will be accounted for as a liability pursuant to ASC 480.

Warrant Instruments

The Company will account for the Public Warrants and Private Warrants to be issued in connection with the Proposed Public Offering and the private placement in accordance with the guidance contained in FASB ASC Topic 815 “Derivatives and Hedging”, whereby under that provision, the warrants that do not meet the criteria for equity treatment must be recorded as liability. Accordingly, the Company evaluated and will classify the warrant instrument under equity treatment at its assigned value. There are no Public or Private Warrants currently outstanding as of November 30, 2024.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

IRON HORSE ACQUISITIONS CORP. II
NOTES TO FINANCIAL STATEMENTS
NOVEMBER 30, 2024

Note 3 — Proposed Public Offering

The Proposed Public Offering calls for the Company to offer for public sale up to 25,000,000 Units at a proposed offering price of $10.00 per Unit. In addition, the Company has granted the underwriters a 45-day option to purchase up to an additional 3,750,000 Units at a price of $10.00 per Unit, solely to cover over-allotments, if any. Each Unit consists of one share of the Company’s common stock, $0.0001 par value, one-half redeemable warrant (the “Warrants”), and one right to one-eighth (1/8) of one share of common stock upon the consummation of the Company’s initial business combination, so you must hold rights in multiples of 8 in order to receive shares for all of your rights upon closing of a combination. Each Warrant offered in the Proposed Public Offering is exercisable to purchase one share of the Company’s common stock at an exercise price of $11.50.

Each Warrant will become exercisable 30 days after the completion of the Company’s initial Business Combination and will expire the earlier to occur of (i) five years after the completion of the Company’s Business Combination, (ii) the redemption date and (iii) the liquidation of the Trust Account. However, if the Company does not complete its initial Business Combination on or prior to the 24 month period allotted to complete the Business Combination, the Warrants will expire at the end of such period. If the Company is unable to deliver registered shares of common stock to the holder upon exercise of the Warrants during the exercise period, there will be no net cash settlement of these Warrants and the Warrants will expire worthless, unless they may be exercised on a cashless basis in the circumstances described in the warrant agreement. Once the warrants become exercisable, the Company may redeem the outstanding warrants in whole and not in part at a price of $0.01 per warrant upon a minimum of 30 days’ prior written notice of redemption, only in the event that the last sale price of the Company’s shares of common stock equals or exceeds $18.00 per share for any 20 trading days within the 30-trading day period commencing at any time after the shares underlying the warrants have become exercisable and ending on the third trading day before the Company sends the notice of redemption to the warrant holders.

Note 4 — Private Placement Warrants

The Sponsor will commit to purchase 4,580,000 Private Warrants (or 4,805,000 Private Warrants if the underwriter’s over-allotment option is exercised in full) at $1.00 per warrant, for an aggregate purchase price of $4,580,000 (or $4,805,000 if the underwriter’s over-allotment option is exercised in full) from the Company. These purchases will take place simultaneously with the consummation of the Proposed Public Offering. All of the proceeds received from the sale of the Private Warrants will be used to fund operating costs of the Company in advance of a Business Combination and will not be placed in the Trust Account. The Private Warrants will be identical to the warrants sold as a part of the Units being offered in the Proposed Public Offering. The holders have agreed not to transfer, assign or sell any of the Private Warrants or underlying securities (except to certain permitted transferees) until the completion of the initial Business Combination.

Note 5 — Commitments and Contingencies

Registration Rights

The holders of the Founders Shares issued and outstanding, as well as the holders of the private warrants and any warrants the initial stockholders, officers, directors or their affiliates may be issued in payment of working capital loans made to the Company (and all underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of the Proposed Public Offering. The holders of a majority of these securities are entitled to make up to two demands that the Company register such securities. The holders of the majority of the Founders Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the private warrants and warrants issued to our initial stockholders, officers, directors or their affiliates in payment of working capital loans made to the Company (or underlying securities) can elect to exercise these registration rights at any time after the Company consummates a Business Combination. Notwithstanding anything to the contrary,

IRON HORSE ACQUISITIONS CORP. II
NOTES TO FINANCIAL STATEMENTS
NOVEMBER 30, 2024

Note 5 — Commitments and Contingencies (cont.)

D. Boral Capital may only make a demand on one occasion and only during the five-year period beginning on the effective date of the registration statement of which this prospectus forms a part. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination; provided, however, that D. Boral Capital may participate in a “piggy-back” registration only during the seven-year period beginning on the effective date of the Proposed Public Offering. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company has granted the underwriters a 45-day option from the date of Proposed Public Offering to purchase up to 3,750,000 additional Units to cover over-allotments, if any, at the Proposed Public Offering price less the underwriting discounts and commissions.

The underwriters will be entitled to a cash underwriting discount of 0.60% of the gross proceeds of the Proposed Public Offering, or $1,500,000 (or up to $1,725,000 if the underwriters’ over-allotment is exercised in full), payable upon the closing of the Proposed Public Offering.

Note 6 — Related Party Transactions

Founder’s Shares

On November 29, 2024, the Company issued an aggregate of 12,321,429 shares of common stock (the “Founder Shares”) for an aggregate purchase price of $25,000. As of November 30, 2024, the $25,000 had not been received for the issuance of the Founder Shares and it is presented as a subscription receivable on the equity statement. Subsequently on December 27, 2024, the Company received the $25,000 for the Founder Shares. The Founder Shares include an aggregate of up to 1,607,143 shares subject to forfeiture by the holders to the extent that the underwriters’ over-allotment is not exercised in full or in part, so that the holders will collectively own 20% of the Company’s issued and outstanding shares after the Proposed Public Offering (assuming the initial stockholders do not purchase any Public Shares in the Proposed Public Offering. The holders of the Founder Shares will agree not to transfer, assign or sell any of the Founder Shares (except to certain permitted transferees) until (i) 180 days after the completion of a Business and (ii) if, subsequent to a Business Combination, the Company completes a liquidation, merger, share exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their common stock for cash, securities or other property.

Promissory Note — Related Party

On November 29, 2024, the Company entered into a promissory note with the Sponsor in which the Sponsor may loan the Company up to $300,000. The promissory note is non-interest bearing, and due the earlier of June 30, 2025 or the date with the Company consummates the Proposed Public Offering. As of November 30, 2024, the Company owes $15,000 under the promissory note.

Administrative Service Agreement

The Company presently occupies office space provided by an entity controlled by Bengochea SPAC Sponsors II LLC. Such entity will agree that until the Company consummates a Business Combination, it will make such office space, as well as general and administrative services including utilities and administrative support, available to the Company as may be required by the Company from time to time. The Company will agree to pay $50,000 per month to our sponsor to cover, among other things, costs of office space and shared personnel support, certain PR, administrative, support and other services, and potential compensation payable to officers of, and consultants to, the sponsor (including, but not limited to, individuals who are officers of both our sponsor and the Company, such as up to $45,000 per month to our Chief Executive Officer) for assistance with our search for a target business. We will cease paying these monthly fees 24 months from the date of the close of this offering.

IRON HORSE ACQUISITIONS CORP. II
NOTES TO FINANCIAL STATEMENTS
NOVEMBER 30, 2024

Note 6 — Related Party Transactions (cont.)

Working Capital Loans

In order to finance transaction costs in connection with a Business Combination, the Initial Stockholders, the Sponsor, the Company’s officers and directors or their affiliates may, but are not obligated to, loan the Company funds from time to time or at any time, as may be required (“Working Capital Loans”). Each Working Capital Loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at holder’s discretion, if there are excess proceeds, upon consummation of this offering. In the event that the initial Business Combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts, but no proceeds from our Trust Account would be used for such repayment. These loans would be repaid at completion of the initial Business Combination. As of November 30, 2024, no Working Capital Loans were outstanding.

Note 7 — Stockholders’ Equity

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s board of directors. As of November 30, 2024, there are no shares of preferred stock issued and outstanding.

Common Stock

The Company is authorized to issue 50,000,000 shares of common stock with a par value of $0.0001 per share. As of November 30, 2024, 12,321,429 shares of common stock were issued and outstanding. The issued and outstanding shares includes 1,607,143 of which are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full so that the holders of the Founder Shares will represent approximately 20% of the issued and outstanding common stock after the Proposed Public Offering (assuming they do not purchase any units in this offering). All of these shares will be placed into an escrow account on the closing of the Proposed Public Offering. Subject to certain limited exceptions, these shares will not be transferred, assigned, sold, or released from escrow for a period ending on the 180-day anniversary of the date of the consummation of the initial business combination, or earlier if, subsequent to the initial business combination, the Company consummates a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Rights

Each holder of a right will receive one-eighth (1/8) of one share of common stock upon consummation of a Business Combination, even if the holder of such right redeemed all shares held by it in connection with a Business Combination. No fractional shares will be issued upon exchange of the rights. No additional consideration will be required to be paid by a holder of rights in order to receive its additional shares upon consummation of a Business Combination as the consideration related thereto has been included in the unit purchase price paid for by investors in the Proposed Public Offering. If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the shares of common stock will receive in the transaction on an as-converted into common stock basis and each holder of a right will be required to affirmatively convert its rights in order to receive one-eighth (1/8) of one share underlying each right (without paying additional consideration).

Additionally, in no event will the Company be required to net cash settle the rights. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such rights. Accordingly, the rights may expire worthless.

IRON HORSE ACQUISITIONS CORP. II
NOTES TO FINANCIAL STATEMENTS
NOVEMBER 30, 2024

Note 7 — Stockholders’ Equity (cont.)

Warrants

Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable commencing on the later of: (i) one (1) year after the date that the registration statement for the Offering is declared effective by the SEC and (ii) the consummation by the Company of a Business Combination; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company has agreed that as soon as practicable, after the closing of the Business Combination, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the common stock issuable upon exercise of the Public Warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the public warrant agreement. Notwithstanding the foregoing, if the Company’s common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under the Securities Act, the Company, at its option, may require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement. The Public Warrants will expire five years after the completion of the Business Combination or earlier upon the Company’s redemption or liquidation.

The Company may redeem the Public Warrants:

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

•        if, and only if, the last reported sale price (the “closing price”) of common stock equals or exceeds $18.00 per share (as adjusted) for any 20 trading days within a 30-trading day period commencing at any time after the shares underlying the warrants have become exercisable and ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

The Company will not redeem the Public Warrants as described above unless a registration statement under the Securities Act covering the common stock issuable upon exercise of the Public Warrants is then effective and a current prospectus relating to those common stock is available throughout the 30-day redemption period. Any such exercise would not be on a cashless basis and would require the exercising warrant holder to pay the exercise price for each Public Warrant being exercised.

The Warrants to be issued in the Private Placement (“Private Placement Warrants”) will be identical to the Public Warrants, except that the Private Placement Warrants and the common stock issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or saleable until 30 days after the completion of the Business Combination, subject to certain limited exceptions.

In no event will the Company be required to net cash settle any warrant. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless. As of November 30, 2024, there were no warrants outstanding.

Note 9 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date the financial statements were issued. Based on this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

25,000,000 Units

Iron Horse Acquisitions Corp. II

______________________________

PRELIMINARY PROSPECTUS

_______________________________

Book-Running Manager

D. Boral Capital

Until          , 2025 (25 days after the date of this prospectus), all dealers that buy, sell or trade our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

SEC/FINRA expenses	$90,000
Accounting fees and expenses	130,000
Printing and engraving expenses	50,000
Legal fees and expenses	425,000
Stock exchange listing and filing fees	85,000
Miscellaneous	100,000
Total	$880,000

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)     A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)     A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)     To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)    Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)     Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)     The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g)     A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)    For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)     For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)     The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)    The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Eighth of our certificate of incorporation provides:

“The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriter and the Underwriter has agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

We will enter into indemnification agreements with each of our officers and directors a form of which is to be filed as an exhibit to this Registration Statement. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

(a)     During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Stockholders	Number of Shares
Bengochea SPAC Sponsors II LLC	12,321,429

Such shares were issued in November 2024 in connection with our organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act as the shares were sold to an accredited investor. The shares issued were sold for an aggregate offering price of $25,000 at an average purchase price of approximately $0.002 per share.

The Company’s sponsor has also committed that it and/or its designees will purchase 4,580,000 private warrants (or up to 4,805,000 private units if the underwriter’s over-allotment option is exercised in full) for $1.00 per private warrant or $4,580,000 (or up to $4,805,000 if the underwriter’s over-allotment option is exercised in full). This purchase will take place on a private placement basis simultaneously with the consummation of the initial public offering. These issuances will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

No underwriting discounts or commissions were paid with respect to such sales.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.
3.1	Certificate of Incorporation.
3.2	Form of Amended and Restated Certificate of Incorporation.
3.3	Bylaws.
4.1	Specimen Unit Certificate.
4.2	Specimen Common Stock Certificate.
4.3	Specimen Warrant Certificate.
4.4	Specimen Rights Certificate.
4.5	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.
4.6	Form of Rights Agreement between Continental Stock Transfer & Trust Company and the Registrant.
5.1*	Opinion of Loeb & Loeb LLP.
10.1	Form of Letter Agreement from each of the Registrant’s officers, directors and initial stockholders.
10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.3	Promissory Note.
10.4	Form of Registration Rights Agreement.
10.5.1	Form of Subscription Agreement for private warrants by initial stockholders.
10.5.2*	Form of Subscription Agreement for private warrants by D. Boral Capital.
10.6	Form of Stock Escrow Agreement.
10.7	Form of Administrative Services Agreement.
10.8	Form of Indemnification Agreement.
10.9	Subscription Agreement between the Registrant and Bengochea SPAC Sponsors II LLC Founder Shares.
14	Code of Ethics.
23.1	Consent of MaloneBailey, LLP.
23.2*	Consent of Loeb & Loeb LLP (included in Exhibit 5.1).
23.3	Consent of Melissa Escobar
23.4	Consent of Tarron Hecox
23.5	Consent of Dr. Constantino Mendieta
24	Power of Attorney (included on signature page of this Registration Statement).
99.1	Audit Committee Charter.
99.2	Compensation Committee Charter.
99.3	Nominating and Corporate Governance Committee Charter.
107	Registration fee table.

____________

+        Previously filed.

*        To be filed.

ITEM 17.  UNDERTAKINGS.

(a)     The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.       To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)     That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)    The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 17th day of January, 2025.

IRON HORSE ACQUISITIONS CORP. II
By:	/s/ Jose Bengochea
Name:	Jose A. Bengochea
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jose Bengochea his/her true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including pre- and post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Jose Bengochea	Chief Executive Officer	January 17, 2025
Jose Bengochea	(Principal Executive Officer) and Chairman of the Board
/s/ William Caragol	Chief Financial Officer and Director	January 17, 2025
William Caragol	(Principal Financial and Accounting Officer)
/s/ Tarron Hecox	Director	January 17, 2025
Tarron Hecox
/s/ Melissa Escobar	Director	January 17, 2025
Melissa Escobar
/s/ Constantino Mendieta	Director	January 17, 2025
Dr. Constantino Mendieta